As filed with the Securities and Exchange Commission on January 13, 2012
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RACKWISE, INC.
(Exact name of registrant as specified in its charter)

Nevada	7372	26-3439890
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 California Street, Suite 2450
San Francisco, CA  94111
(415) 946-8947
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Guy A. Archbold
Rackwise, Inc.
101 California Street, Suite 2450
San Francisco, CA  94111
(415) 946-8947
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Copy to:
Adam S. Gottbetter
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
(212) 400-6900

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Shares(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	40,803,384 shares	$1.03	$42,027,486	$4,817
(1)
Consists of 28,580,454 issued and outstanding shares of the registrant’s common stock and 12,222,930 shares of common stock underlying presently exercisable common stock purchase warrants.  This registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock as reported by the OTC Bulletin Board on January 9, 2012. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 13, 2012

RACKWISE, INC.

Prospectus

40,803,384 Shares

Common Stock

This prospectus relates to the sale of up to 40,803,384 issued and outstanding shares of our common stock, par value $0.0001 per share, by the selling stockholders of Rackwise, Inc., a Nevada corporation, listed in this prospectus.  28,580,454 of the shares are presently issued and outstanding and 12,222,930 of the shares are issuable upon exercise of presently exercisable common stock purchase warrants.  The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

We are registering the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders.  The distribution of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is traded on the OTC Bulletin Board under the symbol “RACK”. On January 12, 2012, the last reported sale price for our common stock was $1.03 per share.

Investing in our common stock involves a high degree of risk.  Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 7 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated ____________, 2012.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our consolidated financial statements and the accompanying notes to the consolidated financial statements.

Unless the context indicates otherwise, all references in this registration statement to “Rackwise” “the Company,” “we,” “us” and “our” refer to Rackwise, Inc. and its subsidiaries.

Overview

We are a software development, sales and marketing company within the markets of IT infrastructure, data center monitoring, management and optimization, data center cost efficiency and green data centers.  Our executive offices are currently located in San Francisco, California. We currently have sales and marketing offices in Los Angeles California and Las Vegas, Nevada and a software development and data center in the Research Triangle Park in Raleigh, North Carolina.  We are in the process of relocating our executive offices to Folsom, California, consolidating our sales offices and expanding our software development center.

Our flagship Data Center Management (DCM) software product, Rackwise®, is used by over 130 companies worldwide to track, manage, plan, optimize and provide cost analysis of IT infrastructure.  Our product is a multi-layered software that provides a suite of solutions to managing the multiple dimensions of a company’s IT infrastructure, including power consumption, power efficiency, carbon footprint, green grid and density requirements.  Our product provides the functionality for optimizing a data center by locating servers with low CPU utilization, recognizing top power/space/heat consumption devices, and correlating those devices to the applications and business services they support.  This improved reporting allows a company to plan data center expansions and reductions and equipment usage more energy efficiently and cost effectively.

As reflected in our financial statements for the years ended December 31, 2010 and 2009, we have generated significant losses, which raise substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2010 and 2009 on the accompanying financial statements describing conditions that raised substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in the Company.

Subsequently, in November 2011, we completed in a private placement offering pursuant to which we sold an aggregate of approximately 20,311,000 units of our securities at a price of $0.25 per unit for gross proceeds of approximately $5,078,000.  In January 2012, we completed another private placement offering pursuant to which we sold an aggregate of approximately 8,269,000 units of our securities at a price of $0.375 per unit for gross proceeds of approximately $3,101,000.  With the proceeds from these offerings, we believe that we have enough cash on hand to sustain our operations for a period of not less than twelve months.  However, if we are unable to execute our business plan and reach the planned amount of revenues, we may require additional capital to meet our financial commitments and to continue to execute our business plan, build our operations and become profitable.

We were incorporated under the name MIB Digital, Inc., in Florida on September 23, 2009, to develop and operate an advertising and subscription supported content management platform.  On August 24, 2010, pursuant to an agreement and plan of merger with our special purpose wholly-owned subsidiary Cahaba Pharmaceuticals, Inc., a Nevada corporation, we merged with and into Cahaba Pharmaceuticals, Inc., with Cahaba Pharmaceuticals, Inc. as the surviving corporation.  The purpose of the merger was to re-domicile the Company from Florida to Nevada, to change its name and to effect a recapitalization.  Cahaba Pharmaceuticals, Inc. was incorporated on August 20, 2010, for the sole purpose of effecting the merger, with an authorized capital stock of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.  In the merger, each share of common stock, par value $0.0001 per share, of MIB Digital, Inc. was automatically converted into eight and one-third (8⅓) shares of common stock, par value $0.0001 per share, of Cahaba Pharmaceuticals, Inc.

On July 8, 2011, in anticipation of a business combination with Visual Network Design, Inc. d/b/a Rackwise, a Delaware corporation (“VNDI”), Cahaba Pharmaceuticals, Inc. entered into an agreement and plan of merger pursuant to which Cahaba Pharmaceuticals, Inc. merged with its newly formed, wholly owned subsidiary, Visual Network Design, Inc., a Nevada corporation. Upon the consummation of the merger, the separate existence of Visual Network Design, Inc. ceased and shareholders of Cahaba Pharmaceuticals, Inc. became shareholders of the surviving company named “Visual Network Design, Inc.”  On September 21, 2011, VNDI Acquisition Corp., a wholly owned Delaware subsidiary of the Company, merged with and into VNDI, with VNDI as the surviving corporation (the “Merger”).  In connection with the Merger, each share of VNDI common stock was cancelled and converted into the right to receive 1.27126 shares of our common stock and 1.27126 warrants, each to purchase one-half share of our common stock.  As a result of the Merger, we acquired the business of VNDI, and continued the existing business operations of VNDI, as our wholly owned subsidiary.

On September 29, 2011, the Company entered into an agreement and plan of merger pursuant to which the Company merged with its newly formed, wholly owned subsidiary, Rackwise, Inc., a Nevada corporation.  Upon the consummation of the merger, the separate existence of Rackwise, Inc. ceased and shareholders of the Company became shareholders of the surviving company named “Rackwise, Inc.”

Business Developments

As part of the execution of our business strategy, we have taken the following steps:

•
We have divided the U.S. into three sales regions: East, Mid-West and West.  The East and Mid-West regions have been further divided into two sub regions each, creating 5 geographical sales territories.  Each sales territory will be staffed by an experienced, professional Regional Sales Manager and a Sales Consultant/Sales Engineer.  To date, we have hired three Regional Sales Managers and four Sales Consultants/Sales Engineers.

•
We have commenced the development and execution of a Professional Services organization to offer new services to our existing and prospective clients.  The new service offerings will consist of more extensive training for our existing and new products, analysis and recommendation on how to optimize the management of the client’s data center, and creation of Centers of Excellence.  These Centers will concentrate on advanced training to help expedite the clients realizing maximum efficiency of their data centers while also meeting the standards published by the Green Grid (a collaborative organization committed to improving the resource efficiency of data centers and business computing ecosystems) for achieving Green Grid certification. We have appointed an Executive VP to supervise the program as well as hiring a Managing Principal Consultant.

•
We have appointed a VP Strategic Partners to assist our sales program described above, who is in the process of developing multiple strategic relationships for the Company.  These partners will be involved in reselling and supporting Rackwise products worldwide.

•
To further our marketing and sales efforts, we have significantly revamped our website (www.rackwise.com).  We have contracted two new professional relations firms to help us update and disseminate current information about the Company as well as publishing on our website, including information about new contracts for the sales of our products.

•
We have entered into a series of agreements with Intel Corporation to: (i) effect a master license for the intended deployment of our Data Center Manager (DCM) software product in all Intel data centers worldwide and (ii) implement an evaluation and feedback agreement related to our next generation Data Center Infrastructure Management (DCiM) software solutions.

•
In November 2011, we completed a private placement offering in which we sold an aggregate of approximately 20,311,000 units of our securities, with each unit consisted of one share of our common stock and one five-year warrant to purchase one-half share of our common stock an exercise price of $0.625 per full share.  Each unit was sold at a price of $0.25 per unit for gross proceeds of approximately $5,078,000, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes.

•
In January 2012, we completed another private placement offering in which we sold an aggregate of approximately 8,269,000 units of our securities, with each unit consisted of one share of our common stock and one five-year warrant to purchase one-quarter share of our common stock an exercise price of $1.00 per full share.  Each unit was sold at a price of $0.375 per unit for gross proceeds of approximately $3,101,000.

•
The proceeds from these private placement offerings will be used to fund (1) $180,000–$240,000 per annum of recurring legal and accounting expenses as a result of being a public company and (2) our existing operating deficits while we invest in our sales, R&D and support functions, which we believe will enable us to broaden our product line(s) and enhance our marketing efforts to increase revenues and generate operating surpluses by the end of 2012.

Capital Needs

As further discussed below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources,” (i) in November 2011 we completed in a private placement offering pursuant to which we sold an aggregate of approximately 20,311,000 units of our securities at a price of $0.25 per unit for gross proceeds of approximately $5,078,000, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes, and (ii) in January 2012 we completed another private placement offering pursuant to which we sold an aggregate of approximately 8,269,000 units of our securities at a price of $0.375 per unit for gross proceeds of approximately $3,101,000.  With the proceeds from these offerings, we believe that we have enough cash on hand to achieve profitability by October 2012.  However, such expectation is based on assumptions that are subject to economic and competitive uncertainties that are largely outside of our control.  As a result, there can be no assurances that we will achieve or maintain profitability

About This Offering

This prospectus relates to the public offering, which is not being underwritten, of up to 40,803,384 shares of our common stock, consisting of 28,580,454 issued and outstanding shares of common stock and 12,222,930 shares of common stock underlying presently exercisable common stock purchase warrants, by the selling stockholders listed in this prospectus.  The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

The number of shares being offered by this prospectus (including the shares issuable upon excercise of outstanding warrants) represents approximately 41.1% of our outstanding shares of common stock as of January 13, 2012.

Summary Financial Information

The following tables summarizes historical financial data regarding our business and should be read together with the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in this prospectus.

	Year Ended December 31,		Nine Months Ended
	2010	2009	September 30, 2011	September 31, 2010
			(unaudited)	(unaudited)
Statement of Operations Data

Revenues	$2,608,809	$2,665,874	$1,461,403	$1,769,703
Loss from Operations	$(2,492,595)	$(2,559,840)	$(3,647,228)	$(1,963,955)
Net loss	$(4,089,658)	$(4,965,937)	$(4,417,897)	$(3,145,100)
Net loss per common share – Basic and diluted	$(0.11)	$(0.28)	$(0.11)	$(0.08)

Statement of Cash Flows Data

Net cash used in operating activities	$(1,155,071)	$(1,595,359)	$(2,228,712)	$(1,244,797)
Net cash used in investing activities	$(249,726)	$(142,995)	$(121,224)	$(198,129)
Net cash provided by financing activities	$1,447,273	$1,682,254	$2,501,247	$1,448,950
Cash and cash equivalents, end of period	$47,366	$4,890	$198,677	$10,914

	At December 31,
	2010	2009	At September 30, 2011	At September 30, 2010
			(unaudited)	(unaudited)
Balance Sheet Data

Total current assets	$1,131,418	$947,558	$434,121	$1,131,418
Total assets	$1,431,708	$1,215,918	$718,116	$1,431,708
Total current liabilities	$8,399,467	$4,439,105	$3,671,512	$8,399,467
Total liabilities	$8,503,887	$4,550,600	$3,671,512	$8,503,887
Total shareholders’ deficiency	$(7,072,179)	$(3,334,682)	$(2,953,396)	$(7,072,179)

THE OFFERING

Common stock currently outstanding	99,365,472 shares (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholders	40,803,384 shares (2)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock by the selling stockholders.

OTC Markets symbol	RACK

Risk Factors
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of January 13, 2012.
(2)	Consists of 28,580,454 issued and outstanding shares of common stock and 12,222,930 shares of common stock underlying presently exercisable common stock purchase warrants.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, financial results and project developments and acquisitions or to our expectations regarding future industry or economic trends are forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect many estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements are based upon information available to us on the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk.  We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict.  Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus.  If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected.  In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.  Only those investors who can bear the risk of loss of their entire investment should participate in this offering.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

We have a history of losses and we may not achieve or maintain profitability.

We have a history of losses and have not yet achieved profitability. We had net losses of $4,089,658 for the fiscal year ended December 31, 2010 and $4,417,897 for the nine months ended September 30, 2011. As of December 31, 2010, our cumulative loss from inception was $25,005,695.  We expect operating expenses to increase in the future due to the expected development activities and marketing expenses incurred to increase brand awareness in the data center management software marketplace, increased operations costs, sales costs and general and administrative costs associated with implementing our business plan.  With the gross proceeds from the recently completed private placement offerings of our securities, we believe we have enough cash on hand to achieve profitability by October 2012.  However, such expectation is based on assumptions that are subject to economic and competitive uncertainties that are largely outside of our control. As a result, there can be no assurances that we will achieve or maintain profitability.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

As reflected in our financial statements for the years ended December 31, 2010 and 2009, we have generated significant losses, which raise substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2010 and 2009 on the accompanying financial statements describing conditions that raised substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent registered public accounting firm.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Subsequently, in November 2011, we completed a private placement offering pursuant to which we sold an aggregate of approximately 20,311,000 units of our securities at a price of $0.25 per unit for gross proceeds of approximately $5,078,000, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes.  In January 2012, we completed another private placement offering pursuant to which we sold an aggregate of approximately 8,269,000 units of our securities at a price of $0.375 per unit for gross proceeds of approximately $3,101,000.  With the proceeds from these offerings, we believe that we have enough cash on hand to sustain our operations for a period of not less than twelve months.  However, if we are unable to execute our business plan and reach the planned amount of revenues, we may require additional capital to meet our financial commitments and to continue to execute our business plan, build our operations and become profitable.

We have limited sales and compete in rapidly evolving markets, which makes our future operating results difficult to predict.

Although VNDI was incorporated in January 2003, it has limited sales in an industry characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products and services.  These factors make it difficult to predict our operating results, which may impair our ability to manage our business and our investors’ ability to assess our prospects.

Our financial results will suffer if the markets for IT infrastructure, data center monitoring, management and optimization software, data center energy cost efficiency solutions and green data centers do not continue to grow.

Our software product is designed to address the growing markets for (i) IT infrastructure, (ii) data center monitoring, management and optimization, (iii) data center energy cost efficiency and (iv) green data centers. These markets are still emerging. A reduction in the demand for these IT infrastructure solutions and products could be caused by, among other things, lack of customer acceptance, weakening economic conditions, competing technologies and services or decreases in corporate spending.  Our future financial results would suffer if the market for our data center monitoring, management and optimization solutions or products does not continue to grow.

If we are unable to manage our anticipated growth effectively, our revenues and profits could be adversely affected.

We anticipate that a significant expansion of our operations and addition of new personnel is required in all areas of our operations in order to implement our business plan.  Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully.  For us to continue to manage our growth, we must put in place legal and accounting systems, retain a permanent Chief Financial Officer, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth.  A failure to manage our growth effectively could materially and adversely affect our ability to market and sell our solutions and products.

Our current Chief Financial Officer is serving on an interim basis only.  We have not yet retained a permanent Chief Financial Officer.  If the person we select to serve as Chief Financial Officer is not of a high caliber or is not able to perform his or her duties well, we could be adversely affected.

A company’s chief financial officer plays a critical role in the integrity of its financial and accounting systems.  Our current Chief Financial Officer is serving on an interim basis only. We are currently seeking a permanent Chief Financial Officer.  There can be no assurances that stockholders will be satisfied with the background and experience of the person we ultimately select to serve as our Chief Financial Officer.  If the person we select to serve as Chief Financial Officer is not of a high caliber or is not able to perform his or her duties well, we could be adversely affected.

The rates we charge for our products may decline over time, which would reduce our revenues and adversely affect our profitability.

As our business model continues to gain acceptance and attracts the attention of competitors, we may experience pressure to decrease the fees for our products, which could affect our revenues and gross margin.  If we are unable to sell our products at acceptable prices, or if we fail to offer additional products with sufficient profit margins, our revenue growth will slow and our business and financial results will suffer.

Our future success depends on the continued services of Messrs. Guy A. Archbold and Doug MacRae.

Our future success depends on the continued services of our Chief Executive Officer and President, Guy A. Archbold, and our Executive Vice President Development, Doug MacRae. We have entered into an employment agreement with each of Messrs. Archbold and MacRae; however, each may resign at any time in his sole discretion.  The loss of services of any of these individuals could impair our ability to complete the national and global rollout of our products and services properly and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance with respect to Messrs. Archbold and MacRae.

We may be subject to intense competition and may not be able to compete successfully against larger and more established business.

Several established companies are currently offering or looking to offer solutions and products, including products relating to the development of green data centers, that compete with our data center monitoring, management and optimization software products. There can be no assurance that competitors with substantially greater financial, technical, managerial, marketing and other resources and experience than us will not compete more effectively than us.

The technology of computer equipment will continue to become more intelligent and more efficient in the future, which will impact our ability to provide the same level of return on investment for clients. A decrease in the client’s return on investment could have an adverse effect on our revenues.

One of the driving demands for our products and services is the ability of such products and services to demonstrate a large return on investment for customers purchasing such products and services. As more efficient computer servers and devices become available, the amount of savings a customer will achieve by using our products and services will start to diminish, which could hinder our ability to continue to increase the rates we charge for our products and services.

Our ability to compete successfully will depend, in part, on our ability to protect our intellectual property rights. Litigation required to enforce these rights can be costly, and there is no assurance that courts will enforce our intellectual property rights.

Our software and most of the underlying technology is proprietary. We protect our proprietary rights through a combination of confidentiality agreements and procedures and through trademark and trade secret laws. Policing unauthorized use of intellectual property, however, is difficult, especially in foreign countries. Litigation may be necessary in the future to enforce our intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation. In addition, there can be no assurance that the courts will enforce the contractual arrangements that we have entered into to protect our intellectual property rights. Our operating results could be harmed by the failure to protect such intellectual property.

The enforcement of tax liens against us could have a material adverse effect on our financial prospects.

VNDI has unpaid payroll taxes relating to the third and fourth quarters of 2010 and the first quarter of 2011 in the aggregate amount of $420,000.  We have applied for, and the Internal Revenue Service (IRS) is currently formulating, an installment agreement request so that the unpaid payroll taxes can be paid over a five-year period in sixty equal installments of $7,500. We will also be requesting an installment agreement with the tax authorities of each of California, Nevada and North Carolina in which we have unpaid payroll taxes in the aggregate amount of $52,000.  In April 2011, the IRS placed a federal tax lien of approximately $179,000 against us in connection with the unpaid payroll taxes relating to the third quarter of 2010, and may place additional federal tax liens with respect to payroll tax liabilities relating to the fourth quarter of 2010 and the first quarter of 2011.  Also, state authorities in the states identified above may place tax liens against us in connection with the unpaid payroll taxes in such states.  If we are unable to negotiate a payment plan or a reduction in the amount of any tax obligation, the IRS or state authorities, as applicable, could enforce their liens by levying against our bank accounts, accounts receivables and other assets.  A levy against or foreclosure on our assets could have a material adverse effect on our financial prospects. In an effort to demonstrate that the Company has the capacity to make the proposed installment payments, as well as to try and accelerate an agreement with the IRS, the Company commenced a payment program of paying $10,000 a month beginning on December 15, 2011.  The Company intends to continue this payment plan until a definitive payment program is agreed upon between the Company and the IRS.

We may need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on expanding our business.

Although we expect that the proceeds from the recently completed private placement offerings of our securities are sufficient to implement our business plan, there can be no assurance that we will not require additional capital if we are unable to execute our business plan and reach the planned amount of revenues. The raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms. Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

Because the Merger was a reverse merger, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our common stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Merger was a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to resell their shares of common stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our common stock because there may be little incentive for brokerage firms to recommend the purchase of our common stock. As a result, our common stock may have limited liquidity and investors may have difficulty selling it.  In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future.  Our inability to raise additional capital may have a material adverse effect on our business.

If unknown pre-Merger liabilities should arise or known pre-Merger liabilities are not paid according to our agreement with the transferee, we may be required to divert our cash from other business purposes to discharge such liabilities, which may have an adverse effect on our business.

Although we transferred certain assets and liabilities of the Company relating to our pre-Merger shell operations in connection with the Merger, there can be no assurance that such transfer will release us of all such liabilities.  If the transferee does not pay such liabilities or unknown liabilities arise, we may be required to divert cash from other business purposes to discharge such liabilities, which may have an adverse effect on our business.

RISKS RELATED TO OUR SECURITIES

We do not expect to pay dividends on our common stock.

We have no plans to pay dividends on our common stock for the foreseeable future.  We intend to retain future earning to fund operations and future capital requirements. Because we do not plan to pay dividends on our common stock, our stock may be less attractive to some investors, which could adversely affect our stock price.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

A trading market for our common stock may not develop or be sustained, and you may not be able to resell your common stock.

Our common stock is thinly traded.  We cannot assure you that a market for our common stock will develop in the foreseeable future or, if developed, that it will be sustained.  As a result you may not be able to resell your common stock.

Our common stock will likely be considered a “penny stock,” which is likely to limit its liquidity and make it more difficult for us to raise additional capital in the future.

The market price of our common stock is, and will likely remain for the foreseeable future, less than $5.00 per share, and therefore will be a “penny stock” according to SEC rules, unless our common stock is listed on a national securities exchange. The OTC Bulletin Board is not a national securities exchange. Designation as a “penny stock” requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of current holders of our common stock to sell their shares. Such rules may also deter broker-dealers from recommending or selling the common stock, which may further limit its liquidity. This may also make it more difficult for us to raise additional capital in the future.

Our common stock is controlled by a group of affiliated stockholders.

A group of affiliated stockholders, Black Diamond Financial Group LLC, Black Diamond Holdings LLC, Rackwise Funding LLC and MFPI Partners LLC beneficially own 56.78% of our common stock. (See “Certain Relationships and Related Transactions” for a description of related transactions involving these stockholders.)  Such concentrated control of the Company may adversely affect the price of our common stock.  Investors who acquire common stock may have no effective voice in the management of the Company. Sales by this group of stockholders, along with any other market transactions, could affect the market price of the common stock. However, in connection with the Merger, each of the officers, directors, key employees and holders of 10% or more of our common stock after giving effect to the Merger agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares of our common stock for a term of eighteen (18) months from the closing of the Merger except in certain limited circumstances.  We also agreed not to register under the Securities Act the resale of the shares of our common stock received by those officers, directors, key employees and 10% holders in the Merger for a period of two years following the closing of the Merger.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The future trading price of our common stock may become highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us, our strategic partners or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

As a former shell company, resales of shares of our restricted common stock in reliance on Rule 144 of the Securities Act are subject to the requirements of Rule 144(i).

Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The filing of the Company’s Current Report on Form 8-K dated September 21, 2011 started the running of such one-year period. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of January 13, 2012, there were 99,365,472 shares of our common stock (including an aggregate of 60,000,000 shares entitled to be received by the former VNDI stockholders in the Merger) and no shares of our preferred stock outstanding. There are 13,500,000 shares of our common stock reserved for issuance under our 2011 Equity Incentive Plan.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants, as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our articles of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, our Board of Directors may designate and approve for issuance shares of our preferred stock.  The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock.  The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of us or the removal of our management more difficult.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of (i) up to 20,311,251 issued and outstanding shares of our common stock and 10,155,627 shares of common stock underlying presently exercisable common stock purchase warrants, which were sold in a private placement offering completed in November 2011 under which we sold an aggregate of 20,311,251 units of our securities, at a price of $0.25 per unit, for aggregate proceeds of $5,077,811, with each unit consisting of one share of our common stock and a five-year warrant to purchase one-half share of our common stock at an exercise price of $0.625 per whole share, and (ii) up to 8,269,203 issued and outstanding shares of our common stock and 2,067,303 shares of our common stock issuable upon exercise of outstanding warrants, which were sold in a private placement offering completed in January 2012 under which we sold an aggregate of 8,269,203 units of our securities, at a price of $0.375 per unit, for aggregate proceeds of $3,100,950, with each unit consisting of one share of our common stock and a five-year warrant to purchase one-quarter share of our common stock at an exercise price of $1.00 per whole share.

Pursuant to registration rights granted in connection with the completed November 2011 and January 2012 unit offerings, we have filed with the Securities and Exchange Commission a registration statement on Form S-1, of which this prospectus forms a part, under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of the shares of common stock and the shares of common stock underlying the warrants sold in the offerings.  The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of the date of this prospectus.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.  We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock.  The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby.  Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of January 13, 2012, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 99,365,472 shares of our common stock outstanding as of January 13, 2011.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. Selling stockholders who are broker-dealers or affiliates of broker-dealers are indicated by footnote. We have been advised that these broker-dealers and affiliates of broker-dealers purchased our common stock in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute such common stock.

Selling Stockholder	Shares of Common Stock Beneficially Owned Before the Offering		Shares of Common Stock Being Offered(a)		Shares of Common Stock Beneficially Owned Upon Completion of the Offering(b)		Percentage of Common Stock Beneficially Owned Upon Completion of the Offering(c)

George M. Abraham (1)	5,248,166		5,248,166		0
George M. Abraham, IRA (2)	416,666		416,666		0
LaDana Acers (3)	30,000		30,000		0
Adam Adams (4)	30,000		30,000		0
Andrew Revocable Trust U/A 5/4/94 (5)	808,168		808,168		0
Barclay Armitage (6)	90,000		90,000		0
Lon Bell (7)	766,666		766,666		0
Betty Bialek Rev. Trust dtd 12/20/2004 (8)	125,000		125,000		0
Alan F. Bilzi (9)	75,000		75,000		0
Black Diamond Financial Group, LLC	69,593,969	(10)	2,315,241	(11)	66,378,728	(13)	49.64%
Black Diamond Holding, LLC	69,593,969	(10)	900,000	(12)	66,378,728	(13)	49.64%
Russell Blum § & Joseph Rosenthal, Jr. JT in Common (14)	83,334		83,334		0
Bradley Resources LLC (15)	766,666		766,666		0
Andrew Brenner § (16)	250,000		250,000		0
Robert Burkhardt (17)	150,000		150,000		0
The Carnahan Trust (18)	600,000		600,000		0
Central Asia Investment Ltd. (19)	150,000		150,000		0
Norris Chamberlin (20)	75,000		75,000		0
O. Stuart Chase (21)	33,334		33,334		0
David A. Dorn (22)	470,167		470,167		0
Scott & Gaye Dunlop (23)	83,334		83,334		0
Edward P. Dupcak (24)	60,000		60,000		0
Eagle Brook Schools Special Investment Account (25)	83,334		83,334		0
Ronald D. Eller (26)	123,334		123,334		0
Gerald Faich (27)	166,666		166,666		0
Fairfield Investment Group (28)	1,500,000		1,500,000		0
Edward F. Feighan (29)	616,666		166,666		450,000		*
Joel Feinberg (30)	60,000		60,000		0
Martin Feinberg (31)	75,000		75,000		0
Michael Feinberg (32)	450,000		450,000		0
Andrew Fisher (33)	162,500		162,500		0
Robert Frankel (34)	100,000		100,000		0
Felix A. Gonzalez Quevedo (35)	275,000		275,000		0
Michael James Gunther (36)	333,334		333,334		0
Robert H. Hafter (37)	428,501		428,501		0
Darren Halper (38)	60,000		60,000		0
Helen Meeker Trust (39)	50,000		50,000		0
Terrance Helz (40)	303,501		303,501		0
David Holthe (41)	808,168		808,168		0
Patrick Hocevar (42)	83,334		83,334		0
Byron C. Hughey (43)	150,000		150,000		0
Susan F. Jenkins (44)	83,334		83,334		0
Joe N. and Jamie W. Behrendt Revocable Trust(45)	150,000		150,000		0
James M. Johnson (46)	33,334		33,334		0
Harold Kaplan (47)	125,000		125,000		0
Eric R. Kaplowitz (48)	60,000		60,000		0
E. Howard King, Jr. (49)	150,000		150,000		0
Howard Koslow and Jane Koslow as Tenants by the Entirety (50)	333,334		333,334		0
David S. Krause (51)	386,835		386,835		0
John E. Kyees (52)	1,110,500		1,110,500		0
Laura Jane Meeker Johnson Trust U/A 5/7/93 (53)	50,000		50,000		0
Lawrence M. Swartz Revocable Trust (54)	616,500		616,500		0
James Lees (55)	333,334		333,334		0
Marc B. Levy § (56)	500,000		500,000		0
Bruce M. Ludwig (57)	235,085		235,085		0
Thomas A. McGurk, Jr. (58)	30,000		30,000		0
Jarret and Lisa Miller (59)	166,666		166,666		0
Mouton Family Living Trust Dtd 12/10/93, As Amended (60)	214,125		214,125		0
Navesink Investment Fund, L.P. (61)	7,809,502		7,809,502		0
Alisha Nissenfeld (62)	60,000		60,000		0
PC&J Performance Fund (63)	450,000		450,000		0
Jay Petkov (64)	333,334		333,334		0
Scott Picon (65)	1,500,000		1,500,000		0
Ralph C. Wintrode 401(k) Savings Plan (66)	120,000		120,000		0
Geoffrey Read (67)	758,751		758,751		0
Edward Rosenthal (68)	333,334		333,334		0
Michael J. Schneider (69)	30,000		30,000		0
Terry J. Siman (70)	636,835		636,835		0
Laura Simon (71)	60,000		60,000		0
Solops LLC (72)	187,500		187,500		0
Jeffrey J. Stacey (73)	636,835		636,835		0
William Strawbridge (74)	200,000		200,000		0
Clayton A. Struve § (75)	125,000		125,000		0
Diane Sutter (76)	166,666		166,666		0
Gene & Lois Vanderbur (77)	420,000		420,000		0
John Wagner (78)	290,000		290,000		0
Wealth Concepts LLC (79)	637,500		637,500		0
Steven Weisman (80)	224,000		224,000		0
Jeffrey D. White (81)	90,000		90,000		0
Craig Whited (82)	2,250,000		2,250,000		0

* Less than 1%
§ Broker-Dealer or Affiliate of a Broker Dealer

(a)	An aggregate of 12,222,930 of the shares of common stock being offered by the selling stockholders are issuable upon exercise of presently exercisable common stock purchase warrants.

(b)
Assumes all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering and that shares of common stock beneficially owned by such selling stockholder but not being registered by this prospectus are not sold.

(c)
Percentages are based on the 99,365,472 shares of common stock issued and outstanding as of January 13, 2012. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 13, 2012 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person; provided, however, that the 12,222,930 shares that may be sold in the Offering which are issuable upon exercise of warrants described above are deemed outstanding upon completion of the Offering.

(1)	Includes 1,693,833 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(2)
Includes 83,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.  George M. Abraham has the power to vote and dispose of the shares being registered on behalf of George M. Abraham, IRA.

(3)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(4)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(5)
Includes 202,723 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. William V. Andrew is the nominee for Andrew Revocable Trust U/A 5/4/94, the beneficial owner of the shares. William V. Andrew, as trustee, has the power to vote and dispose of the shares being registered hereunder.

(6)	Includes 30,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(7)	Includes 233,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(8)
Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Fred B. & Betty G. Bialek, as co-trustees, have the power to vote and dispose of the shares being registered on behalf of Betty Bialek Rev. Trust Dated 12/20/2004.

(9)	Includes 15,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(10)
Includes (a) 3,390,668 shares of our common stock and 1,695,334 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Black Diamond Financial Group LLC (“BDFG”), (b) 24,690,782 shares of our common stock and 12,345,391 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Black Diamond Holdings LLC (“BDH”), (c) 17,955,357 shares of our commons stock and 8,977,679 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Rackwise Funding LLC (“Rackwise Funding”), (d) 359,172 shares of our common stock and 179,586 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by MFPI Partners LLC (“MFPI”). BDFG is the manager of BDH and Rackwise Funding. Patrick Imeson is the manager of BDFG and MFPI and, to our knowledge, has sole voting and investment power with respect to our common stock owned by BDFG, BDH, Rackwise Funding and MFPI.  (See “Certain Relationships and Related Transactions” for a description of related transactions involving these stockholders.)

(11)
Includes 771,747 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Patrick W.M. Imeson has the power to vote and dispose of the shares being registered on behalf of Black Diamond Financial Group, LLC.

(12)
Includes 300,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Patrick W.M. Imeson has the power to vote and dispose of the shares being registered on behalf of Black Diamond Holdings, LLC.

(13)
Includes (a) 1,847,174 shares of our common stock and 923,587 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by BDFG, (b) 24,090,782 shares of our common stock and 12,045,391 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by BDH, (c) 17,955,357 shares of our commons stock and 8,977,679 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Rackwise Funding, (d) 359,172 shares of our common stock and 179,586 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by MFPI. BDFG is the manager of BDH and Rackwise Funding. Patrick Imeson is the manager of BDFG and MFPI and, to our knowledge, has sole voting and investment power with respect to our common stock owned by BDFG, BDH, Rackwise Funding and MFPI.

(14)	Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(15)
Includes 233,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. George Holbrook, as managing member, has the power to vote and dispose of the shares being registered on behalf of Bradley Resources LLC.

(16)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(17)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(18)
Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Kevin & Laurie Carnahan are the nominees for The Carnahan Trust, the beneficial owner of the shares. Kevin Carnahan has the power to vote and dispose of the shares being registered hereunder.

(19)
Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Bachir Taleb-Ibrahimi has the power to vote and dispose of the shares being registered on behalf of Central Asia Investment Ltd.

(20)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(21)	Includes 6,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(22)	Includes 134,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(23)	Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(24)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(25)
Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. O. Stuart Chase has the power to vote and dispose of the shares being registered on behalf of Eagle Brook Schools Special Investment Account.

(26)	Includes 36,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(27)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(28)
Includes 500,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Jeffrey W. Benton has the power to vote and dispose of the shares being registered on behalf of Fairfield Investment Group LLC.

(29)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Mr. Feighan is a member of our Board of Directors.

(30)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(31)	Includes 15,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(32)	Includes 150,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Mr. Feinberg is a member of our Board of Directors.

(33)	Includes 32,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(34)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(35)	Includes 55,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(36)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(37)	Includes 126,167 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(38)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(39)
Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Laura Jane Meeker Johnson is the nominee for Helen Meeker Trust, the beneficial owner of the shares. James M. Johnson, as trustee, has the power to vote and dispose of the shares being registered hereunder.

(40)	Includes 101,167 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(41)	Includes 202,723 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(42)	Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(43)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(44)	Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(45)
Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Joe N. Behrendt has the power to vote and dispose of the shares being registered on behalf of Joe N. and Jamie W. Behrendt Revocable Trust.

(46)	Includes 6,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(47)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(48)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(49)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(50)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(51)	Includes 117,834 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(52)	Includes 303,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(53)
Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. James M. Johnson is the nominee for Laura Jane Meeker Johnson Trust U/A 5/7/93, the beneficial owner of the shares. James M. Johnson, as trustee, has the power to vote and dispose of the shares being registered hereunder.

(54)
Includes 205,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Lawrence M. Swartz is the nominee for Lawrence M. Swartz Revocable Trust, the beneficial owner of the shares. Lawrence M. Swartz, as trustee, has the power to vote and dispose of the shares being registered hereunder.

(55)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(56)	Includes 100,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(57)	Includes 67,251 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(58)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(59)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(60)
Includes 71,375 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Melvin L. Mouton is the nominee for Mouton Family Living Trust Dated 12/10/93, as Amended, the beneficial owner of the shares. Melvin L. and Betty H. Mouton have the power to vote and dispose of the shares being registered hereunder.

(61)
Includes 2,558,723 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Alan Goddard has the power to vote and dispose of the shares being registered on behalf of Navesink Investment Fund, L.P.

(62)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(63)
Includes 150,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. James M. Johnson has the power to vote and dispose of the shares being registered on behalf of PC&J Performance Fund.

(64)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(65)	Includes 500,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(66)
Includes 40,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Ralph C. Wintrode is the nominee for Ralph C. Wintrode 401(k) Savings Plan, the beneficial owner of the shares. Ralph C. Wintrode has the power to vote and dispose of the shares being registered hereunder.

(67)	Includes 252,917 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(68)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(69)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(70)	Includes 167,834 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(71)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(72)
Includes 37,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Matthew Rosenblum, as CEO, has the power to vote and dispose of the shares being registered on behalf of Solops LLC.

(73)	Includes 167,834 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(74)	Includes 60,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(75)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(76)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(77)	Includes 140,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(78)	Includes 90,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(79)
Includes 167,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Steven H. Deutsch, as managing member, has the power to vote and dispose of the shares being registered on behalf of Wealth Concepts LLC.

(80)	Includes 64,800 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(81)	Includes 30,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(82)	Includes 650,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

USE OF PROCEEDS

We will not receive proceeds from sales of common stock made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

Since July 14, 2010, our common stock has been listed for quotation on the OTC Bulletin Board (OTCBB), originally under the symbol “MBDG.”  Our symbol changed to “CAHA” on September 15, 2010 in connection with our name change to “Cahaba Pharmaceuticals, Inc.,” to “VNDI” on July 21, 2011 in connection with our name change to “Visual Network Design, Inc.” and to “RACK” on October 27, 2011 in connection with our name change to “Rackwise, Inc.”

The trading of our common stock began on September 22, 2011.  The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  Our common stock is thinly traded and, thus, pricing of our common stock on the OTCBB does not necessarily represent its fair market value.

Period	High	Low

Fiscal Year Ending December 31, 2011
Third Quarter (from September 22, 2011)	$0.471	$0.250
Fourth Quarter	1.210	0.250

Fiscal Year Ending December 31, 2012
First Quarter (through January 12, 2012)	$1.070	$0.931

As of January 13, 2012, there were 99,365,472 shares of our common stock issued and outstanding, 49,815,184 shares issuable upon exercise of outstanding warrants and 23,250,000 shares issuable upon exercise of outstanding options.  On that date, there were approximately 145 holders of record of shares of our common stock.

Dividends

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.  Nonetheless, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

On September 20, 2011, our Board of Directors and stockholders owning a majority of our outstanding shares adopted the 2011 Equity Incentive Plan.  A total of 13,500,000 shares of our common stock are reserved for issuance under the 2011 Plan.  If an incentive award granted under the 2011 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2011 Plan.

Shares issued under the 2011 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2011 Plan.  In addition, the number of shares of common stock subject to the 2011 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

As of the date of this prospectus, we have authorized for issuance stock options to purchase an aggregate of 13,000,000 shares of our common stock under the 2011 Plan, exercisable for a period of ten years at an exercise price of $0.345 per share.  Of these options, (i) options for 5,325,000 shares are currently issued, (ii) options for 5,100,000 shares have been granted subject to new employment agreements, and (iii) options for 2,575,000 shares are reserved for issuance subject to new hires.  In addition, we have authorized for issuance stock options to purchase an aggregate of 10,250,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share.  Of these options, (i) options for 8,250,000 shares are currently issued and (ii) options for 2,000,000 shares are reserved for issuance subject to new hires.  For all option grants, our Board of Directors has set (or will set) the exercise price of the options at a price equal to or greater than the fair market value of our common stock on the date of grant of the options.  Of the outstanding options under the 2011 Plan, (i) options for 2,500,000 shares vest in three equal amounts on each of the date of grant, September 21, 2012 and September 21, 2013 and (ii) options for the remaining 10,500,000 shares vest in three equal amounts on each of September 21, 2012, September 21, 2013 and September 21, 2014.  Of the outstanding options outside the 2011 Plan, (i) options for 6,900,000 shares vest at 10% on the date of grant and the remaining 90% in equal installments over three years on a quarterly basis beginning on January31, 2012, subject to certain accelerated vesting conditions, and (ii) options for the remaining 3,350,000 shares vest in three equal amounts on each of September 21, 2012, September 21, 2013 and September 21, 2014.

See “Executive Compensation” for information regarding individual equity compensation arrangements received by our executive officers pursuant to their employment agreements with us.

The following table provides information as of December 31, 2011, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	–	–	13,500,000
Equity compensation plans not approved by security holders	–	–	–
Total	–	–	13,500,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the financial information included elsewhere in this prospectus, including our audited financial statements for the years ended December 31, 2010 and 2009, our unaudited condensed consolidated financial statements for the nine months ended September 30, 2011 and 2010 and the related notes. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to Rackwise, Inc., a Nevada corporation. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

We are a software development, sales and marketing company within the markets of IT infrastructure, data center monitoring, management and optimization, data center cost efficiency and green data centers. Our Data Center Management (DCM) software product, Rackwise®, is used by over 130 companies worldwide to track, manage, plan, optimize and provide cost analysis of IT infrastructure. We provide a multi-layered set of solutions that provide reporting on the multiple aspects of a company’s data center, including power consumption, power efficiency, carbon footprint, green grid and density requirements. This reporting allows customers to plan data center expansions and contractions as well as equipment usage more energy efficiently and cost effectively.  Because of our product’s advanced design and ability to tightly interface with other new technologies, like Intel’s newest proprietary computer chips, we are able to collect more real-time information (real-time means instantaneous and continuous) associated with more data center equipment than our competitors. We intend to continue to take advantage of new technologies being developed which will add to our competitive differentiators.

As reflected in our financial statements for the years ended December 31, 2010 and 2009, we have generated significant losses, which raise substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2010 and 2009 stating that we have not achieved a sufficient level of revenues to support our business and have suffered recurring losses from operations. These factors raise substantial doubt about our ability to continue as a going concern.

Subsequently, in November 2011, we completed a private placement offering in which we sold an aggregate of approximately 20,311,000 units of our securities at a price of $0.25 per unit for gross proceeds of approximately $5,078,000, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes.  In January 2012, we completed another private placement offering in which we sold an aggregate of approximately approximately 8,269,000 units of our securities at a price of $0.375 per unit for gross proceeds of approximately $3,101,000.  With these proceeds, we believe that we have enough cash on hand to sustain our operations for a period of not less than twelve months.  However, if we are unable to execute our business plan and reach the planned amount of revenues, we may require additional capital to meet our financial commitments and to continue to execute our business plan, build our operations and become profitable.

Our ability to execute our business plan is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot execute our business plan, our stockholders may lose their entire investment in us.

We expect that with the infusion of additional capital and with additional management we will be able to increase sales and professional services and expand the breadth of our product offerings. We intend to do the following:

•	Continue to add interfaces to our existing product offerings, which would make us a differentiator in the market.

•	Establish industry partners, “value added resellers” (VARs), and strategic services partners to perform some of the services we are being asked to perform post sales cycles.

•
Initiate specific new marketing efforts to coordinate and lead our initiatives for greater market recognition with special emphasis on contacting and educating industry analysts to spread the word of our capabilities.

•	Expand the current sales model of one team to five teams covering three regions and build a vertical sales model to address data center centric industry segments.

•	Expand our product offerings to include monitoring and managing the balance of our customer’s IT infrastructure.

Recent Developments and Trends

On September 21, 2011, (1) all of our non-bridge convertible notes were converted into common stock; (2) we consummated the reverse merger with a public holding company; (3) our stockholders exchanged their common stock for common stock and warrants of a public holding company; (4) we assigned our bridge notes to a public holding company; (5) the bridge notes were converted into common stock and warrants of a public holding company; (6) we sold additional common stock and warrants of our public holding company for $797,500 of aggregate gross proceeds. As a result of these developments, we expect (a) to have an improved working capital position and (b) to have significantly reduced ongoing charges for interest expense, amortization of debt discount, amortization of deferred financing costs and gain on change in fair value of derivative liabilities (the latter of which related to conversion options associated with the convertible notes).

In November 2011, we entered into a series of agreements with Intel Corporation to: (i) effect a master license for the intended deployment of our Data Center Manager (DCM) software product in all Intel data centers worldwide and (ii) implement an evaluation and feedback agreement related to our next generation Data Center Infrastructure Management (DCiM) software solutions.  Intel has developed a methodology for capturing real time data of the devices used in the data center.  The type of data captured relates to the operating system being used, the percent of total capacity of processing power being used and whether or not multiple functions are being processed simultaneously by the device (Virtualization).  We believe this information, when combined with the reporting capabilities of our Rackwise product, will make products that are competitive in our marketplace.  We anticipate that our next generation product offerings, which will initially be available only to Intel, but which will subsequently be made available to all of our customers, will be available commercially in the second quarter of 2012.

In November 2011, we completed a private placement offering in which we sold an aggregate of approximately 20,311,000 units of our securities at a price of $0.25 per unit for gross proceeds of approximately $5,078,000, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes.  In January 2012, we completed another private placement offering in which we sold an aggregate of approximately 8,269,000 units of our securities at a price of $0.375 per unit for gross proceeds of approximately $3,101,000.  The proceeds from these private placement offerings will be used to fund (1) $180,000–$240,000 per annum of recurring legal and accounting expenses as a result of being a public company and (2) our existing operating deficits while we invest in our sales, R&D and support functions, which we believe will enable us to broaden our product line(s) and enhance our marketing efforts to increase revenues and generate operating surpluses by the end of 2012.  We do not currently anticipate any material capital expenditures.  As a result of these subsequent offerings, we believe we have sufficient cash on hand to sustain our operations for a period of not less than twelve months.

Revenues

Revenues are generated from the licensing, subscription and maintenance of our enterprise software product and to a lesser extent professional services fees.

Direct cost of revenues

Direct cost of revenues includes the cost of server hosting, the cost of installing our software for new clients, commissions to third parties for installation of our software, the costs of support and operations dedicated to customer services and the costs of maintaining and amortizing our proprietary database.

Sales and marketing expenses

Sales expenses consist of compensation and overhead associated with our channel sales, inside sales, direct sales and product sales support functions. Marketing expenses consist primarily of compensation and overhead associated with our marketing function, trade shows and Google ads, which are used as a main source of sales leads.

Research and development expenses

Research and development expenses consist mainly of compensation and overhead of research and development personnel and professional services firms performing research and development functions, plus amortization of our proprietary database.

General and administrative expenses

General and administrative expenses consist of the compensation and overhead of administrative personnel and professional services firms performing administrative functions, including management, accounting, finance and legal services, plus expenses associated with infrastructure, including depreciation, information technology, telecommunications, facilities and insurance.

Interest, net

Interest, net consists primarily of interest expense associated with our notes payable.

Amortization of debt discount

Amortization of debt discount represents the amortization of the debt discount over the shorter of (a) the term of the related debt, or (b) the conversion of the debt into equity instruments. Debt discount consists of the fair value of the conversion options associated with certain debt, plus the fair value of the warrants provided to certain debt holders.

Amortization of deferred financing costs

Amortization of deferred financing costs represents the amortization of the deferred financing costs over the shorter of (a) the term of the related debt, or (b) the conversion of the debt into equity instruments. Deferred financing costs represent the professional fees incurred in conjunction with our debt financing activities.

Gain on change in fair value of derivative liabilities

Gain on change in fair value of derivative liabilities represents the change in the fair value of derivative liabilities over a reporting period, since derivative liabilities are required to be revalued at each reporting date.

Results of Operations

Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010

Overview

We reported net losses of $4,417,897 and $3,145,100 for the nine months ended September 30, 2011 and 2010, respectively. The increase in net loss of $1,272,797, or 40%, is primarily due to the $1,065,174 net increase in operating and other expenses, including a $882,403 increase in transaction expenses, a $792,337 increase in general and administrative expenses, a $347,632 increase in the amortization of deferred financing costs and a $172,610 increase in the loss on change in fair value of derivative liabilities; partially offset by a $952,772 decrease in the amortization of debt discount and a $179,370 decrease in sales and marketing expenses.

Revenues

Our revenues for the nine months ended September 30, 2011 were $1,461,403 as compared to revenues of $1,769,703 for the nine months ended September 30, 2010. Revenues decreased by $308,300, or 17%. Licensing revenues were $609,415 as compared to $720,074 in the prior period, a decrease of $110,659, or 15%, due to reduced productivity as a result of the departure of the Vice President of Sales and the rebuilding of the sales department. Maintenance revenues were $747,851 as compared to $622,961 in the prior period, an increase of $124,890, or 20%, due to maintenance renewals from the prior year along with revenue from new license sales. Subscription revenues were $94,137 as compared to $272,572 in the prior period, a decrease of $178,435, or 65%, due to a shift from subscription sales to licensing sales as well as the rebuilding of the sales force. The Company recorded professional service revenues of $10,000 during the nine months ended September 30, 2011 as compared to $154,096 in the prior period, a decrease of $144,096, or 94%, due to a decrease in demand.

Direct cost of revenues

The direct cost of revenues during the nine months ended September 30, 2011 and 2010 was $162,217 and $262,894, respectively, representing a decrease of $100,677, or 38%. The decrease in direct cost of revenues resulted primarily from a decrease in headcount in the installation and client support functions that left and were not replaced as a cash conservation measure. The direct cost of revenues as a percentage of revenues was approximately 11% and 15% for the nine months ended September 30, 2011 and 2010, respectively. It is impractical for the Company to break out direct cost of revenues by the types of revenues cited in the revenue discussion above, because it would be necessary to implement time reporting in our small customer support function, which would reduce productivity with little added value.

Sales and marketing expenses

Sales and marketing expenses decreased by $179,370, or 15%, during the nine months ended September 30, 2011 to $1,022,654 from $1,202,024 during the nine months ended September 30, 2010. Sales and marketing expenses consisted of marketing expenses of $130,265 and $288,389 during the nine months ended September 30, 2011 and 2010, respectively, and sales expenses of $892,389 and $913,635 during the nine months ended September 30, 2011 and 2010, respectively.

The decrease of $158,124, or 55%, in marketing expenses resulted primarily from a $55,000 decrease due to a cutback in the marketing department, a $100,000 decrease in the use of Google ads and a decrease in costs associated with participating in trade shows, all as cash conservation measures, partially offset by an increase in the use of sales conferencing.

Sales expenses decreased by $21,246, or 2%. Channel sales decreased $137,395, or 95%. This decrease resulted primarily from the elimination of the manager in the second half of 2010 as our overall channel approach was cut back due to poor results in previous years. Inside sales decreased by $74,727, or 95%, due to a decrease in headcount, partially due to a cash conversation measure. Product sales support expenses decreased by 99% to $1,401 during the nine months ended September 30, 2011 from $234,425 during the nine months ended September 30, 2010, due to a decrease in headcount. Direct sales increased by $423,900, or 93%, to $880,222, during the nine months ended September 30, 2011. This increase was primarily due to an increase in direct sales personnel and our relocation to new office space.

Research and development expenses

Research and development expenses decreased by $19,720, or 3%, during the nine months ended September 30, 2011 to $717,091 from $736,811 during the nine months ended September 30, 2010. Wages decreased by $29,000 and consulting fees decreased by $66,000 as a result of the termination of a consultant and an employee in the first half of 2011, both decreases due to cash conservation measures, partially offset by a $15,000 increase due to the relocation to our new office space, increased IT expense and additional headcount in the third quarter of 2011.

General and administrative expenses

General and administrative expenses were $2,324,266 during the nine months ended September 30, 2011 as compared to $1,531,929 during the nine months ended September 30, 2010, an increase of $792,337, or 52%. This increase resulted primarily from $140,000 in severance expenses, $330,000 in costs related to loan forgiveness, $120,000 in incremental wages for new executives, $120,000 of stock based compensation expense related to awards granted to new executives and $90,000 of costs related to tax interest and penalties. These increases were partially offset by a $50,000 decrease in factor fees due to lower receivables.

Interest, net

Interest expense was $332,940 during the nine months ended September 30, 2011 as compared to $310,886 during the nine months ended September 30, 2010, representing an increase of $22,054, or 7%. The increase resulted primarily from additional borrowings in 2011.

Amortization of debt discount

During the nine months ended September 30, 2011, we recorded expense of $632,380 for amortization of debt discount as compared to $1,585,152 during the nine months ended September 30, 2010, representing a decrease of $952,772, or 60%. The decrease resulted primarily from the debt discount associated with notes issued to related parties becoming fully amortized in 2011.

Amortization of deferred financing costs

During the nine months ended September 30, 2011, we recorded expense of $347,632 for amortization of deferred financing costs as compared to none during the nine months ended September 30, 2010. Amortization of deferred financing costs increased primarily as a result of the 2011 issuance of the bridge notes.

Gain on change in fair value of derivative liabilities

During the nine months ended September 30, 2011, we recorded a gain from the change in fair value of our derivative liabilities of $542,283 as compared to a gain of $714,893 during the nine months ended September 30, 2010, representing a decrease in income of $172,610, or 24%. The fair market value of derivative liabilities derived from the binomial lattice options pricing model fluctuates based on changes in the underlying assumptions.

Year ended December 31, 2010 Compared to the Year ended December 31, 2009

Overview

We reported net losses of $4,089,658 and $4,965,937 for the years ended December 31, 2010 and 2009, respectively. The decrease in net loss of $876,279, or 18%, is primarily due to the $809,034 net decrease in non-operating expenses, including a $1,868,801 decrease in interest expense and a $658,833 increase in the change in fair value of derivative liabilities; partially offset by a $1,635,927 increase in the amortization of debt discount.

Revenues

Our revenues for the year ended December 31, 2010 were $2,608,809 as compared to revenues of $2,665,874, for the year ended December 31, 2009. Revenues decreased by $57,065, or 2%. Licensing revenues were $1,139,846 as compared to $1,350,082 in the prior year, a decrease of $210,236, or 16%, due to the lack of productivity as a result of the near term departure of the Vice President of Sales.  Maintenance revenues were $852,885 as compared to $599,903 in the prior year, an increase of $252,982, or 42%, due to maintenance renewals from the prior year along with revenue from new license sales. Subscription revenues were $394,164 as compared to $552,390 in the prior year, a decrease of $158,226, or 29%, due to a shift in focus to licensing. Professional service revenues were $221,914 as compared to $163,499 in the prior year, an increase of $58,415, or 36%, due to an increase in demand.

Direct cost of revenues

The direct cost of revenues during the years ended December 31, 2010 and 2009 were $362,768 and $524,540, respectively, representing a decrease of $161,772, or 31%. The decrease in direct cost of revenues resulted primarily from a decrease of approximately $90,000 in wages for employees in the installation and client support functions that left and were not replaced, as a cash conservation measure, a decrease of approximately $20,000 in third party commissions for installations as such work has been brought in-house, and a decrease of approximately $45,000 in server hosting costs. The direct cost of revenues as a percentage of revenues was approximately 14% and 20% for the periods ending December 31, 2010 and December 31, 2009, respectively.  Management does not segregate the direct costs of revenue by the revenue source.

Sales and marketing expenses

Sales and marketing expenses decreased by $68,676, or 4%, in 2010 to $1,570,519 from $1,639,195 in 2009. Sales and marketing expenses consisted of marketing expenses of $356,518 and $316,515 in 2010 and 2009, respectively, and sales expenses of $1,214,001 and $1,322,680 in 2010 and 2009, respectively.

The increase of $40,000, or 12.5%, in marketing expense resulted primarily from a $40,000 increase in the use of Google ads and a $20,000 increase in the costs associated with participating in trade shows, partially offset by a decrease of $20,000 in wages resulting from a decrease in personnel during the second half of 2010 as compared to 2009.

Sales expenses decreased by $108,679, or 8%. Channel sales, which account for approximately 15% of all sales costs, decreased approximately $60,000, or 25%. This decrease resulted primarily from the elimination of the manager in the second half of 2010 as our overall channel approach was cut back due to poor results in 2009 and 2010. Inside sales, which account for approximately 8% of all sales costs, increased by approximately $20,000, or 20%, due to a slight increase in headcount.  Product sales support expenses, which accounts for approximately 25% of all sales costs, increased by approximately $90,000, or 50%. This increase was primarily due to the hiring of a technical consultant in 2010 to aid sales efforts as well as increased travel and commissions due to utilizing personnel from the home office area more to aid sales closings in 2010. Direct sales, which accounts for approximately 56% of all sales costs, decreased by approximately $110,000, or 15%. This decrease was due to a decrease in direct sales personnel and the elimination of a consultant.

Research and development expenses

Research and development expenses decreased by $81,652, or 8%, in 2010 to $948,636 from $1,030,288 in 2009. The decrease in expenses is primarily due to the fact that wages decreased by approximately $33,000 and consulting fees decreased by approximately $55,000 as a result of the termination of a consultant and an employee in the second half of 2010.

General and administrative expenses

General and administrative expenses were $2,219,481 in 2010 as compared to $2,031,691, an increase of $187,790, or 9%. This increase resulted primarily from an increase of approximately $180,000 in wages due to our new Chief Executive Officer, approximately $215,000 of additional financing fees associated with the use of our accounts receivable factoring arrangement for a full year in 2010 as compared to half the year in 2009 and approximately $56,000 in increased travel expenses relating to capital raising activities. These increases were partially offset by an approximately $280,000 decrease in legal costs from 2009 that related to an attempted merger in 2009 and an approximate $118,000 decrease in 2010 bonus expense due to the reversal of an accrued bonus from prior years that we decided would not be paid out.

Interest, net

Interest expense was $416,428 for 2010 as compared to $2,285,229 in 2009, representing a decrease of $1,868,801 or 82%. The decrease resulted primarily from the conversion of debt into equity in 2009 and the reduction in interest expense as a result of the conversion, offset by the non-cash charges that were classified as interest expense that were associated with our issuance of warrants upon conversion of debt ($1,034,981) and our issuance of additional shares to note holders ($663,650).

Amortization of debt discount

During 2010, we recorded an expense of $1,980,224 for amortization of debt discount as compared to $344,397 in 2009, representing an increase of $1,635,927, or 475%.   Amortization of deferred debt discount increased primarily as a result of the debt discount associated with the 2009 note issuances to related parties, being amortized for close to a full year in 2010 as opposed to a small portion of the year in 2009; and the debt discount associated with the 2010 note issuances being amortized for a partial year in 2010 as opposed to none in 2009.

Gain on change in fair value of derivative liabilities

During 2010, we recorded a gain from the change in fair value of our derivative liabilities of $787,433 as compared to a gain of $128,600 in 2009, representing an increase of $658,833, or 512%. Our derivative liabilities tend to decrease in value as the remaining term of the underlying instrument decreases, which results in a gain in the statement of operations. The increase resulted primarily from the derivative liabilities associated with the 2009 note issuances having close to a full year of gains as opposed to gains for a short portion of the year in 2009, the derivative liabilities associated with the 2010 note issuances having a partial year of gains as opposed to no gains in 2009; partially offset by a $572,360 charge associated with an increase in the value of the derivative liabilities on December 31, 2010 when the terms of the derivative liabilities were all extended to August 15, 2011.

Liquidity and Capital Resources

We measure our liquidity a variety of ways, including the following:

	September 30, 2011	December 30, 2010	December 30, 2009
	(unaudited)
Cash	$198,677	$47,366	$4,890
Working Capital Deficiency	$(3,237,391)	$(7,268,049)	$(3,491,547)
Notes Payable (Gross - Current)	$50,000	$3,362,757	$1,909,000

Prior to the Merger (see “Recent Developments” below), we relied primarily on debt financing from our directors and principal stockholders and their affiliates to fund our operations. The Company borrowed an aggregate of $1,487,980, $1,453,757 (net of repayments of $200,000) and $1,679,000, during the nine months ended September 30, 2011 and during the years ended December 31, 2010 and 2009, respectively.

Concurrently with the Merger, we commenced a private placement offering consisting of a maximum of 20,000,000 units of our securities with an over-allotment option for up to an additional 4,000,000 units. Each unit was sold at a price of $0.25 per unit and consisted of one share of our common stock and one common stock purchase warrant to purchase one-half share of common stock. The warrants comprising part of the units are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock. On September 21, 2011, we completed the initial closing of the offering, pursuant to which we sold an aggregate of 12,547,757 units for total cash consideration of $3,136,938, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes.

We paid the placement agent in the offering a commission of 10% of the funds raised from investors in the offering that were directly introduced to us by the placement agent.  In addition, the placement agent received five-year warrants at an exercise price of $0.25 per share to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the offering that were directly introduced to us by the placement agent.  As a result of the foregoing arrangement, at the initial closing of the offering, the placement agent was paid commissions of $68,750 and was issued broker warrants to purchase 275,000 shares of our common stock.  In addition, the placement agent acted as a finder in connection with the bridge financing.  In such capacity it earned a fee of $2,500 on a $25,000 bridge note, plus a warrant, which was converted upon the initial closing of the offering into a broker warrant to purchase up to 10,000 shares of our common stock.

On October 13, 2011, we completed the second closing of the offering, pursuant to which we sold an aggregate of 1,400,000 units for gross proceeds of $350,000.  In connection with the second closing, the placement agent was paid commissions of $5,000 and was issued broker warrants to purchase 20,000 shares of our common stock.

On October 26, 2011, we completed the third closing of the offering, pursuant to which we sold an aggregate of 1,080,000 units for gross proceeds of $270,000.  In connection with the third closing, the placement agent was paid commissions of $5,000 and was issued broker warrants to purchase 20,000 shares of our common stock.

On November 9, 2011, we completed the fourth closing of the offering, pursuant to which we sold an aggregate of 840,000 units for gross proceeds of $210,000.  In connection with the fourth closing, the placement agent was paid commissions of $17,000 and was issued broker warrants to purchase 68,000 shares of our common stock.

On November 23, 2011, we completed the fifth closing of the offering, pursuant to which we sold an aggregate of 4,043,494 units for gross proceeds of $1,010,874.  In connection with the fifth closing, the placement agent was paid commissions of $44,750 and was issued broker warrants to purchase 179,000 shares of our common stock.

On December 5, 2011, we completed the sixth and final closing of the offering, pursuant to which we sold an aggregate of 400,000 units for gross proceeds of $100,000.  In connection with the sixth closing, the placement agent was paid commissions of $10,000 and was issued broker warrants to purchase 40,000 shares of our common stock.

In December 2011, we commenced another private placement offering consisting of a maximum of 8,000,000 units of our securities with an over-allotment option for up to an additional 2,666,667 units. Each unit was sold at a price of $0.375 per unit and consisted of one share of our common stock and one common stock purchase warrant to purchase one-quarter share of common stock. The warrants comprising part of the units are exercisable for a period of five years at an exercise price of $1.00 per full share of common stock. On December 16, 2011, we completed the initial closing of the offering, pursuant to which we sold an aggregate of 3,912,534 units for total cash consideration of $1,467,200.

We paid the placement agent in the offering a commission of 10% of the funds raised from investors in the offering that were directly introduced to us by the placement agent and a commission of 5% of the funds raised from investors in the offering that were referred by us to the placement agent.  In addition, the placement agent received five-year warrants at an exercise price of $0.375 per share to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the offering that were directly introduced to us by the placement agent and broker warrants to purchase a number of shares of our common stock equal to 5% of the units sold to investors in the offering that were referred by us to the placement agent.  As a result of the foregoing arrangement, at the initial closing of the offering, the placement agent was paid commissions of $81,095 and was issued broker warrants to purchase 216,253 shares of our common stock.

On January 6, 2012, we completed the second closing of the offering, pursuant to which we sold an aggregate of 3,590,002 units for gross proceeds of $1,346,250.  In connection with the second closing, the placement agent was paid commissions of $120,250 and was issued broker warrants to purchase 320,667 shares of our common stock.

On January 13, 2012, we completed the third and final closing of the offering, pursuant to which we sold an aggregate of 766,667 units for gross proceeds of $287,500.  In connection with the second closing, the placement agent was paid commissions of $16,250 and was issued broker warrants to purchase 43,333 shares of our common stock.

The proceeds from these private placement offerings will be used to fund (1) $180,000–$240,000 per annum of recurring legal and accounting expenses as a result of being a public company and (2) our existing operating deficits while we invest in our sales, R&D and support functions, which we believe will enable us to broaden our product line(s) and enhance our marketing efforts to increase revenues and generate operating surpluses by the end of 2012. We do not currently anticipate any material capital expenditures.  We believe that we have sufficient cash on hand to sustain our operations for a period of not less than twelve months.

Recent Developments

In April 2011, the Internal Revenue Service placed a federal tax lien of approximately $179,000 against us in connection with a portion of our unpaid payroll taxes.

On July 29, 2011, our Board authorized us, conditional upon the effectiveness of the Merger, to forgive and write-off a note receivable of $187,717 from one of our officers and a stockholder and award him a bonus of approximately $143,000 in order to cover taxes associated with income from the forgiveness of the note. The bonus will be paid when the tax is due.

From April through August 2011, we issued bridge notes with an aggregate principal amount of $2,275,000 to third parties which were scheduled to mature between October 2011 and February 2012. Approximately $367,000 of additional deferred financing costs were incurred. The bridge notes bore interest at 10% per annum.

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the Merger: (1) all of our outstanding convertible notes (excluding our bridge notes), plus the related accrued interest, converted into an aggregate of 19,533,586 shares of our common stock; (2) warrants to purchase 1,609,747 shares of common stock were exercised for total proceeds of $3,045 and all of the remaining warrants were cancelled; and (3) all of the outstanding options to purchase shares of our common stock were cancelled.

On September 21, 2011, we consummated the Merger with a public shell company. As a result of the Merger, the former VNDI stockholders received an aggregate of 72.7% of the public company (following the initial closing of the private offering, discussed below) as a result of exchanging each share of our common stock for (i) approximately 1.27 shares of common stock of the Company and (ii) approximately 1.27 warrants, each to purchase one-half share of common stock of the Company.

In November 2011, we executed a series of agreements with Intel Corporation to: (i) effect a master license for the intended deployment of our Data Center Manager (“DCM”) software product in all Intel data centers worldwide and (ii) implement an evaluation and feedback agreement related to our next generation Data Center Infrastructure Management (“DCiM”) software solutions. Our next generation product offerings are to be initially available only to Intel but will subsequently be made available to all of our customers.

In November 2011, we completed a private placement offering in which we sold an aggregate of 20,311,251 units of our securities, consisting of 20,311,251 shares of common stock and 20,311,251 common stock purchase warrants to purchase 10,155,627 shares of common stock, at a price of $0.25 per unit and received gross proceeds of $5,077,811, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes.  In connection with the offering, we paid the placement agent in the offering aggregate commissions of $153,000 and issued to the placement agent warrants to purchase an aggregate of 612,000 shares of our common stock at an exercise price of $0.25 per share.

In January 2012, we completed a private placement offering in which we sold an aggregate of 8,269,203 units of our securities, consisting of 8,269,203 shares of common stock and common stock purchase warrants to purchase 2,067,303 shares of common stock, at a price of $0.375 per unit and received gross proceeds of $3,100,950.  In connection with the offering, we paid the placement agent in the offering aggregate commissions of $217,595 and issued to the placement agent warrants to purchase an aggregate of 580,254 shares of our common stock at an exercise price of $0.375 per share.

Availability of Additional Funds

As a result of the above developments, which raised additional cash and, importantly, resulted in the conversion of most of our indebtedness into equity, our working capital situation improved. This capital will be utilized to fund (1) increased, recurring legal and accounting expenses as a result of being a public company; and (2) our existing operating deficits while we invest in our sales, R&D and support functions, which we believe will enable us to broaden our product line(s) and enhance our marketing efforts to increase revenues and generate operating surpluses by the end of 2012.  We do not currently anticipate any material capital expenditures. We believe that we have sufficient cash on hand to sustain our operations for a period of not less than twelve months.

We may continue raising capital in order to meet our liquidity needs if we are unable to execute our business plan. We may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms.

Liquidity, Going Concern and Management’s Plans

We have incurred substantial recurring losses since our inception. The accompanying condensed financial statements and audited financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

Subsequently, in November 2011, we completed in a private placement offering pursuant to which we sold an aggregate of approximately 20,311,000 units of our securities at a price of $0.25 per unit for gross proceeds of approximately $5,078,000.  In January 2012, we completed another private placement offering pursuant to which we sold an aggregate of approximately 8,269,000 units of our securities at a price of $0.375 per unit for gross proceeds of approximately $3,101,000.  With the proceeds from these offerings, we believe that we have enough cash on hand to sustain our operations for a period of not less than twelve months.  However, if we are unable to execute our business plan and reach the planned amount of revenues, we may require additional capital to meet our financial commitments and to continue to execute our business plan, build our operations and become profitable.

Nine Months Ended September 30, 2011 and 2010

Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2011 and 2010, amounted to $2,228,712 and $1,244,797, respectively. During the nine months ended September 30, 2011, the net cash used in operating activities was primarily attributable to the net loss of $4,417,897, reduced by an aggregate of $900,822 of non-cash expenses, a $605,730 decrease in due to factor as a result of a decline in accounts receivable pledged to a factor, and a $354,733 decrease in deferred revenues due to a decrease in revenue; partially offset by a $1,056,369 decrease in accounts receivable, a $326,429 increase in accrued interest, a $458,496 increase in accounts payable and a $393,728 increase in accrued expenses. During the nine months ended September 30, 2010, the net cash used in operating activities was primarily attributable to the net loss of $3,145,100, reduced by an aggregate of $1,107,861 of non-cash expenses, a $373,800 decrease in amounts due to factor as a result of a decline in accounts receivable pledged to a factor; partially offset by a $616,965 decrease in accounts receivable due to decline in revenue, a $236,776 increase in accrued interest, a $218,110 increase in accounts payable and a $160,922 increase in accrued expenses.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2011 and 2010 amounted to $121,224 and $198,129, respectively. The net cash used in investing activities for the nine months ended September 30, 2011 related to the purchase of fixed assets totaling $51,202 and acquisition of intangible assets (schematic of the computer systems which are referred to as “Shapes” for our database library) totaling $70,022. The net cash used in investing activities for the nine months ended September 30, 2010 related to the purchase of fixed assets totaling $63,173 and acquisition of intangible assets, Shapes, for our database library, totaling $134,956.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2011 and 2010 amounted to $2,501,247 and $1,448,950, respectively. For the nine months ended September 30, 2011, the net cash provided by financing activities resulted primarily from new borrowings of $2,337,980 and net proceeds from the issuance of common stock and warrants of $513,093 (gross proceeds of $797,500 less $284,407 of issuance costs); partially offset by $347,632 of deferred financing costs. For the nine months ended September 30, 2010, the net cash provided by financing activities resulted primarily from new borrowings of $1,653,759; partially offset by $200,000 of notes payable repayments.

Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with the United States of America (“U.S. GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and the accompanying notes. Actual results could differ from those estimates. Our significant estimates and assumptions are stock-based compensation, the useful lives of fixed assets and intangibles, allowance for income taxes, bad debts and factoring fees, fair value of derivative liabilities and warrants.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, we use the binomial lattice option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Capitalized Software Development Costs

We capitalize software development costs in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) topic 985, “Software”. Capitalization of software development costs begins upon the determination of technological feasibility. The determination of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by us with respect to certain external factors, including anticipated future gross product revenues, estimated economic life and changes in hardware and software technology. Historically, software development costs incurred subsequent to the establishment of technological feasibility have not been material.

Intangible Assets

All of our intangible assets consist of shapes acquired from a graphics designer for our database library that are schematics of specific computer equipment.  These shapes are utilized in our software with multiple customers in order to enable them to visualize and differentiate the specific computer equipment in their overall network.  For example, our software’s graphical user interface displays a unique shape for each make and model of a computer server. Intangible assets are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 2.5 years

Revenue Recognition

In accordance with ASC topic 985-605, “Software Revenue Recognition,” perpetual license revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have been transferred to the customer, which generally occurs after a license key has been delivered electronically to the customer.  Our perpetual license agreements do not (a) provide for a right of return, (b) contain acceptance clauses or (c) contain refund provisions.

In the case of our (a) subscription-based licenses, and (b) maintenance arrangements, when sold separately, revenues are recognized ratably over the service period. We defer revenue for software license and maintenance agreements when cash has been received from the customer and the agreement does not qualify for recognition under ASC Topic 985-605.  Such amounts are reflected as deferred revenues in the accompanying financial statements.  Our subscription license agreements do not (a) provide for a right of return, (b) contain acceptance clauses or (c) contain refund provisions.

We provide professional services to our customers. Such services, which include training, installation, and implementation, are recognized when the services are performed. We also provide volume discounts to various customers. In accordance with ASC Topic 985-605, the discount is allocated proportionally to the delivered elements of the multiple-element arrangement and recognized accordingly.

For software arrangements with multiple elements, which in our case are comprised of (1) licensing fees, (2) professional services, and (3) maintenance/support, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for separating each of the elements. We determined that VSOE exists for both the delivered and undelivered elements of our multiple-element arrangements.  We limit our assessment of fair value to either (a) the price charged when the same element is sold separately or (b) the price established by management having the relevant authority.  There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the residual method is used to allocate the arrangement consideration, if and only if, (a) all other revenue recognition criteria are met and (b) the fair value of the undelivered elements is less than the total arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate fair value of the undelivered item(s).

Debt Discount and Amortization of Debt Discount

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of other expenses in our accompanying statements of operations.

Recent Accounting Pronouncements

In June 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011.The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820). This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

DESCRIPTION OF BUSINESS

Overview

Through our wholly owned subsidiary, Visual Network Design, Inc. d/b/a Rackwise, we are a software development, sales and marketing company within the markets of IT infrastructure, data center monitoring, management and optimization, data center cost efficiency and green data centers.  Our executive offices are currently located in San Francisco, California. We currently have sales and marketing offices in Los Angeles California and Las Vegas, Nevada and a software development and data center in the Research Triangle Park in Raleigh, North Carolina.  We are in the process of relocating our executive offices to Folsom, California, consolidating our sales offices and expanding our software development center.

Our flagship Data Center Management (DCM) software product, Rackwise®, is used by over 130 companies worldwide to track, manage, plan, optimize and provide cost analysis of IT infrastructure.  Our product is a multi-layered software that provides a suite of solutions to managing the multiple dimensions of a company’s IT infrastructure, including power consumption, power efficiency, carbon footprint, green grid and density requirements.  Our product provides the functionality for optimizing a data center by locating servers with low CPU utilization, recognizing top power/space/heat consumption devices, and correlating those devices to the applications and business services they support.  This improved reporting allows a company to plan data center expansions and reductions and equipment usage more energy efficiently and cost effectively.

As reflected in our financial statements for the years ended December 31, 2010 and 2009, we have generated significant losses, which raise substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2010 and 2009 on the accompanying financial statements stating that we have not achieved a sufficient level of revenues to support our business and have suffered recurring losses from operations. These factors raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Subsequently, in November 2011, we completed a private placement offering pursuant to which we sold an aggregate of approximately 20,311,000 units of our securities at a price of $0.25 per unit for gross proceeds of approximately $5,078,000.  In January 2012, we completed another private placement offering pursuant to which we sold an aggregate of approximately 8,269,000 units of our securities at a price of $0.375 per unit for gross proceeds of approximately $3,101,000.  With the proceeds from these offerings, we believe that we have enough cash on hand to sustain our operations for a period of not less than twelve months.  However, if we are unable to execute our business plan and reach the planned amount of revenues, we may require additional capital to meet our financial commitments and to continue to execute our business plan, build our operations and become profitable.

DCM Software Product

A modern data center has two major software components: (1) the software relating to the “physical” components and devices and (2) the “logical” software components and applications relating to operating systems and security.  Our business was formed out of a belief that there was a demand within the data center management industry for products that addressed the management of the physical aspects of a data center and the information generated from the software applications associated with each of the numerous devices within the data center, providing reports with meaningful information to allow for better control and management of the data center.  We believe our product offerings fill this gap.

Our DCM software product, Rackwise®, is designed as a multi-layered approach to data center management.  Each layer addresses the specific needs of the various jobs associated with operating a data center.  Our solution provides visibility into critical and core data center operations and the underlying physical infrastructure and their associated resource costs.  It allows companies to optimize their use of resources such as power, cooling, space, servers, networks, cables, etc.

The Rackwise® software enables centralized monitoring, management and intelligent capacity planning of critical systems within a company’s IT infrastructure and data center.  Our product provides visual renderings of data center assets (computers, network devices, power units, air conditioners, etc.), intelligent capacity planning and advanced analytics reporting, showing the most efficient use of power, cooling and physical space throughout the data center.  Our core DCM product provides a basic set of modules that lets a customer visualize the data center’s physical infrastructure from their computer screen.  It also offers a number of fully integrated modules to support the other steps of a data center process cycle, including the ability to automatically keep track of IT assets, control data center processes, report on progress and trending, and forecasting.  Our product helps manage and model the Move, Add, Change (MAC) initiatives across a data center estate.  For planning purposes it will predict capacity resources needed well into the future which will maximize data center ROI (Return on Investment), achieve greater levels of data center efficiency and reduce energy costs.

Our product has been developed over a period of four years, with at least two version releases each year in the last three years, and is currently on its third major release.  It was developed to be compatible with the Microsoft platform, written primarily in C# (an industry standard programming language) and incorporating various Microsoft software products such as Visio, Excel, Word and SQL Server.  Being compatible with the Microsoft platform offers our product a significant advantage, allowing for more ease of use and learnability by our customers compared to products by our competitors that are not compatible with the Microsoft platform.  It also provides for the interoperability between our product and other products widely used by most data centers around the world.

We have three different pricing models for our Rackwise® software product.  We offer Rackwise® as a subscription (an annual lease) and as a license purchase (one time purchase with a yearly maintenance contract).  This pricing flexibility allows us to better accommodate the IT budgeting needs of our customers.  Pricing is based upon the number of concurrent users who will have access to the product.  The third pricing model is “Rackwise on Demand” and is offered as a Software as a Service (“SaaS”) (commonly referred to as “on-demand software” or “cloud”).  Pricing for this model is on an annual subscription basis and is based on a flat fee per computer equipment rack.

Strategic Agreements

In November 2011, we entered into a series of agreements with Intel Corporation to: (i) effect a master license for the intended deployment of our Data Center Manager (DCM) software product in all Intel data centers worldwide and (ii) implement an evaluation and feedback agreement related to our next generation Data Center Infrastructure Management (DCiM) software solutions.  Our next generation product offerings are to be initially available only to Intel but will subsequently be made available to all of our customers.

The first phase of the multi-phased implementation and deployment of our DCM software product is expected to commence in the first quarter of 2012 and projected to include deployment of our DCM software product in six Intel data centers located in various regions globally. The second phase is expected to include deployment in the remaining 60 Intel data centers worldwide. In addition to a significant number of racks, the initial deployment is expected to also encompass a substantial amount of other equipment comprising Intel information technology assets. The implementation is expected to include, among other things, asset modeling, power mapping, cooling, and network availability as well as multiple virtualized product instances, data replication across regions, proximity load balancing, and initial data migration from currently installed DCiM tools.  Professional services and product training are also included, with our Company providing best practice guidance on modeling and managing Intel’s data center asset information and power infrastructure within our DCM software.

The agreements consist of (i) the Standard Software License Agreement, which provides for the grant by our Company to Intel of a perpetual, worldwide, non-exclusive, irrevocable, fully paid up, royalty free right and license to use our proprietary DCM software, (ii) the Evaluation and Feedback Agreement for Third Party Technology, which has a three-year term and provides for the grant to Intel of a non-exclusive, royalty free, temporary license to use certain of our DCM technology and related materials for internal evaluation and feedback purposes, and (iii) the Statement of Work for Data Center Infrastructure Management, which describes the responsibilities and work to be performed by us as well as Intel’s responsibilities during the two phases of the implementation and deployment of our DCM product in all 66 of Intel’s data centers worldwide.

Market

We believe the market for our product is substantial.  According to a July 2010 Pike Research Report titled the “Data Center Revenue World Markets in 2010” (the “2010 Pike Report”), there are approximately 1.25 million corporate data centers in the Unites States.  The report also suggested that the European and Far Eastern markets combined are equal to the U.S. domestic market.  Further, we believe that our market is considered to be a “greenfield,” meaning that no competing software is currently installed in the IT infrastructures of potential clients.  This is a significant benefit because the lack of installed software eliminates the fear by many companies of an expensive and time consuming migration and the potential downtime and additional training.

The 2010 Pike Report also indicated that the market for the “monitoring and management software” segment of the data center industry will continue to grow from its present size of approximately $3 billion to over $7 billion by the year 2015.  This demonstrates that the market for data center monitoring, management and optimization software is growing and will continue growing, led by the United States and then quickly followed the rest of the world.

Opportunity

We believe that understanding and controlling the physical aspects of the data center while providing capacity planning and modeling has never been more important than it is in today’s technology and data-driven world.  According to various market research and analyst firms specializing in information technology, including International Data Corporation (IDC), Gartner, Inc. and The Green Grid, millions of dollars are presently being invested in new companies that promise to build new “green” and clean computer centers.  There is also growing pressure from environmentalists and, increasingly, the general public for governments to offer green incentives, such as financial subsidies for the creation and maintenance of ecologically responsible technologies.

Further, the U.S. Department of Energy states that “with a 10 percent improvement of overall energy efficiency in data centers by 2011, approximately 10 billion kilowatt-hours would be saved, equivalent to electricity consumed by 1 million U.S. households annually. This energy cutback would reduce carbon dioxide emissions by 6.5 million tons per year – equal to the removal of nearly 1.3 million cars from the road annually.”

Corporate data centers continue to evolve in dramatic fashion.  Formerly, data centers were the necessary expense to house all the computer power being used by a company.  Over a short period of time, the “computer center” or “data center” of the corporation has turned into a critical part of the most valuable asset of a corporation, its reputation.  The communications center of the corporation, which is the interface between all of its divisions, its partners, its customers, its employees and the actual “image” of the corporation, is housed in “the data center”.

The strategic situation of the data center/communication center is even more vulnerable and risky in today’s world because of the rate of change of the functionality of the data center and the change in scope of the constituency it serves. Rising energy costs, space limitations, virtualization, consolidations, migrations, risk avoidance and impending government legislation are motivating IT managers to seek for comprehensive solutions for optimizing data center power, cooling and space. In a report from Gartner, Inc., “DCIM: Going Beyond IT,” released on March 29, 2010, the analyst firm defines the importance of the new DCIM market and states that “DCIM tools and processes will become mainstream in data centers, growing from 1% penetration in 2010 to 60% in 2014.” The report goes on to say that operations and infrastructure managers must manage the entire data center infrastructure, and that “energy savings from well-managed data centers can easily reduce operating expenses by as much as 20%.”

We believe our proprietary technology provides an effective tool for data center operators to quickly estimate the energy efficiency of their data centers, compare the results against other data centers, and determine if any energy efficiency improvements need to be made. It provides a presentation quality dashboard for communicating the “green” status of a data center using The Green Grid’s metrics of Power Usage Effectiveness (PUE) and Data Center Infrastructure Efficiency (DCE). Clients are able to view top resource consumers by type: servers, network, storage equipment, etc. Additionally, the data center carbon footprint is calculated and displayed.

Competition

The markets for IT infrastructure, data center monitoring, management and optimization, data center cost efficiency and green data centers are highly fragmented, competitive and rapidly changing.  We believe our Company presently has two main competitors:  Aperture and NLYTE.  The Aperture software is a proprietary system requiring a significant amount of professional services to load, deploy, install, train and redeploy, as evidenced by the fact that 40%-50% of its revenues are from professional services as compared to less than 20% of our revenues. The NLYTE software is similar to the Aperture software in that significant professional services are needed to simply deploy the product. Professional services are “required” to install the Aperture and NLYTE software products and actually deploy them into production.  By comparison, the professional services offered by us are “added value” and are offered at the request of customers whose data centers may be understaffed.  Another significant differentiator of our product compared to our competitors’ is its ability to interface with many other existing applications that are already installed and running in our customers’ data centers.  This allows our customers to maintain their existing investments and concurrently enjoy the added value of our offerings.  We believe these factors combine to give our products a major competitive advantage.

Marketing and Sales

Our marketing efforts in the past have been to generate sales leads primarily through the use of Google marketing and trade show attendance.  To a lesser extent we use our website featuring “white papers,” videos, webinars, and customer testimonials. We intend to place increased efforts on featuring our relationships with strategic services partners, both domestically and internationally.

The historical sales cycle for our product is very short, typically between 50 and 120 days, when compared to other enterprise software products as a consequence of the significant demand in the marketplace to reduce costs and green data centers. The sales cycle may increase in the future because of our revised business strategy as described below.  Our customers can normally expect a payback of the cost of the software within three to four months.  Such payback results from reduced operating costs that result from using the data center reporting tools provided by our software to plan more efficient operations.  Currently, the majority of our sales are conducted remotely, over the phone and by the web, making the sales process very efficient and thereby reducing the associated costs.  During the last two years, we have developed a very close relationship with our clients, which allow us to develop software that is more readily accepted in the marketplace at a very affordable price. We are also in the process of creating a Customer Advisory Board, or CAB, to further strengthen this relationship. We have raised our average sales price during the last two years. The growth in average sales price can be attributed partly to client size and in part by the added functionality of our product offerings.

Our current clients represent significant future revenue from the sale of additional licenses, new product releases and upgrades to their present installations as well as on-going maintenance fees.  In many instances clients have started to reach out to us seeking assistance with professional services in order to quickly bring their data centers under control and operate more efficiently.  We view this as a major commercial opportunity moving forward.

Strategy

We expect that with the infusion of the additional capital we raised and with additional management we will be able to increase sales and professional services and expand the breadth of our product offerings.  Our strategic initiatives are as follows, in the following order of priority:

•
Take advantage of a compelling opportunity for organic growth within our existing customer base, particularly within our current Fortune 1000 users.  Our largest customers have installed a limited number of our product to address a portion of their data center management problems, resulting in revenue that is a fraction of the potential we believe is realizable.  Our new management team intends to maximize the revenue potential of each existing customer by marketing our product to address all the dimensions of such customer’s IT infrastructure and data center.  This undertaking has already commenced.

•
Expand our current sales model from one team to five teams covering three regions and build a vertical sales model to address data center centric industry segments. We have already hired three new regional sales managers and two new sales engineers in our initiative to staff three regions.  It is anticipated that with the expected capital from our equity offerings and the increased revenues from our new sales teams that the remainder of the three teams will be hired and put in place by the end of the first quarter of 2012.

•
Continue to be heterogeneous and agnostic to the technology environments of all customers. This will allow us to interface with our customers’ very diverse technologies and applications, thereby leveraging customer investments.  We continue to add to and build our database of components that are used in the data center, focusing on our clients’ diverse needs in support of our agnostic approach.

•
“Optimize” our customers’ data center assets, now and in the future, increasing their return on investment. We have hired a professional consultant that is engaged in assignments to enhance our clients’ return on their investment in our software.  We anticipate hiring two more consultants within the first two quarters of 2012 in order to cover the three sales regions described above.

•
Add strong interfaces to our existing product suite, which would make us a differentiator in the market.  We have an initial prioritized list of interfaces that we believe will enhance our ability to become the “best of breed.”  Many of the interfaces have already been developed and the process will be ongoing.

•
Establish industry partners, “value added resellers” (VARs), and strategic services partners to perform some of the services we are being asked to perform post sales cycles.  We have hired a vice president of strategic partners and through his efforts have identified multiple opportunities, and several negotiations are in process.  We expect to make announcements regarding some of these strategic partners during the first quarter of 2012.

•
Initiate specific new marketing efforts to coordinate and lead our initiatives for greater market recognition with special emphasis on contacting and educating industry analysts to spread the word of our capabilities.  Initial marketing efforts have already been undertaken by the existing senior management team and will be ongoing for the foreseeable future.

•
Enhance our development team to expand our products to capitalize on the complex trend of globalization and virtualization of data centers.  We are in the process of signing a new lease for an expanded work environment for our software development team and the new hires will commence in the first quarter of 2012.

•
Expand our products to include monitoring and managing the balance of our customers’ technology infrastructure.  We have identified several firms that have excellent monitoring and managing capabilities and we anticipate that we will be prepared to announce partnering arrangements with these firms in the first quarter of 2012.

•
Expand our products across the customers’ enterprise technology topography.  We are in the process of developing Product Requirement Definitions (PRDs) that will allow us to start on the design of the architecture to support this initiative.

Intellectual Property

Our software and most of the underlying technology is proprietary. We rely on a combination of confidentiality agreements and procedures and trademark and trade secret laws to protect our intellectual property rights.  We have no issued patents.  Our means of protecting our proprietary rights, however, may not be adequate. Despite our efforts, we may be unable to prevent or deter infringement or other unauthorized use of our intellectual property. Time-consuming and expensive litigation may be necessary in the future to enforce these intellectual property rights.

In addition, although we do not believe we are infringing on the rights of others, we cannot assure you that our intellectual property does not infringe the intellectual property rights of others, or will not in the future. If we become liable to third parties for infringing upon their intellectual property rights, we could be required to pay substantial damage awards and be forced to develop non-infringing technology, obtain licenses or cease delivery of the applications that contain the infringing technology.

Customers

We market our products primarily to companies in the US. During 2009, 2010 and 2011, we had no customer that represented more than 10% of our total revenues.

Employees

As of December 31, 2011, we had 25 employees. We have never experienced a work stoppage and believe our relationship with our employees is good.

Properties

We currently lease approximately 475 square feet of office space in San Francisco, California for our principal executive offices on a month to month basis.  We currently pay monthly basic rent of $2,140 plus telecom charges for this space.  Additionally, we lease approximately 570 square feet, 4,178 square feet and 2,525 square feet of office space in El Segundo, California, Las Vegas, Nevada and Raleigh, North Carolina, respectively.   The lease for the El Segundo, California office space is on a month to month basis with basic rent of $2,160 plus charges for equipment and services.  The lease for the Las Vegas, Nevada office space expires in January 2015 with basic rent of $13,891.35 plus our pro rata share of the building’s operating expenses.  The lease for the office space in Raleigh, North Carolina is on a month to month basis with basic rent of $3,366.67.

In an effort to contain costs, increase productivity among senior management and expand our software development program, we are in the process of closing our San Francisco and Los Angeles offices, subleasing our Las Vegas office and expanding our software development and data center in Raleigh. We have notified the landlord that we intend to vacate the San Francisco space as of March 31, 2012. We have notified the landlord that we intend to vacate the El Segundo space by the March 14, 2012, and we are in active negotiations to sublease the Las Vegas space by January 31, 2012. We are currently negotiating a new lease for the Raleigh property.

As part of this restructuring, we will relocate our headquarters. We are currently negotiating a lease for office space in Folsom, California, consisting of 3,500 square feet for a period of five years at a per square foot cost of $1.95, with a right of first refusal of expanding into an adjacent 1,600 square foot space.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on business, financial condition or operating results.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our current executive officers and directors:

Name	Age	Title	Date First Appointed a Director

Guy A. Archbold	59	Chief Executive Officer, President and Chairman of the Board of Directors	September 30, 2011

Steve Solodoff	56	Interim Chief Financial Officer

Edward Feighan	64	Director	September 21, 2011

Michael Feinberg	67	Director	January 6, 2012

J. Sherman Henderson III	69	Director	September 21, 2011

Kenneth Spiegeland	48	Director	February 1, 2011

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Our executive officers are appointed by the Board of Directors and serve at its pleasure.

Certain biographical information for each of our executive officers and directors is set forth below.

Guy A. Archbold was appointed as a director and our Chief Executive Officer and President on September 30, 2011 and became the Chairman of our Board of Directors on January 6, 2012. Mr. Archbold has more than 30 years of senior management and entrepreneurial experience in Finance, Investment Banking, Merchant Banking, Venture Capital, Portfolio Management and Alternative Green Energy, which makes him well-positioned for his role as a director. From June 2009 through September 2011, Mr. Archbold worked for Black Diamond Financial Group, LLC, a manager of limited partnerships involved in venture capital investments, as a Director and Portfolio Advisor. From March 2001 through August 2008, he worked for Chapeau, Inc. dba BluePoint Energy, an energy management company which provided state-of-the-art, technology based, environmentally responsible (green), demand response and combined heat and power solutions to commercial and industrial users across the majority of the public and private industry sectors including hospitality, retail, healthcare, manufacturing and government, as its President, Chief Executive Officer and Chairman.

Steve Solodoff became our Interim Chief Financial Officer on September 21, 2011, in connection with the closing of the Merger. Prior to the Merger, he served as Rackwise’s chief financial officer on a contract basis commencing in August 2008. Since May 2006, Mr. Solodoff has also served as a consultant providing interim chief financial officer services to venture capital-backed and start-up ventures. Between May 2004 and June 2006, he served as chief financial officer of FunMobility, Inc., a start-up company that provides cellular phone applications for the mobile entertainment industry. Prior to joining FunMobility, from November 2001 to April 2004, Mr. Solodoff provided financial consulting services as chief financial officer to a variety of small- to medium-sized businesses. From March 2000 to October 2001, Mr. Solodoff served as chief financial officer of Starmine, Inc., a financial services software firm. From May 1995 to June 1999, Mr. Solodoff served as Director of Finance for Radiant Systems, a Nasdaq listed company. Mr. Solodoff received his Bachelor of Business Administration in Accounting from Dowling College.

Edward F. Feighan was appointed to our Board of Directors on September 21, 2011. He is currently chief operating officer of Evergreen National Indemnity Corporation and Continental Heritage Indemnity Corporation, specialty property and casualty insurance companies. Additionally, he serves as a member of the Board of Directors of both Evergreen and Continental, as well as of the parent holding company, ProAlliance Holdings Corporation. Mr. Feighan has held those positions since 2009. From 2004 through 2008, Mr. Feighan was chairman, president and chief executive officer of ProCentury Corporation, a Nasdaq listed, Columbus, Ohio based holding company for Century Insurance Group, which is a specialty property/casualty insurance group which underwrites general liability, commercial property, and commercial multi-peril insurance for small and mid-sized businesses throughout the United States. Mr. Feighan has been an investor and Board member of ProCentury and ProAlliance since 2000, and has been involved with the insurance subsidiaries in various capacities, including serving as a Board member, since 1993. From 1998 through 2000, he served as the Managing Partner of Alliance Financial, Ltd., an Ohio-based boutique merchant banking firm specializing in mergers and acquisitions in the financial services sector. From November, 1996 to December, 1997, Mr. Feighan served as the founding president, chief executive officer and director of Century Business Services, Inc., a Nasdaq listed company. Beginning in 1972, Feighan held elected offices for 20 consecutive years. He served as an Ohio State Representative for six years, a Cuyahoga County Commissioner for four years and a Member of the United States House of Representatives for 10 years. Mr. Feighan earned a law degree from Cleveland State University in 1978 after completing his undergraduate studies at Borromeo Catholic Seminary, Cleveland, Ohio, and Loyola University, New Orleans, Louisiana. Mr. Feighan brings experience in management, financial services and public services, as well as his experience serving on other boards of public companies, to our Board of Directors.

Michael Feinberg was appointed to our Board of Directors on January 6, 2012. Mr. Feinberg has 45 years of experience as a property developer, owner and investor. He has owned and/or developed residential and office buildings in the greater metropolitan New York and South Florida areas. During at least the past five years, Mr. Feinberg has been the owner and designed the course at The Club at Emerald Hills in Hollywood, Florida. He was also one of the earlier financiers of Ultimate Software, a leading provider of end-to-end strategic human resources, payroll and talent management solutions and is an investor in the funds managed by Black Diamond Financial Group LLC, a manager of limited partnerships involved in venture capital investments. Mr. Feinberg’s experience as an entrepreneur and in venture capital investments makes him a valuable addition to our Board of Directors.

J. Sherman Henderson III was appointed to our Board of Directors on September 21, 2011. Mr. Henderson has more than 37 years of business experience, including roles spanning company ownership, sales, marketing and management, which provides him with valuable expertise to assist the Company. He began his career in the telecom industry in 1986, when he oversaw Charter Network, a long-distance carrier serving the Midwestern United States. Mr. Henderson founded Lightyear Network Solutions, which began operations as UniDial, an established provider of data, voice and wireless telecommunication services to approximately 60,000 business and residential customers throughout North America, in 1993 in Louisville, Kentucky and served as its chief executive officer from its founding until May 2011. He currently serves as its chairman emeritus. He also serves as a director of Beacon Enterprise Solutions Group Inc. and is a member of that company’s compensation committee. Mr. Henderson served six terms as chairman of COMPTEL, the leading association representing competitive communications service providers and their supplier partners. Mr. Henderson earned a Bachelor’s degree in Business Administration from Florida State University.

Kenneth Spiegeland has served on our Board of Directors since February 1, 2011. From February 1, 2011 through September 21, 2011, he served as our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary. He has been a Senior Account Manager with Concord Private Jet since January 2010. From April 2008 to January 2010, he was a real estate broker and a partner in KBS Partnership, a real estate holding company he founded in 1985, and from January 2005 to December 2008, he was the Managing Member of New Space Closet. Prior to this, from January 2000 to November 2005, he was Division Manager with Masco Contractor Services, a subsidiary of Masco Corporation, a leading manufacturer of home improvement and building products, and from February 1998 to January 2000, he was the General Manager of Gabriel-Spry Services, a division of Gale Industries, and prior to this he served as Executive Vice President of Gabriel-Spry Company Inc. since 1983. Mr. Spiegeland’s management experience and his experience serving as a director of the Company prior to the Merger allows him to bring continuity and valuable insight to our Board of Directors.

Key Employees

Doug MacRae, 49, was appointed our Chief Technology Officer and Executive Vice President Product Development on September 21, 2011, in connection with the closing of the Merger, and became our Executive Vice President Technology Development on January 6, 2012. Prior to the Merger, he served as Rackwise’s chief technology officer and vice president of product development commencing in January 2011. Mr. MacRae joined Rackwise in October 2008 as Director of Product Development and held that position until January 2011. Prior to joining Rackwise, Mr. MacRae served as director of product development for NetCentrics, Inc., a corporation specializing in the development of software products for innovation process management from January 2005 to September 2008. Mr. MacRae served as product development manager – enterprise applications for VisionAIR, a software company focused on the homeland security and public safety industries from October 2002 to January 2005. Prior to joining VisionAIR, he served as chief technology officer for Furndex, Inc., a SaaS supply chain software vendor from June 2000 to July 2002. From September 1996 to June 2000, Mr. MacRae served as senior software system architect for Engineous Software, Inc., a company specializing in design optimization software. Mr. MacRae graduated with a Bachelor of Science in Mechanical Engineering from Clemson University and a Master of Science in Engineering Mechanics from Virginia Tech.

David Wagner joined VNDI on June 1, 2011 and became our Executive Vice President Sales on January 6, 2012. Mr. Wagner brings over 20 years of executive experience in enterprise software sales and services companies. From March 1, 2010 to May 30, 2011, he worked as VP of sales at PathMaker Group, a provider of top-tier consulting services and solutions for security and identity management solutions. From February 1, 2009 to February 28, 2010, Mr. Wagner worked as VP of sales at Digital Discovery Corporation, where he developed a brand new security services practice. From January 2007 to January 2009, as sales specialist and eventually worldwide director at Tivoli Systems, Mr. Wagner was responsible for over $280 million in annual revenues through large outsourcers and systems integrators including IBM Global Services, EDS, Perot Systems, Accenture, E & Y and Deloitte Consulting. Tivoli was subsequently acquired by IBM. Mr. Wagner has guided multiple enterprise software companies in the development of Channel Partner programs that have created revenue streams that contribute to rapid and sustainable revenue company growth. Mr. Wagner has also held key positions at like Polivec, e-Chemicals, Computer Associates and LogLogic.

Board Committees

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which requires us to have committees or charters. Our Board of Directors, however, has determined to establish three committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each committee operates under a charter approved by our Board of Directors. To request a copy each committee’s charter, please make written request to our President c/o Rackwise, Inc., 101 California Street, Suite 2450, San Francisco, CA 94111. The membership, principal duties and responsibilities of each committee are set forth below.

The membership of the committees is set forth below:

Nominating and
Corporate
	Audit	Compensation	Governance
Name	Committee	Committee	Committee

Guy A. Archbold			Chair
Edward F. Feighan	•	•	•
Michael Feinberg	•	•
J. Sherman Henderson III	•	Chair	•

Our Board has not designated the chairman of the Audit Committee and has not determined whether any of the Audit Committee members is an “audit committee financial expert” as defined in applicable SEC rules.

Audit Committee

The committee’s charter provides that the principal duties and responsibilities of the Audit Committee include:

•	reviewing and discussing certain regulatory filings, including our audited financial statements and quarterly financial statements, with management and our independent auditors;

•	reviewing earnings press releases and earnings guidance provided to analysts;

•	appointing, evaluating, overseeing and replacing, if necessary, our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	reviewing our compliance with applicable laws, rules and regulations, and reviewing cases of employee misconduct or fraud; and

•
reporting regularly to our Board of Directors with respect to issues relating to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements and the performance and independence of our independent auditors.

All audit and non-audit services, other than de minimus non-audit services, provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

The committee’s charter provides that the principal duties and responsibilities of the Compensation Committee include:

•
reviewing and approving annual goals and objectives of our CEO and other executive officers, evaluating the performance of our CEO and other executive officers in light of those goals and objectives, determining or assisting to determine our CEO’s and other executive officers’ compensation level and making all other determinations with respect to the compensation of our CEO and other executive officers;

•
recommending to our Board of Directors the compensation of our CEO and other executive officers and, to the extent such authority is delegated to it by our Board of Directors, approving the compensation payable to these executive officers;

•
considering with respect to the compensation of the Company’s executive officers: (a) annual base salary; (b) any bonus or other short-term incentive program; (c) any long-term incentive compensation (including cash-based and equity-based awards); and (d) any employment agreements and similar arrangements or transactions;

•	reviewing and making recommendations to our Board of Directors regarding incentive compensation and equity-based plans that are subject to approval by our Board of Directors;

•	reviewing and making recommendations to our Board of Directors regarding compensation, if any, of the Board of Directors and its committees; and

•	preparing a report of the committee for inclusion in our annual report or proxy statement with respect to our annual meeting of stockholders.

Nominating and Corporate Governance Committee

The committee’s charter provides that the principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

•	evaluating and selecting or recommending for selection candidates for election to our Board of Directors;

•	evaluating the functions, duties and composition of committees of our Board of Directors and making recommendations to our Board of Directors with respect thereto;

•	formulating procedures for security holders to send communications to our Board of Directors;

•	developing and recommending to our Board of Directors a set of corporate governance policies or procedures;

•
establishing and maintaining an informal continuing education program for our directors with respect to our strategic plans, significant financial, accounting and risk management matters, compliance programs, corporate governance policies or procedures, principal officers and internal and independent auditor; and

•	developing a plan for the succession of our CEO and discussing with our CEO a succession plan for our key senior officers.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the entire Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board of directors. The Board of Directors believes that directors should bring to the Company a variety of perspectives and skills that are derived from high quality business and professional experience and that are aligned with the Company’s strategic objectives. The composition of the Board of Directors should at all times adhere to the standards of independence promulgated by applicable Nasdaq and SEC rules. We also require that our directors be able to attend all board and applicable committee meetings. In this respect, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting any other public company directorship or assignment to the audit committee of the board of any other public company.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Committee will identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Committee and Board may be consulted for suggestions as to individuals meeting the criteria above. Research may also be performed to identify qualified individuals.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “Independent Directors.”

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers, employees and certain other persons, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We believe that the code of conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To request a copy of the code of conduct, please make written request to our President c/o Rackwise, Inc., 101 California Street, Suite 2450, San Francisco, CA 94111.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of January 6, 2012 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers as defined in Item 402(m)(2) of Regulation S-K; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge, based on information available to us. The shares indicated as beneficially owned may include shares held in street name or the name of a nominee, and beneficial ownership may have been disposed of and/or acquired without our knowledge.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)

Guy A. Archbold	Common Stock	1,207,500	(4)	*
Emmett DeMoss	Common Stock	6,260,307	(5)	6.17%
Doug MacRae	Common Stock	833,333	(6)	*
Robert B. Ney	Common Stock	0	(7)
Edward Feighan	Common Stock	616,666	(8)	*
Michael Feinberg	Common Stock	450,000	(9)	*
Sherman Henderson	Common Stock	0
Kenneth Spiegeland	Common Stock	0

All directors and executive officers as a group (8 persons)		9,367,806	(10)	9.04%

Gordon V. Smith 8716 Crider Brook Way Potomac, MD 20854	Common Stock	11,069,046	(11)	10.74%
Black Diamond Financial Group LLC 1610 Wynkoop Street, Suite 400 Denver, CO 80202	Common Stock	69,593,969	(12)	56.78%

* Less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Rackwise, Inc., 101 California Street, Suite 2450, San Francisco, CA 94111.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentage based upon 99,365,472 shares of our common stock outstanding as of January 13, 2012.

(4)	Consists of shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days.

(5)
Includes 2,086,769 shares of our common stock issuable upon exercise of 4,173,538 warrants, each to purchase one-half share of our common stock, currently exercisable or exercisable within 60 days. Emmett DeMoss was appointed as Chairman of our Board of Directors on September 21, 2011. He resigned from his position as a director on January 6, 2012, and continued with the Company as Chairman Emeritus.

(6)	Consists of shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days.

(7)
Robert B. Ney was appointed as a director and our Chief Executive Officer and President on September 21, 2011. He resigned from those positions effective as of September 30, 2011, and continued with the Company as Executive Vice President Business Development.

(8)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(9)	Includes 150,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(10)	Includes 4,310,935 shares of our common stock issuable upon exercise of options and warrants currently exercisable or exercisable within 60 days.

(11)	Includes 3,689,682 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(12)
Includes (a) 3,390,668 shares of our common stock and 1,695,334 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Black Diamond Financial Group LLC (“BDFG”), (b) 24,690,782 shares of our common stock and 12,345,391 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Black Diamond Holdings LLC (“BDH”), (c) 17,955,357 shares of our commons stock and 8,977,679 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Rackwise Funding LLC (“Rackwise Funding”), (d) 359,172 shares of our common stock and 179,586 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by MFPI Partners LLC (“MFPI”). BDFG is the manager of BDH and Rackwise Funding. Patrick Imeson is the manager of BDFG and MFPI and, to our knowledge, has sole voting and investment power with respect to our common stock owned by BDFG, BDH, Rackwise Funding and MFPI.

EXECUTIVE COMPENSATION

 The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal year ended December 31, 2011 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2011; (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the fiscal year ended December 31, 2011; and (iii) up to two additional individuals who received annual compensation during the fiscal year ended December 31, 2011 in excess of $100,000 and who were not serving as executive officers of at the end of the fiscal year ended December 31, 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compensation ($)		Total ($)

Guy A. Archbold CEO, President and Executive Chairman of the Board (a)	2011	70,000						192,500	(b)	262,500

Emmett DeMoss Executive Chairman of the Board (c)	2011 2010	225,000 225,000	0	0	0	0	0	0		225,000 225,000

Robert B. Ney Executive Vice President Business Development (d)	2011 2010	243,750 127,039	0	0	1,089,188	0	0	0		243,750 1,216,227

Doug MacRae Executive Vice President Technology Development	2011 2010	160,625 140,000	16,409	0	0	0	0	0		160,625 156,000

(a)	Guy A. Archbold was appointed as our Chief Executive Officer and President on September 30, 2011 and became the Chairman of our Board of Directors on January 6, 2012.

(b)
Consists of fees paid pursuant to the Management Consulting Agreement, dated April 1, 2011, between VNDI and Mr. Archbold. The agreement terminated on September 30, 2011 upon Mr. Archbold’s appointment as an executive officer.

(c)
Emmett DeMoss was appointed as Chairman of our Board of Directors on September 21, 2011. He resigned from his position as a director on January 6, 2012, and continued with the Company as Chairman Emeritus.

(d)
Robert B. Ney was appointed as a director and our Chief Executive Officer and President on September 21, 2011. He resigned from those positions effective as of September 30, 2011, and continued with the Company as Executive Vice President Business Development.

Employment Agreements

On each of June 21, 2010 and September 18, 2008, VNDI entered into offers of employment with each of Messrs. Ney and MacRae, respectively, pursuant to which they serve as VNDI’s Chief Executive Officer and Chief Technology Officer, respectively. Mr. Ney’s agreement provides for annual base salary of $250,000, which was reduced to $200,000 upon his resignation as our Chief Executive Officer and President. Mr. MacRae’s agreement provides for an annual base salary of $140,000, which has since been increased to $185,000. In addition, Mr. Ney is eligible to earn a bonus of up to 50% of his base salary based upon his achievements as determined by VNDI’s board of directors. Mr. MacRae is eligible to earn a bonus of $5,000 per quarter based upon achievement of goals set by his direct supervisor.

Mr. Ney is entitled to 12 months base salary in the event he is terminated “without cause” (as defined in his agreement) or “resign for good reason” (as defined in his agreement). Lastly, each of Messrs. Ney and MacRae has signed a confidentiality and proprietary rights agreement pursuant to which they have each agreed to maintain as confidential any of the Company’s trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and the Company’s sole and exclusive property and agreed not to solicit any of the Company’s employees, officers, directors, customers and suppliers for a period of one year after their termination from the Company. In connection with the Merger, we assumed the terms of these employment agreements.

We have entered into an employment agreement with Guy A. Archbold as of September 30, 2011, whereby he serves as our Chief Executive Officer, President and Chairman of the Board of Directors. The agreement is for an initial period of three years and provides for an annual base salary is $250,000. Mr. Archbold is eligible to earn a bonus upon meeting specified performance standards, to be established by the Company. In addition, Mr. Archbold is entitled to receive non-statutory stock options to purchase an agreement of 6,900,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share. Ten percent (10%) of the options, in the amount of 690,000 shares, vest immediately and ninety percent (90%) of the options, in the amount of 6,210,000 shares, vest in equal installments, in the amount of 517,500 shares, on a quarterly basis over a three year period, commencing on January 31, 2012; provided, however, the options are subject to the following accelerated vesting: (i) seventy-five percent (75%) of the options, to the extent not previously vested, shall vest immediately upon the end of two consecutive quarters of EBITDA profitability by the Company and (ii) one hundred percent (100%) of the options, to the extent not previously vested, shall, at the discretion of the Board of Directors, vest immediately upon the execution of a strategic alliance or similar agreement establishing a meaningful relationship with a critical customer or major entity. All vested options survive the termination of the agreement and/or the termination of employment. Mr. Archbold’s employment may only be terminated for “just cause” (as defined in the agreement).

Outstanding Equity Awards at Fiscal Year Ended December 31, 2011

In connection with the Merger, all of the stock options outstanding as of December 31, 2010 were cancelled or exercised.

Director Compensation for the Year ended December 31, 2011

Prior to the Merger, the Company did not pay its directors any cash compensation for services on its board of directors. Directors received stock options to purchase shares of common stock in connection with their services. All of the stock options owned by directors as of December 31, 2010 were cancelled or exercised in connection with the Merger.

Following the consummation of the Merger, our directors will be entitled to receive compensation to be determined by the Board of Directors.

2011 Equity Incentive Plan

The Board of Directors and stockholders owning a majority of our outstanding shares adopted the 2011 Equity Incentive Plan (the “2011 Plan”) on September 20, 2011, a total of 13,500,000 shares of our common stock are reserved for issuance under the 2011 Plan. If an incentive award granted under the 2011 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2011 Plan.

Shares issued under the 2011 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2011 Plan. In addition, the number of shares of common stock subject to the 2011 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2011 Plan. Subject to the terms of the 2011 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2011 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2011 Plan.

Grants

The 2011 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights, as described below:

•
Options granted under the 2011 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•
Stock appreciation rights or SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board may amend, suspend or terminate the 2011 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2011 Plan terminates ten years after it is adopted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below and in this prospectus, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any of their respective immediate family members, has had or will have any direct or material indirect interest.

Forgiveness of Debt and Payment of Bonus

On July 29, 2011, the VNDI board of directors agreed to discharge and forgive a promissory note in the principal amount of $187,717 executed by Emmett DeMoss in favor of VNDI.  In addition, the VNDI board of directors approved a special bonus of approximately $143,000 to Mr. DeMoss representing the estimated tax liability expected to be incurred by Mr. DeMoss as a result of the discharge of the promissory note.

Convertible Notes, Warrants, Advisory Agreement and Fees

In August 2009, VNDI entered into an agreement with one of its principal stockholders, Black Diamond Financial Group (“Black Diamond”), pursuant to which VNDI would borrow funds from Black Diamond and its affiliates at various intervals.  Pursuant to the terms of the agreement, the funds borrowed would be convertible at the option of the holder into a unit of VNDI’s securities at the lesser of (a) $0.319 per unit or (b) 80% of the purchase price per share of VNDI’s common stock in the first equity or convertible debt financing completed by VNDI of not less than $500,000.  Each unit to consist of one share of VNDI’s common stock and one two-year warrant to purchase one share of VNDI’s common stock at $0.319 per share.  VNDI borrowed an aggregate of $3,375,753 in principal amount of 12% convertible debt.  In connection with and conditioned upon the closing of the Merger, VNDI issued an aggregate of 12,867,104 shares of its common stock upon conversion of an aggregate of $3,375,753 in principal amount of convertible debt and an aggregate of 2,245,512 of shares of its common stock upon conversion of an aggregate of $623,362 of accrued but unpaid interest on the convertible debt. All of the warrants issuable upon conversion of the convertible notes were also cancelled in connection with the Merger.

In connection with the agreement described above, VNDI entered into an oral advisory agreement with Black Diamond, which provides for the payment of $10,000 per month to Black Diamond for general business consulting. This consulting arrangement terminated in September 2011. We are currently in negotiation with Black Diamond with respect to a new consulting arrangement.

Lastly in connection with the agreement described above, an affiliate of Black Diamond was entitled to a financing fee equal to 10% of all amounts borrowed under the agreement.

Employment Agreements

On each of June 21, 2010 and September 18, 2008, VNDI entered into offers of employment with each of Messrs. Ney and MacRae, respectively, pursuant to which they serve as VNDI’s Chief Executive Officer and Chief Technology Officer, respectively. Mr. Ney’s agreement provides for annual base salary of $250,000, which was reduced to $200,000 upon his resignation as our Chief Executive Officer and President. Mr. MacRae’s agreement provides for an annual base salary of $140,000, which has since been increased to $185,000. In addition, Mr. Ney is eligible to earn a bonus of up to 50% of his base salary based upon his achievements as determined by VNDI’s board of directors.  Mr. MacRae is eligible to earn a bonus of $5,000 per quarter based upon achievement of goals set by his direct supervisor. Mr. Ney is entitled to 12 months base salary in the event he is terminated “without cause” (as defined in his agreement) or “resign for good reason” (as defined in his agreement). Lastly, each of Messrs. Ney and MacRae has signed a confidentiality and proprietary rights agreement pursuant to which they have each agreed to maintain as confidential any of the Company’s trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and the Company’s sole and exclusive property and agreed not to solicit any of the Company’s employees, officers, directors, customers and suppliers for a period of one year after their termination from the Company.  In connection with the Merger, we assumed the terms of these employment agreements.

On December 7, 2007, VNDI entered into an offer of employment with Mr. DeMoss, pursuant to which he served as VNDI’s Chief Executive Officer and Executive Chairman of the Board of Directors. The agreement provides for annual base salary of $225,000.  In addition, Mr. DeMoss is eligible to earn a bonus of up to 50% of his base salary based upon his achievements as determined by VNDI’s board of directors.  Mr. DeMoss is entitled to 12 months base salary in the event he is terminated “without cause” (as defined in the agreement) or “resign for good reason” (as defined in the agreement). Lastly, Mr. DeMoss signed a confidentiality and proprietary rights agreement pursuant to which he agreed to maintain as confidential any of the Company’s trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and the Company’s sole and exclusive property and agreed not to solicit any of the Company’s employees, officers, directors, customers and suppliers for a period of one year after their termination from the Company.  In connection with the Merger, Rackwise assumed the terms of these employment agreements. Mr. Demoss relinquished his title as Chief Executive Officer on June 21, 2010 and resigned from our Board of Directors on January 6, 2012. Mr. DeMoss’ employment agreement remains in effect, and he remains an employee of the Company.

We have entered into an employment agreement with Guy A. Archbold as of September 30, 2011, whereby he serves as our Chief Executive Officer, President and Chairman of the Board of Directors. The agreement is for an initial period of three years and provides for an annual base salary is $250,000. Mr. Archbold is eligible to earn a bonus upon meeting specified performance standards, to be established by the Company. In addition, Mr. Archbold is entitled to receive non-statutory stock options to purchase an agreement of 6,900,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share. Ten percent (10%) of the options, in the amount of 690,000 shares, vest immediately and ninety percent (90%) of the options, in the amount of 6,210,000 shares, vest in equal installments, in the amount of 517,500 shares, on a quarterly basis over a three year period, commencing on January 31, 2012; provided, however, the options are subject to the following accelerated vesting: (i) seventy-five percent (75%) of the options, to the extent not previously vested, shall vest immediately upon the end of two consecutive quarters of EBITDA profitability by the Company and (ii) one hundred percent (100%) of the options, to the extent not previously vested, shall, at the discretion of the Board of Directors, vest immediately upon the execution of a strategic alliance or similar agreement establishing a meaningful relationship with a critical customer or major entity. All vested options survive the termination of the agreement and/or the termination of employment. Mr. Archbold’s employment may only be terminated for “just cause” (as defined in the agreement).

Split-Off and Release

Immediately prior to the closing of the Merger, CAHA transferred all of its operating assets and liabilities to Split Corp. and split-off Split Corp. through the exchange of 75,000,000 shares of our common stock held by the Split-Off Shareholder for all of the issued and outstanding shares of common stock of Split Corp.

Share Escrow Agreement

We entered into an Escrow Agreement dated as of September 21, 2011 with Robert B. Ney, as indemnification representative, and Gottbetter & Partners, LLP, as escrow agent, pursuant to which the escrow agent will hold in escrow 5% of the shares of our common stock that the former VNDI stockholders receive in the Merger in exchange for their shares of VNDI for any breach of the Merger Agreement by VNDI that is discovered during the two years immediately following the closing of the Merger.

Placement Agent

In connection with the private placement offering completed in November 2011, we paid the placement agent in the offering, Gottbetter Capital Markets, LLC, a commission of 10% of the funds raised from investors in the offering that were directly introduced to us by the placement agent. In addition, the placement agent received five-year warrants to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the offering that were directly introduced to us by the placement agent. As a result of the foregoing arrangement, the placement agent was paid commissions totaling $153,000 and was issued broker warrants to purchase an aggregate of 612,000 shares of our common stock at an exercise price of $0.25 per share.

On October 1, 2011, we entered into a consulting agreement with Gottbetter Capital Markets, LLC for general business consulting services and advice relating to corporate planning and strategies and general financial matters (excluding services and advice involving the offer and sale of securities in capital raising transaction). As compensation for services and advice provided under the agreement, the consultant received $110,000 and five-year warrants to purchase 400,000 shares of our common stock at an exercise price of $0.25 per share. The agreement expires on March 31, 2012.

In connection with the private placement offering completed in January 2012, we paid the placement agent in the offering, Gottbetter Capital Markets, LLC, a commission of 10% of the funds raised from investors in the offering that were directly introduced to us by the placement agent and a commission of 5% of the funds raised from investors in the offering that were referred by us to the placement agent. In addition, the placement agent received five-year warrants to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the offering that were directly introduced to us by the placement agent and five-year warrants to purchase a number of shares of our common stock equal to 5% of the units sold to investors in the offering that were referred by us to the placement agent. As a result of the foregoing arrangement, the placement agent was paid commissions totaling $217,595 and was issued broker warrants to purchase an aggregate of 580,254 shares of our common stock at an exercise price of $0.375 per share.

Lock-ups

Officers, directors, key employees and holders of 10% or more of the Company’s common stock have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their Company shares, including shares that maybe issued upon exercise of Merger warrants for a term of 18 months from the closing of the Merger, except in certain limited circumstances.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling stockholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is currently quoted on the OTCBB and trades below $5.00 per share; therefore, the common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Issued and Outstanding Capital Stock

As of January 13, 2012, there were issued and outstanding:

•	99,365,472 shares of our common stock (including an aggregate of 60,000,000 shares entitled to be received by the former VNDI stockholders in the Merger);

•
warrants entitled to be received by the former VNDI stockholders to purchase an aggregate of 30,000,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.625 per share;

•
(i) investor warrants to purchase an aggregate of 10,155,627 shares of our common stock, exercisable for a period of five years at an exercise price of $0.625 per share, issued to the investors in the offering completed in November 2011, and (ii) investor warrants to purchase an aggregate of 2,067,303 shares of our common stock, exercisable for a period of five years at an exercise price of $1.00 per share, issued to the investors in the offering completed in January 2012;

•
(i) broker warrants to purchase an aggregate of 612,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.25 per share, issued to the placement agent in connection with the bridge financing and the offering completed in November 2011, and (ii) broker warrants to purchase an aggregate of 580,254 shares of our common stock, exercisable for a period of five years at an exercise price of $0.375 per share, issued to the placement agent in connection with the offering completed in January 2012;

•
(i) consulting warrants to purchase an aggregate of 400,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.25 per share, issued under a consulting agreement, and (ii) consulting warrants to purchase an aggregate of 6,000,000 shares of our common stock, exercisable for a period of seven years at an exercise price of $0.66 per share, issued under consulting agreements; and

•
(i) options to purchase an aggregate of 13,000,000 shares of our common stock at a price of $0.345 per share issued to our officers and directors under our 2011 Equity Incentive Plan, and (ii) options to purchase an aggregate of 10,250,000 shares of our common stock at a price of $0.345 per share issued to our directors, officers and consultants.

Description of Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock. The amended and restated articles of incorporation do not provide for cumulative voting in the election of directors. The common stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders, subject to the rights of holders of preferred stock, if any.

Registration Rights Agreement

We have entered into a registration rights agreements with the investors in the offering completed in the November 2011 and January 2012. Under the terms of the registration rights agreements, we committed to file a registration statement covering the resale of the common stock underlying the units sold or to be sold in those offerings and the common stock that is issuable upon exercise of the investor warrants (but not the common stock that is issuable upon exercise of the broker warrants or upon exercise of the warrants issued to the former VNDI stockholders in connection with the Merger) within 75 days from the final closing of the respective offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed.

We agreed to use our reasonable efforts to maintain the effectiveness of the registration statement through at least the first anniversary of the date the registration statement is declared effective by the SEC, or until Rule 144 of the Securities Act is available to investors in the offering with respect to all of their shares, whichever is earlier. We will be liable for monetary penalties equal to one percent (1%) of such holder’s investment in the offering for each full period of 30 days if we fail to file the registration statement by the filing deadline or if we fail to use our reasonable efforts to have the registration statement declared effective by the effectiveness deadline until such failure is cured.  The payment amount shall be prorated for partial 30 day periods. The maximum aggregate amount of payments to be made by us as the result of such failures, whether by reason of a filing deadline failure, effectiveness deadline failure or any combination thereof, shall be an amount equal to 10% of each holder’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities which may be sold by such holder under Rule 144 or pursuant to another exemption from registration.

Description of Merger Warrants

The Merger warrants are identical to the investor warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) the Company may redeem the Merger warrants only if they may be exercised on a cashless basis; and (iii) they are only exercisable on a cashless basis commencing one year after the date of filing of this Current Report and in connection with a redemption of the Merger warrants.

Description of Investor Warrants

In connection with the offering completed in November 2011, we issued investor warrants to purchase an aggregate of 10,155,627 shares of common stock to investors who purchase units in the offering. The investor warrants entitle the holders to purchase one full share of common stock at a purchase price of $0.625 per share during the five (5) year period that commenced upon issuance of the investor warrants. The investor warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $1.25, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 50,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one (1) trading day in which there is no trading in the Company’s common stock.

The investor warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The investor warrants may be exercised on a cashless basis commencing one year after the date of filing of the Company’s Current Report on Form 8-K dated September 21, 2011 if no registration statement registering the shares underlying the investor warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.25 (as such amount may be adjusted in certain circumstances provided in the investor warrants.)

No fractional shares will be issued upon exercise of the investor warrants. If, upon exercise of the investor warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of common stock to be issued to the investor warrant holder.

In connection with the offering completed in January 2012, we issued investor warrants to purchase an aggregate of 2,067,303 shares of common stock to investors who purchase units in the offering. The investor warrants issued in the January 2012 offering are identical to the investor warrants issued in the November 2011 offering in all material respects except that (i) their exercise price is $1.00 per share and (ii) they are exercisable on a cashless basis commencing one year after the date of issuance, (iii) the exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in the event the Company issues equity securities without consideration or for consideration per share less than $0.375, and (iv) they are subject to redemption if the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $2.00 and an average trading volume for the Company’s common stock is at least 100,000 shares per day during the 20 consecutive trading days.

Description of Broker Warrants

The broker warrants issued in connection with the November 2011 offering permit the placement agent, and its sub-agents and designees, if any, to purchase up to 612,000 shares of common stock. These broker warrants are identical to the November 2011 investor warrants in all material respects except that (i) their resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.25 per share.

The broker warrants issued in connection with the January 2012 offering permit the placement agent, and its sub-agents and designees, if any, to purchase up to 580,254 shares of common stock. These broker warrants are identical to the January 2012 investor warrants in all material respects except that (i) their resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.375 per share.

Description of Consultant Warrants

In connection with the consulting agreement entered into on October 1, 2011, we issued five-year warrants to purchase 400,000 shares of our common stock. The warrants entitle the consultant to acquire the shares at a purchase price of $0.625 per share.

Pursuant to a consulting services agreement entered into on November 25, 2011, we issued seven-year warrants to purchase an aggregate of 2,000,000 shares of our common stock. The warrants entitle the consultant to acquire the shares at a purchase price of $0.66 per share.

Pursuant to a consulting services agreement entered into on November 25, 2011, we issued seven-year warrants to purchase an aggregate of 4,000,000 shares of our common stock. The warrants entitle the consultant to acquire the shares at a purchase price of $0.66 per share.

Description of Options

On January 6, 2012, we authorized for issuance stock options to purchase an aggregate of 13,000,000 shares of our common stock under the 2011 Plan, exercisable for a period of ten years at an exercise price of $0.345 per share. Of these options, (i) options for 5,325,000 shares are currently issued, (ii) options for 5,100,000 shares have been granted subject to new employment agreements, and (iii) options for 2,575,000 shares are reserved for issuance subject to new hires. In addition, we authorized for issuance stock options to purchase an aggregate of 10,250,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share. Of these options, (i) options for 8,250,000 shares are currently issued and (ii) options for 2,000,000 shares are reserved for issuance subject to new hires. For all option grants, our Board of Directors has set (or will set) the exercise price of the options at a price equal to or greater than the fair market value of our common stock on the date of grant of the options. Of the outstanding options under the 2011 Plan, (i) options for 2,500,000 shares vest in three equal amounts on each of the date of grant, September 21, 2012 and September 21, 2013 and (ii) options for the remaining 10,500,000 shares vest in three equal amounts on each of September 21, 2012, September 21, 2013 and September 21, 2014. Of the outstanding options outside the 2011 Plan, (i) options for 6,900,000 shares vest at 10% on the date of grant and the remaining 90% in equal installments over three years on a quarterly basis beginning on January31, 2012, subject to certain accelerated vesting conditions, and (ii) options for the remaining 3,350,000 shares vest in three equal amounts on each of September 21, 2012, September 21, 2013 and September 21, 2014.

Anti-Takeover Effects of Provisions of Nevada State Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has less than 200 stockholders.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Transfer Agent

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.  The transfer agent’s address is 1717 Arch St, Suite 1300, Philadelphia, PA 19103, and its telephone number is (800) 353-0103.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022.

EXPERTS

The financial statements of Visual Network Design, Inc. (D/B/A Rackwise) as of December 31, 2010 and 2009 and for the years then ended, appearing in this prospectus and registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of Visual Network Design, Inc. (D/B/A Rackwise) to continue as a going concern as disclosed in Note 2 to the financial statements), appearing elsewhere herein and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports and other information with the SEC.  You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares offered by this prospectus.  The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment.  This prospectus is part of that registration statement.  This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.  For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.  You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:

•	His act or failure to act constituted a breach of his fiduciary duty as a director or officer; and

•	His breach of these duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada law allows corporations to provide broad indemnification to its officers and directors.  At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

RACKWISE, INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Visual Network Design, Inc. (D/B/A Rackwise)

We have audited the accompanying balance sheets of Visual Network Design, Inc. (D/B/A Rackwise) (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visual Network Design, Inc. (D/B/A Rackwise), as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with the accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, at December 31, 2010, the Company has not achieved a sufficient level of revenues to support its business and has suffered recurring losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

New York, New York
September 27, 2011

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$47,366	$4,890
Accounts receivable, net of allowance for factoring fees of $160,551 and $89,341, respectively	1,044,999	876,729
Prepaid expenses and other currents assets	39,053	65,939
Total current assets	1,131,418	947,558

Property and equipment, net	84,223	76,650
Intangible assets, net	198,126	176,557
Deposits and other assets	17,941	15,153
Total Assets	$1,431,708	$1,215,918

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Account payable	$868,895	$787,697
Accounts payable – related parties	282,237	40,000
Due to factor	946,790	746,888
Accrued expenses	589,765	219,040
Accrued interest	-	19,582
Accrued interest – related parties	368,950	20,790
Current portion of notes payable	-	200,000
Notes payable, net of debt discount – related parties	2,764,741	354,758
Derivative liabilities – related parties	1,645,852	1,328,784
Current portion of capital lease obligations	7,074	6,483
Deferred revenues	903,158	700,536
Other current liabilities	22,005	14,547
Total current liabilities	8,399,467	4,439,105

Notes payable, net of current portion	100,000	100,000
Capital lease obligations, net of current portion	4,420	11,495
Total liabilities	8,503,887	4,550,600

Commitments and Contingencies:

Stockholders’ Deficiency:
Preferred stock,$0.001 par value; authorized - 2,000,000 shares; issued and outstanding – none	-	-
Common stock, $0.001 par value; authorized - 50,000,000 shares; issued and outstanding – 30,676,325 and 30,624,689, shares, respectively.	30,676	30,625
Additional paid-in capital	18,090,557	17,738,447
Note receivable – stockholder	(187,717)	(187,717)
Accumulated deficit	(25,005,695)	(20,916,037)
Total stockholders’ deficiency	(7,072,179)	(3,334,682)
Total Liabilities and Stockholders’ Deficiency	$1,431,708	$1,215,918

The accompanying notes are an integral part of these financial statements.

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2010	2009

Revenues	$2,608,809	$2,665,874
Direct cost of revenues	362,768	524,540
Gross profit	2,246,041	2,141,334

Operating expenses:
Sales and marketing	1,570,519	1,639,195
Research and development	948,636	1,030,288
General and administrative	2,219,481	2,031,691
Total operating expenses	4,738,636	4,701,174

Loss from Operations	(2,492,595)	(2,559,840)

Other income (expenses):
Interest, net	(416,428)	(2,285,229)
Amortization of debt discount	(1,980,224)	(344,297)
Gain on change in fair value of derivative liabilities	787,433	128,600
Other income (expenses)	12,156	94,829
Total other income (expenses)	(1,597,063)	(2,406,097)

Net Loss	(4,089,658)	(4,965,937)

Dividend – Convertible preferred stock	-	(135,852)

Net loss attributable to common stockholders	$(4,089,658)	$(5,101,789)

The accompanying notes are an integral part of these financial statements.

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
For the years ended December 31, 2010 and 2009

	Preferred stock		Common stock		Additional paid-in	Note receivable-	Accumulated	Total stockholders’
	Shares	Amount	Shares	Amount	capital	stockholder	deficit	deficiency
Balance at January 1, 2009	699,301	$700	2,726,704	$2,727	3,013,696	$(187,717)	$(15,814,248)	$(12,984,842)
Conversion of preferred stock	(699,301)	(700)	699,301	700	-	-	-	-
Additional shares of common stock issued upon conversion of preferred stock			197,560	197	62,825	-	(63,022)	-
Conversion of bonds into shares of common stock	-	-	17,478,535	17,479	7,380,521	-	-	7,398,000
Conversion of notes payable into shares of common stock	-	-	4,754,682	4,755	2,430,245	-	-	2,435,000
Issuance of additional shares of common stock upon conversion of notes payable	-	-	2,080,407	2,080	661,570	-	-	663,650
Conversion of accrued interest into shares of common stock	-	-	1,517,745	1,518	2,074,352	-	-	2,075,870
Conversion of accrued commissions into shares of common stock	-	-	616,477	616	384,384	-	-	385,000
Conversion of preferred dividend payable into shares of common stock	-	-	534,507	534	333,274	-	-	333,808
Exercise of options	-	-	18,771	19	9,178	-	-	9,197
Warrants issued in connection with convertible notes	-	-	-	-	1,135,548	-	-	1,135,548
Dividend to preferred stock holders	-	-	-	-	-	-	(72,830)	(72,830)
Stock-based compensation	-	-	-	-	252,854	-	-	252,854
Net loss	-	-	-	-	-	-	(4,965,937)	(4,965,937)
Balance at December 31, 2009	-	-	30,624,689	30,625	17,738,447	(187,717)	(20,916,037)	(3,334,682)

Conversion of accrued interest into shares of common stock	-	-	51,636	51	16,015	-	-	16,066
Warrants issued in connection with convertible notes	-	-	-	-	119,495	-	-	119,495
Stock-based compensation	-	-	-	-	216,600	-	-	216,600
Net loss	-	-	-	-	-	-	(4,089,658)	(4,089,658)

Balance at December 31, 2010	-	-	30,676,325	$30,676	$18,090,557	$(187,717)	$(25,005,695)	$(7,072,179)

The accompanying notes are an integral part of these financial statements.

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2010	2009

Cash flows from operating activities:
Net loss	$(4,089,658)	$(4,965,937)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation	60,540	61,473
Amortization of intangible assets	160,044	161,825
Stock-based compensation	216,600	252,854
Gain on change in fair value of derivative liabilities	(787,433)	(128,600)
Interest - issuance of warrants upon conversion of debt	-	1,034,981
Interest - issuance of additional shares to note holders		663,650
Amortization of debt discount	1,980,224	344,297
Provision for factoring fees	71,210	89,341
Change in operating assets and liabilities:
Accounts receivable	(239,480)	(535,785)
Prepaid expenses and other current assets	26,886	13,236
Accounts payable	81,198	709,398
Accounts payable – related parties	242,237	(290,000)
Due to factor	199,902	746,888
Accrued expenses	370,725	(171,161)
Accrued interest	(3,516)	(173,069)
Accrued interest – related parties	348,160	597,823
Deferred revenues	202,622	(30,998)
Other current liabilities	7,456	14,547
Deposits and other assets	(2,788)	9,608

Net cash used in operating activities	(1,155,071)	(1,595,359)

Cash flows from investing activities:
Acquisition of property and equipment	(68,113)	(28,245)
Acquisition of intangible assets	(181,613)	(114,750)

Net cash used in investing activities	(249,726)	(142,995)

Cash flows from financing activities:
Proceeds from exercise of options	-	9,196
Proceeds from notes payable	1,653,757	1,679,000
Repayment of notes payable	(200,000)	-
Payment of capital lease obligations	(6,484)	(5,942)

Net cash provided by financing activities	1,447,273	1,682,254

Net increase (decrease) in cash and cash equivalents	42,476	(56,100)

Cash and cash equivalents – beginning of period	4,890	60,990

Cash and cash equivalents – end of period	$47,366	$4,890

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$25,001	$-

The accompanying notes are an integral part of these financial statements.

VISUAL NETWORK DESIGN, INC (D/B/A RACKWISE)
STATEMENTS OF CASH FLOWS, continued

	For the years ended December 31,
	2010	2009

Non Cash Flow Items:
Conversion of notes payable into shares of common stock	$-	$9,833,000
Conversion of preferred stock into shares of common stock	$-	$2,000,000
Conversion of accrued interest into shares of common stock	$16,066	$2,075,870
Conversion of preferred dividend payable into shares of common stock	$-	$333,808
Conversion of accrued commissions into shares of common stock	-	$385,000

The accompanying notes are an integral part of these financial statements.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 1 - Organization and Nature of Business

Visual Network Design Inc. (dba Rackwise) (the ”Company”) was incorporated in the State of Delaware on January 8, 2003, and is headquartered in San Francisco, California with offices in El Segundo, California; Las Vegas, Nevada; and Research Triangle, North Carolina.  The Company creates Microsoft applications for network infrastructure administrators that provide for the modeling, planning, and documentation of data centers. The Company sells its applications in four primary products: Rackwise Standard Edition, Rackwise Enterprise Edition, Rackwise Data Center Manager and Rackwise Web edition.

Note 2 - Liquidity, Going Concern and Management’s Plans

The Company has incurred substantial recurring losses since its inception. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company had available cash of approximately $47,000 at December 31, 2010. During the years ended December 31, 2010 and 2009, the Company used cash in operating activities of approximately $1,155,000 and $1,595,000, respectively.  The Company’s working capital deficiency was approximately $6,696,000 as of December 31, 2010. The Company’s accumulated deficit and stockholders’ deficiency at December 31, 2010 was approximately $25,006,000 and $7,072,000, respectively.  Beginning in August 2009, the Company entered into various convertible note agreements with the Company’s stockholders for an aggregate borrowing of $3,333,000. In order to fund the Company’s current and future cash requirements, management of the Company has entered into agreements to raise additional funds through Convertible Bridge Note transactions, a reverse merger agreement with a public company and the public company’s concurrent equity financing (see Note 19). The management of the Company is in the process of exploring the market to increase its existing revenues and reduce operating expenditures.  The Company believes it will be successful in these efforts; however, there can be no assurance the Company will be successful in raising additional debt or equity financing to fund its operations on terms agreeable to the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern.

Note 3 - Significant Accounting Policies

Cash and Cash Equivalents:
The Company considers all highly liquid investments with a maturity of 90 days or less at the date of acquisition to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts:
The Company recognizes an allowance for doubtful accounts to ensure that accounts receivable are not overstated due to uncollectibility. At the time accounts receivable are originated, the Company considers a reserve for doubtful accounts based on the creditworthiness of customers. The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses. The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by the Company on an ongoing basis. During the years ended December 31, 2010 and 2009, the Company’s losses from bad debts were not material. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.

In addition, the Company also factors its receivables with full recourse and, as a result, accounts for the factoring akin to a secured borrowing, maintaining the gross receivable asset and due to factor liability on its books and records. In connection with the factoring of its receivables, the Company estimates an allowance for factoring fees associated with the collections. These fees range from 2% to 30% depending on the actual timing of the collection. The actual recognition of such fees may differ from the estimates depending upon the timing of collections.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Property and Equipment:
Property and equipment are recorded at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the applicable assets ranging from three to five years. Expenditures for maintenance and repairs that do not improve or extend the expected lives of the assets are expensed to operations, while expenditures for major upgrades to existing items are capitalized.

Accounting for Impairment of Long-Lived Assets:
The Company evaluates the recoverability of its long-lived assets in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) Topic 360, which requires recognition of impairment of long-lived assets in the event an indication of impairment exists and the net book value of such assets exceeds the expected future net cash flows attributable to such assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of their carrying amount or fair value less the cost to sell.  As of December 31, 2010, management does not believe there has been any impairment of long-lived assets.

Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and the accompanying notes.  Actual results could differ from those estimates. The significant estimates and assumptions of the Company are stock-based compensation, the useful lives of fixed assets and intangibles, depreciation and amortization, the allowance for factoring fees and income taxes, and the fair value of derivative liabilities and warrants.

Fair Value of Financial Instruments:
The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and deferred revenue, approximated fair value as of the balance sheet date presented, because of the relatively short maturity dates on these instruments.  The carrying amounts of the financing arrangements issued approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Derivative Financial Instruments:
The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.  The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.  For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations.  For stock-based derivative financial instruments, the Company uses the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Concentration of Credit Risk and Significant Customers:
Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company’s cash and cash equivalents are deposited with major financial institutions.  At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insured amount.  The Company generally does not require collateral from its customers and generally requires payment in 30 days.  The Company evaluates the collectability of its accounts receivable and provides an allowance for potential credit losses as necessary.  Historically, such losses have been within management’s expectations.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Revenues derived from customers in the United Kingdom were denominated in U.S. dollars and were approximately $233,000 and $81,000 during the years ended December 31, 2010 and 2009, respectively. Revenues derived from customers in Austria were denominated in U.S. dollars and were approximately $14,000 and $25,000 during the years ended December 31, 2010 and 2009, respectively. Revenues derived from customers in Australia were denominated in U.S. dollars and were approximately $49,000 and $267,000 during the years ended December 31, 2010 and 2009, respectively. Revenues derived from customers in Canada were denominated in U.S. dollars and were approximately $74,000 and $0 during the years ended December 31, 2010 and 2009, respectively. All remaining revenues were derived from customers in the United States of America. All of the Company’s long-lived assets are located in the United States of America.

Capitalized Software Development Costs:
The Company capitalizes software development costs in accordance with FASB issued ASC Topic 985 “Software”. Capitalization of software development costs begins upon the determination of technological feasibility.  The determination of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including anticipated future gross product revenues, estimated economic life and changes in hardware and software technology.  Historically, software development costs incurred subsequent to the establishment of technological feasibility have not been material.

Intangible Assets:
All of the Company’s intangible assets consist of shapes acquired from a graphics designer for its database library that are schematics of specific computer equipment.  These shapes are utilized in the Company’s software with multiple customers in order to enable them to visualize and differentiate the specific computer equipment in their overall network.  For example, its software’s graphical user interface displays a unique shape for each make and model of a computer server. Intangible assets are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 2.5 years.

Revenue Recognition:
In accordance with ASC Topic 985-605, “Software Revenue Recognition”, perpetual license revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have been transferred to the customer, which generally occurs after a license key has been delivered electronically to the customer. The Company’s perpetual license agreements do not (a) provide for a right of return, (b) contain acceptance clauses or (c) contain refund provisions.

In the case of the Company’s (a) subscription-based licenses and (b) maintenance arrangements when sold separately, revenues are recognized ratably over the service period. The Company defers revenue for software license and maintenance agreements when cash has been received from the customer and the agreement does not qualify for recognition under ASC Topic 985-605.  Such amounts are reflected as deferred revenues in the accompanying financial statements. The Company’s subscription license agreements do not (a) provide for a right of return, (b) contain acceptance clauses, or (c) contain refund provisions.

The Company provides professional services to its customers. Such services, which include training, installation, and implementation, are recognized when the services are performed. The Company also provides volume discounts to various customers. In accordance with ASC Topic 985-605, the discount is allocated proportionally to the delivered elements of the multiple-element arrangement and recognized accordingly.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

For software arrangements with multiple elements, which in the Company’s case are comprised of (1) licensing fees, (2) professional services, and (3) maintenance/support, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for separating each of the elements. The Company determined that VSOE exists for both the delivered and undelivered elements of its multiple-element arrangements. The Company limits the assessment of fair value to either (a) the price charged when the same element is sold separately or (b) the price established by management having the relevant authority. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the residual method is used to allocate the arrangement consideration, if and only if, (a) all other revenue recognition criteria are met and (b) the fair value of the undelivered elements is less than the total arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate fair value of the undelivered item(s).

The Company manages the business as a single segment, but it has revenues from multiple sources, as disclosed below.  Management does not segregate the direct cost of revenue by the revenue source.

	For the years ended
	December 31,
	2010	2009

Licensing	$1,139,846	$1,350,082
Subscription	394,164	552,390
Maintenance	852,885	599,903
Professional services	221,914	163,499

Total revenues	$2,608,809	$2,665,874

Research and Development Costs:
Research and development costs are charged to operations as incurred and consist primarily of salaries, consulting services and other direct expenses.

Advertising Costs:
The Company expenses advertising costs to operations as incurred. For the years ended December 31, 2010 and 2009, such costs were not material.

Debt Discount and Amortization of Debt Discount:
Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of other expenses in the accompanying statements of operations.

Income Taxes:
Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period enacted.  A valuation allowance is provided when it is more likely than not that a portion or all of a deferred tax asset will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible. The benefit of tax positions taken or expected to be taken in the Company’s income tax returns are recognized in the financial statements if such positions are more likely than not of being sustained. The Company’s major jurisdictions are Federal and the State of California, which remain subject to examination from and including the year 2007 and to 2010. The Company has adopted FASB’s guidance for accounting for uncertainty in income taxes. In accordance with the guidance, interest costs and related penalties related to unrecognized tax benefits are required to be calculated, if applicable. No interest and penalties were recorded during the years ended December 31, 2010 and 2009, respectively.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Stock-Based Compensation:
The Company has a stock option plan which allows for the granting of stock options to its employees and members of the board of directors for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant.  The Company accounts for these options under ASC Topic 718 “Stock Compensation” (“ASC 718”).  All stock option grants are accounted for using the Black-Scholes fair value method and stock-based compensation expense is recognized as the underlying options or warrants vest.

Recent Accounting Pronouncements:
In June 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820). This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

The FASB has published ASU No. 2009-14, Software (Topic 985) - Certain Revenue Arrangements that Include Software Elements and changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and non-software components that function together to deliver the tangible product’s essential functionality are excluded from the software revenue guidance in Subtopic 985-605, Software-Revenue Recognition.  In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance. ASU 2009-14 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

The FASB has published ASU No. 2009-13, Revenue Recognition (Topic 605) - Multiple Deliverable Revenue Arrangements, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in ASC Subtopic 605-25, Revenue Recognition-Multiple-Element Arrangements, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. FASB ASU No. 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.  The adoption of this standard is not expected to have an impact on the Company’s financial position and results of operation.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 4 - Property and Equipment

Property and equipment consists of the following at December 31, 2010 and 2009:

	2010	2009
Computer and office equipment	$220,362	$162,316
Furniture and fixtures	12,835	7,768
Computer software	55,363	50,363
	288,560	220,447
Less: Accumulated depreciation	204,337	143,797

Property and equipment, net	$84,223	$76,650

The depreciation expense recorded was $60,540 and $61,473 for the years ended December 31, 2010 and 2009, respectively. As of December 31, 2010 and 2009, the Company had $11,494 and $17,978 of equipment under capital lease obligations, respectively.

Note 5 - Intangible Assets

Intangible assets consisted of the following at December 31, 2010 and 2009:

	2010	2009
Computer equipment schematics	$1,639,226	$1,457,613
Less: Accumulated amortization	1,441,100	1,281,056

Intangible assets, net	$198,126	$176,557

All of the Company’s intangible assets consist of shapes acquired from a graphics designer for its database library that are schematics of specific computer equipment.  These shapes are utilized in its software with multiple customers in order to enable them to visualize and differentiate the specific computer equipment in their overall network.  For example, its software’s graphical user interface displays a unique shape for each make and model of a computer server.

The amortization expense for the years ended December 31, 2010 and 2009 was $160,044 and $161,825, respectively. As of December 31, 2010, the average remaining amortization period was 19 months. Future amortization expense of intangible assets is expected to be approximately $124,000 for 2011 and $74,000 for 2012. No amortization expense is expected to be recognized after 2012.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 6 - Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2010	2009
Accrued commissions	$27,890	$11,118
Accrued payroll	95,067	82,935
Accrued payroll taxes(1)	297,622	-
Accrued vacation	134,251	110,201
Other accrued expenses	34,935	14,786

Total accrued expenses	$589,765	$219,040

(1)	Includes accrual for interest and penalties.

Accrued expenses include liabilities for unpaid payroll taxes along with an estimate of related interest and penalties. In April 2011, the IRS placed a Federal tax lien of approximately $179,000 against the Company in connection with a portion of these unpaid payroll taxes. Additional Federal and State tax liens could be imposed. The Company is currently in discussions with the IRS to implement an installment payment plan.

Note 7 – Note Receivable – Stockholder

The Company holds a note receivable from a stockholder for $187,717 as of December 31, 2010 and 2009 bearing interest at 3.25% per annum.  During 2008, the stockholder exercised options to purchase shares of common stock. Upon exercise of the options, the stockholder signed a note in favor of the Company for $187,717 to satisfy the exercise price obligation. The note matures on the earlier of December 2013 or upon the sale of the shares by the stockholder.  As the loan was used to fund the purchase of Company equity, the related receivable has been classified as a reduction of equity.  The interest income of approximately $6,100 for each of the years ended December 31, 2010 and 2009 is recognized and recorded as part of other expenses in the accompanying statements of operations. As of July 29, 2011, the Company’s board of directors authorized the forgiveness of the note contingent upon the Company entering into a proposed reverse merger (see Note 19).

Note 8 – Capital Lease Obligation

The Company leases equipment under a capital lease obligation. Future minimum payments required under the lease are as follows:

Years ending December 31:
2011	$7,801
2012	4,550
12,351
Less: amount representing interest	857
11,494
Less: Current portion of capital lease obligation	7,074
Non-current portion of capital lease obligation	$4,420

Interest expense associated with the capital lease obligation amounted to $1,317 and $1,858 during the years ended December 31, 2010 and 2009, respectively.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 9 – Notes Payable

As of December 31, 2010 and 2009, the Company had the following financing arrangements:

	2010	2009
Two separate $100,000 10% notes payable, due March 31, 2009 and October 7, 2010, respectively. - (A)	$-	$200,000

10% note payable, due April 2014 - (B)	100,000	100,000

	100,000	300,000

Current portion of notes payable	-	200,000

Notes payable, net of current portion	$100,000	$100,000

(A)        In December 2008, the Company issued a $100,000 convertible note payable maturing originally in March 2009. The note bore interest at the rate of 10% per annum. In connection with the issuance of the note, the Company also issued warrants to the note holder to purchase 50,000 shares of Company’s common stock at an exercise price of $1.00 per share. The warrants are exercisable within 5 years from the date of issuance. The Company recorded the relative fair value of the warrants issued in connection with the note of $4,306 using the binomial lattice options pricing model as debt discount and amortized the value through the original term of the note. For the years ended December 31, 2010 and 2009, the Company recorded amortization of debt discount of $0 and $4,306, respectively. There was no beneficial conversion feature recorded for the embedded conversion option of the note by the Company as the effective conversion price of the note was greater than the share price of the common stock. Subsequent to the original maturity date, in September 2009, the maturity date of the note was extended to October 6, 2009. To extend the note, the Company granted an additional warrant to the note holder to purchase 1,074,097 shares of common stock at an exercise price of $0.001 per share. The new warrants were exercisable within 5 years from the date of issuance. The $332,970 fair value of the new warrants issued to extend the term of the note was recorded as an immediate charge to interest expense in the accompanying statements of operations. As of December 31, 2010, the note was fully repaid. As of December 31, 2010 and 2009, accrued interest on the note was $0 and $9,792, respectively.

In January of 2009, the Company issued a $100,000 convertible note payable maturing originally in March 2009. The note bore interest at the rate of 10% per annum. In connection with the issuance of the note, the Company also issued warrants to the note holder to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The warrants are exercisable within 5 years from the date of issuance. The Company recorded the $6,568 fair value of the warrants issued in connection with the note as debt discount and amortized it through the original term of the note. For the years ended December 31, 2010 and 2009, the Company recorded amortization of debt discount of $547 and $6,021, respectively. There was no beneficial conversion feature recorded for the embedded conversion option of the note by the Company as the effective conversion price of the note was greater than the share price of the common stock. As of December 31, 2010 and 2009, accrued interest on the note was $0 and $9,790, respectively. The note was extended by the note holder from the original due date for no additional consideration or change in terms and was fully repaid in April of 2010.

(B)        In April 2009, the Company issued a $100,000 convertible note payable bearing interest at a rate of 10% per annum which is due in April 2014. The note is secured in accordance with the terms of a security agreement, whereby the note holder has a security interest in the assets of the Company.  Accrued interest on the note was payable in shares of common stock for the first two years and accordingly, accrued interest for the years ended December 31, 2010 and 2009 of $10,000 and $7,111, respectively, was converted into 31,348 and 20,503 shares of common stock, respectively. The note is convertible at the option of the holder into a unit, which consists of one share of common stock and a two-year warrant to purchase one-half share of common stock of the Company at an exercise price equal to the effective per-share price of the conversion. The Company calculated the fair value of the embedded conversion option using the binomial lattice options pricing model on the date of issuance and the valuation of the conversion option was deemed immaterial.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 10 – Notes and Bonds Payable - Related Parties

Outstanding Notes Payable:

As of December 31, 2010 and 2009, the Company had the following notes payable outstanding with its related parties:

	2010	2009
Various 12% convertible notes payable to a related party, due various dates 12 months after issuance. - (A)	$3,070,520	$840,000

Assignment of loans from other related parties and converted into 12% convertible notes payable due various dates 12 months from the date of assignment - (A)	-	680,000

Various 12% convertible notes payable to a related party, due various dates 12 months after issuance. - (B )	182,237	79,000

10% convertible note payable to a related party, due August 14, 2010. - (C)	60,000	60,000

5% note payable to a related party, due June 10, 2008. - (D)	50,000	50,000
	3,362,757	1,709,000

Less : debt discount	598,016	1,354,242

Notes payable - related parties	$2,764,741	$354,758

All of the above notes are due and payable in 2011 and recorded as short-term notes payable in the accompanying balance sheet.

(A)        In August 2009, the Company entered into an agreement (the “Borrowing Agreement”) with a related party to borrow funds at various intervals under terms specified in such Borrowing Agreement. The funds borrowed under the Borrowing Agreement are convertible at the option of the holder into units of the Company’s securities at the lesser of (i) $0.319 per unit or (ii) 80% of the purchase price per share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in the aggregate proceeds. A unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.319. In connection with the notes, the Company also granted a five-year warrant to purchase 333 shares of the Company’s common stock at an exercise price of $0.319 per share for each $1,000 of principal amount. The Borrowing Agreement was in effect through December of 2010.  During the years ended December 31, 2010 and 2009, the Company entered into various notes payable covered by that Borrowing Agreement for an aggregate borrowing of $1,550,520 and $1,520,000, respectively.  In August 2009, certain notes aggregating $680,000 were assigned from other related party note holders and converted into similar notes as per the terms for notes disclosed herein. The notes bear interest at 12% per annum and are due 12 months from the respective dates of issuance. The notes are secured in accordance with the terms of a security agreement, whereby the note holder has a security interest in the assets of the Company.  On December 31, 2010, the notes were further extended by the note holders through August 15, 2011 with no change in any other terms of the notes or further consideration. Accrued interest on the notes as of December 31, 2010 and 2009 was $316,097 and $15,042, respectively.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

The conversion price of the notes is not fixed and determinable on the date of issuance and as such, in accordance with ASC Topic 815, “ Derivatives and Hedging”  (“ASC 815”), the embedded conversion options of the notes on the date of issuance were valued using the binomial lattice options pricing model and were recorded as derivative liabilities (See Note 11). The fair values of the conversion options and five-year warrants issued in connection with the notes on the date of issuance aggregated to $1,118,760 and $1,468,078 in 2010 and 2009, respectively, and were recorded as debt discount. The debt discount was amortized through the term of the notes. During the years ended December 31, 2010 and 2009, the Company recorded amortization of debt discount of $1,852,398 and $183,510, respectively. At December 31, 2010 and 2009, the outstanding balance of the unamortized debt discount was $550,930 and $1,284,568, respectively. During the years ended December 31, 2010 and 2009, the Company issued five-year warrants to purchase an aggregate of 506,667 and 530,174 shares of common stock, respectively, at an exercise price of $0.319 per share. The fair value of the five-year warrants was recorded as additional debt discount and amortized over the initial term of the note (see Note 15). Upon conversion of these notes, the Company is obligated to issue two-year warrants to purchase an aggregate of 9,625,455 shares of common stock at an exercise price of $0.319 per share.

(B)        Another related party also received convertible notes and warrants pursuant to the Borrowing Agreement and certain other note agreements.  In accordance with these agreements, the Company issued convertible notes equivalent to 5% of the face amount of the convertible notes described in paragraph (A) above.  At December 31, 2010 and 2009, an aggregate of $182,237 and $79,000 of notes payable had been issued in conjunction with this agreement. The notes are convertible, are secured by the assets of the Company and bear interest as described in paragraph (A) above.   On December 31, 2010, these notes were extended to August 15, 2011 with no change in any other terms of the notes.  Accrued interest on the notes as of December 31, 2010 and 2009 was $39,454 and $849, respectively.

The conversion price of the notes is not fixed and determinable on the date of issuance and as such, in accordance with ASC 815, the embedded conversion options of the notes on the date of issuance were valued using the binomial lattice options pricing model and were recorded as derivative liabilities (see Note 11). The fair value of the conversion options and five-year warrants issued in connection with the notes on the date of issuance were $105,237 and $79,000, respectively, for 2010 and 2009, and were recorded as debt discount. The debt discount was amortized through the term of the notes. During the years ended December 31, 2010 and 2009, the Company recorded amortization of debt discount of $127,281 and $9,875, respectively. At December 31, 2010 and 2009, the outstanding balance of unamortized debt discount was $47,081 and $69,125 respectively.

During the years ended December 31, 2010 and 2009, the Company issued five-year warrants to purchase an aggregate of 506,667 and 530,174 shares of common stock, respectively, at an exercise price of $0.319 per share. The fair value of the five-year warrants was recorded as additional debt discount and amortized over the initial term of the notes (see Note 15).  Upon conversion of these notes, the Company is obligated to issue two-year warrants to purchase an aggregate of 577,545 shares of common stock at an exercise price of $0.319 per share.

(C)        In August 2009, the Company entered into a $60,000 convertible note with a related party under the same agreement referred to above.  The note bears interest at a rate of 12% per annum and was originally due in September 2009, which was further extended through August 15, 2011.  Accrued interest on the note as of December 31, 2010 and 2009 was $8,250 and $2,250, respectively. The note was convertible at the option of holder into a unit of the Company’s securities at the lesser of (i) $0.319 per unit or (ii) 80% of the purchase price of a share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in aggregate proceeds. A unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.319.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

The conversion price of the note is not fixed and determinable on the date of issuance and as such, in accordance with ASC 815, the embedded conversion option of the notes on the date of issuance was valued using the binomial lattice options pricing model. The value of the embedded conversion option and the fair value of the five year warrant issued in connection with the notes were deemed immaterial on the date of issuance. During the year ended December 31, 2009, the Company issued five-year warrants to purchase an aggregate of 20,000 shares of common stock at an exercise price of $0.319 per share. Upon conversion of this note the Company is obligated to issue a two-year warrant to purchase an aggregate of 188,088 shares of common stock at an exercise price of $0.319 per share.

(D)        In December 2003, the Company issued a $50,000 note payable to a stockholder. The note bears interest at a rate of 5% per annum and was due in August 2008.  At December 31, 2010 and 2009, the balance outstanding was $50,000.  The note was in default at December 31, 2010 and 2009. Accrued interest related to the note for the years ended December 31, 2010 and 2009 was $5,147 and $2,647, respectively, which is included in accrued interest in the accompanying balance sheet.

Fully Converted Bonds Payable:

During the period from December 2003 through January 2007, the Company entered into a series of 8% convertible bond agreements with a related party, due five years from the date of issuance. The bonds were convertible into a unit of the Company’s securities at a conversion price ranging from $1.60 to $2.68 per unit, which was subject to adjustment from time to time in accordance with the bond agreement. The unit consisted of one share of common stock and one two-year warrant to purchase a one-third share of the Company’s common stock. The warrants were exercisable at the same price at which the bond was convertible on the conversion date. In accordance with ASC 815, instruments which do not have a fixed settlement provision are deemed to be derivative instruments. The 8% convertible bonds did not initially have a fixed settlement provision as the conversion price could have been lowered if the Company had issued securities at lower prices (“reset provisions”) and if the Company did not achieve specific target results as described in the bond agreement. Accordingly the embedded conversion options of the bonds were initially reported as derivative liabilities and the fair value of these liabilities were re-measured at each reporting period thereafter. The fair value of $405,554 at the date of issuance was recorded as a derivative liability and recorded as debt discount. The debt discount was amortized through the earlier of the life of the bond or the conversion date. For the year ended December 31, 2009, the Company recorded amortization of debt discount of $89,277.

The derivative liabilities had no remaining value at December 31, 2008 and accordingly, the change in the fair value of the derivative liability was recorded as gain on change in fair value of derivative liabilities. The fair value of the derivative liabilities on the conversion date was also zero and, accordingly, no gain or loss on change in fair value of derivative liabilities was recorded.

On June 13, 2009 (date of conversion), all of the outstanding principal balance outstanding on the bonds was converted into shares of the Company’s common stock as follows:

			Shares
	Principal Amount of Bond	Original Conversion price	Originally to be issued upon conversion	Additional shares issued due to anti- dilution	Total shares issued upon conversion
8% Series A-2	$1,000,000	$1.60	625,000	1,657,190	2,282,190
8% Series A-3	1,000,000	1.60	625,000	1,560,026	2,185,026
8% Series B	1,000,000	1.77	564,972	1,591,113	2,156,085
8% Series B-2	1,500,000	2.30	652,500	2,561,186	3,213,686
8% Series B-2s	750,000	2.30	326,250	1,366,670	1,692,920
8% Series B-3	2,148,000	2.68	802,097	5,146,531	5,948,628

Total	$7,398,000		3,595,819	13,882,716	17,478,535

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

On the date of the conversion, the accrued interest on the above bonds was also converted into shares of common stock as follows:

	Accrued interest on the bonds	Total shares issued upon conversion
8% Series A-2	$-	-
8% Series A-3	280,926	236,072
8% Series B	334,162	257,048
8% Series B-2	415,597	248,860
8% Series B-2s	187,500	110,294
8% Series B-3	475,729	243,964

Total	$1,693,914	1,096,238

On the date of conversion of the above bonds, the Company issued two-year warrants to purchase an aggregate of 5,065,448 shares of common stock to the bond holders at exercise prices ranging from $0.36 to $0.47 per share. The fair value of $645,963 relating to the warrants issued to bond holders was calculated using the binomial lattice option pricing model and was recorded as an immediate charge to interest expense on the date of conversion.

In addition, in 2003, the Company also entered into an agreement to pay $10,000 per month to the bond holders in exchange for management and financial consulting services.  On June 13, 2009, the Company had outstanding management fees of $385,000 which was converted into 616,477 shares of common stock at $0.62 per share on the date of the conversion as agreed by the stockholder and the Company.

Fully Converted Notes Payable:

The Company entered into the following transactions with two related party stockholders

(i)        On November 9, 2006, the Company issued a Series B-3 convertible note for a principal amount of $500,000, maturing five years from the date of purchase bearing interest at 8% percent per annum.  The note was convertible into a unit of the Company’s securities at a conversion price $2.68 per unit, which was subject to adjustment from time to time in accordance with the note agreement. The unit consisted of one share of common stock and one two-year warrant to purchase a one-third share of the Company’s common stock. The warrants were exercisable at the same price at which the note was convertible on the conversion date. In accordance with ASC 815, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The 8% convertible note did not initially have a fixed settlement provision as the conversion price could have been lowered if the Company had issued securities at lower prices (“reset provisions”) and if the Company did not achieve specific target results as described in the note agreement. Accordingly, the embedded conversion option of the note was initially reported as a derivative liability and the fair value of this liability was re-measured at each reporting thereafter. The fair value of $19,254 at the date of issuance was recorded as a derivative liability and recorded as deferred debt discount. The debt discount was amortized through the earlier of the life of the bond or the conversion date. For the year ended December 31, 2009, the Company recorded amortization of debt discount of $10,911. The fair value of the derivative liability had no remaining value at December 31, 2008 and accordingly on December 31, 2008, the change in the fair value of derivative liability was recorded as gain on change in fair value of derivative liabilities. On June 13, 2009, the date of conversion, the fair value of the derivative liability on the conversion date was also zero and accordingly no gain or loss due to change in fair value of derivative liabilities was recorded.  The principal balance of $500,000 along with accrued interest of $102,906 was converted into 1,380,226 and 52,772 shares, respectively, on June 13, 2009. In accordance with the note agreement, on the date of the conversion, the Company issued a two-year warrant to purchase 460,074 shares of common stock of the Company exercisable at $0.36 per share. The fair value of the warrants issued upon conversion of $55,209 was immediately recorded as interest expense.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

(ii)        On February 27, 2008, the Company entered into a separate convertible note agreement for an aggregate principal amount of $500,000, maturing five years from the date of purchase, and bearing interest at 14% per annum.  On maturity, the note is convertible into shares of commons stock at $0.50 per share. In connection with the issuance of the convertible note, the Company also granted a five-year warrant to purchase 366,000 shares of common stock at an exercise price of $0.50 per share. The Company recorded the relative fair value of warrants of $49,468 using the binomial lattice option pricing model as debt discount to the notes. For the year ended December 31, 2009, the Company recorded amortization of debt discount of $40,399. The effective conversion price of the embedded conversion option was greater than the market price of a share of the Company’s common stock and accordingly no additional debt discount was recorded. On June 13, 2009, the principal balance of the note of $500,000 and the related accrued interest of $90,969 was converted into 1,000,000 and 53,511 shares of common stock, respectively.

(iii)        One of two related party stockholders provided the following loans to the Company for an aggregate principal amount of $1,335,000, each maturing 18 months from its respective date of issuance.  The terms of the notes were as follows:

(a)         On March 24, 2008, the Company issued a note for $200,000, bearing interest at 14% per annum, maturing in 18 months from the date of issuance. On June 13, 2009, the principal amount of the note of $200,000 and the related accrued interest of $34,360, was converted into 320,248 and 55,019 shares of common stock of the Company at an agreed upon conversion price of $0.62 per share.

(b)         Between April 2008 and February 2009, the Company issued notes aggregating $1,135,000 of principal, bearing interest at 10% percent per annum and maturing 18 months from the date of issuance. On June 13, 2009, the principal amount of  $1,085,000 and the related accrued interest of $86,329 was converted into 1,737,344 and 138,233 shares of common stock of the Company, respectively, at an agreed upon conversion price of $0.62 per share. At December 31, 2010 and 2009, the outstanding balance of the note was $50,000.

In March and April of 2008, a related party stockholder, officer and director of the Company provided bridge loans aggregating $100,000 to the Company, each maturing six months from its respective date of issuance and bearing interest at five percent per annum.  On June 13, 2009, the principal amount of loans of $100,000 and the related accrued interest of $6,107 thereon were converted into 160,124 and 9,779 shares of common stock of the Company at $0.62 per share, respectively.

In December of 2003, the same stockholder and officer purchased from the Company a Series A bond for a principal amount of $50,000, maturing five years from the date of purchase and bearing interest at ten percent per annum. On June 13, 2009, the principal amount of $50,000 and the accrued interest of $27,708 of such bond was converted into 156,740 and 34,635 shares of common stock at $0.32 and $0.80 per share, respectively. Upon conversion of the bond, the Company issued 2,080,407 additional shares to the bond holder and the valuation of such shares of $663,650 was recorded by the Company as additional interest.

During the period from June 2008 through November 2008, the Company entered into a series of bridge loans with a related party affiliated with one of the members of the Board of Directors for an aggregate principal amount of $430,000, each maturing 18 months from its respective date of issuance and bearing interest at five percent per annum. In August 2009, the principal amount of $430,000 was assigned to another related party note holder as discussed elsewhere in this note. On June 13, 2009, related accrued interest on the notes aggregating $17,969 was converted into 28,773 shares common stock of the Company at $0.62 per share.

In April 2008, the Company issued two convertible notes for an aggregate amount of $250,000 to a stockholder. The notes bear interest at 5% per annum and were due July 31, 2009. In August 2009, the principal amount of $250,000 was assigned to another related party note holder as discussed elsewhere in this note. Related accrued interest on such notes was cancelled upon the assignment and warrants to purchase 227,588 shares of common stock were also cancelled.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 11 – Derivative Liabilities – Related Parties

In June 2008, the FASB finalized a new sub-section of ASC 815, titled “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock.” Under this new sub-section, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has determined that certain embedded conversion options of various bonds and notes payable which do not have fixed settlement provisions and, accordingly are not indexed to its own stock, are deemed to be derivative liabilities.  The embedded conversion options of the various bonds and notes issued by the Company do not have fixed settlement provisions as the conversion and exercise prices of such instruments may be lowered if the Company issues securities at a price less than the conversion price in the future.  The Company was required to include the reset provisions in order to protect the note holders from the potential dilution associated with future financings.  In accordance with this standard, the conversion option of these bonds and notes was separated from their respective host contracts and recognized as embedded derivative liabilities. The warrants issued in connection with the bonds and notes payable were not considered derivative liabilities because they have a fixed settlement provision. The conversion feature of the bonds and notes has been re-characterized as derivative liabilities. The fair values of these liabilities are re-measured at the end of every reporting period with the change in value reported in the statement of operations.

On the date of issuance, the Company measured the fair value of the embedded conversion option of the various series of the bonds using the binomial lattice option pricing model with the following assumptions:

	Risk Free interest rate	Expected volatility	Expected life (in years)	Expected dividend yield	Fair value on date of issuance
Bonds Series A	3.37%	105%	5	0%	$55,800
Bonds Series A-2	3.46%	105%	5	0%	61,937
Bonds Series A-3	3.86%	105%	5	0%	34,979
Bonds Series B	3.71%	100%	5	0%	88,316
Bonds Series B-2	3.85%	95%	5	0%	91,747
Bonds Series B-2s	3.85%	95%	5	0%	50,611
Bonds Series B-3	4.99%	75%	5	0%	77,964
Bonds Series B-3 SM	4.99%	70%	5	0%	19,254

Because there was a scheduled forced conversion of the bonds in June 2009, if the converted value of the bonds was less than the face value of the bonds, it was assumed that the conversion option had no value as of December 31, 2008 and in June 2009. Accordingly the change in fair value of the embedded conversion option of bonds from the date of issuance was recorded as gain on change in fair value of derivative liabilities on December 31, 2008 and reduced the derivative liabilities to zero. The related debt discount of $424,808 was amortized from the date of issuance of the bonds through the date of its conversion.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

The fair value of the embedded conversion options of various notes payable were measured using the binomial lattice options pricing model using the following assumptions:

	December 31, 2010	December 31, 2009	Date of Issuance
Notes payable (Group 1)
Risk free rate	.19%	.47%	.71%
Expected volatility	65%	95%	100%
Expected life (in years)	.63	1.18	1.45
Expected dividend yield	0	0	0
Fair value	$850,863	$1,328,784	$1,457,384

Notes payable (Group 2)
Risk free rate	.19%		.30% -.37%
Expected volatility	65%		80% - 90%
Expected life (in years)	.63		1
Expected dividend yield	0		0
Fair value	$300,955		$409,487

Notes payable (Group 3)
Risk free rate	.19%		.33% - .34%
Expected volatility	65%		65%
Expected life (in years)	.63		1
Expected dividend yield	0		0
Fair value	$494,034		$695,014

Total fair value	$1,645,852	$1,328,784	$2,561,885

The risk-free interest rate was based on the rates of treasury securities with the same terms as the expected terms of the instruments.  The Company based expected volatility on the historical volatility for ten comparable publicly traded company’s common stock.  The expected life of the notes was based on the maturity of the notes.  The expected dividend yield was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

On the date of issuance, the derivative liabilities associated with the embedded conversion options was $2,561,885 in the aggregate. At December 31, 2010 and 2009, the derivative liability associated with the conversion option of the notes was revalued at $1,645,852 (which includes the impact on the valuation of extending the notes and related conversion option to August 15, 2011) and $1,328,784, respectively. The change in fair value for the years ended December 31, 2010 and 2009 of $787,433 and $128,600, respectively, is included as gain on change in fair value of derivative liabilities in the accompanying statements of operations for the years ended December 31, 2010 and 2009.

Note 12 - Fair Value Measures

The FASB’s accounting standard for fair value measurements establishes a valuation hierarchy for disclosure of the inputs to valuation models used to measure fair value.  This hierarchy prioritizes the inputs into three broad levels as follows.  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.  Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.  Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.  A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

The following table provides the assets and liabilities carried at fair value measured on a recurring basis as of December 31, 2010 and 2009, respectively:

		Fair Value Measurements
	Total Carrying Value at December 31, 2010	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities:
December 31, 2010	$1,645,852	$-	$-	$1,645,852
December 31, 2009	$1,328,784	$-	$-	$1,328,784

The derivative liabilities are measured at fair value using the binomial lattice options pricing model and are classified within Level 3 of the valuation hierarchy. The significant assumptions and valuation method that were used to determine fair value and the change in fair value of derivative liabilities at the date of issuance and at the years ended December 31, 2009 and 2010 are discussed in Note 11.

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

	Years Ended December 31,
	2010	2009
Fair value, beginning of period	$1,328,784	$-
Derivative liabilities recorded during the period	1,104,501	1,457,384

Net unrealized gain on derivative financial instruments	(787,433)	(128,600)
Fair value, end of period	$1,645,852	$1,328,784

Note 13 – Income Taxes

The Company files tax returns in U.S. Federal, state and local jurisdictions, including California and North Carolina, and is subject to audit by tax authorities beginning in the year ended December 31, 2007.

The income tax provision (benefit) consists of the following:

	Years ended December 31,
	2010	2009
Federal
Current	$-	$-
Deferred	(1,194,485)	(1,041,509)

State
Current	-	-
Deferred	(210,791)	(183,796)
	(1,405,276)	(1,225,305)
Change in valuation allowance	1,405,276	1,225,305
Income tax provision (benefit)	$-	$-

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

For the periods ended December 31, 2010 and December 31, 2009, the expected tax expense (benefit) based on the statutory rate is reconciled with the actual tax expense (benefit) as follows:

	Years ended December 31,
	2010	2009
US Federal statutory rate	(34.0)%	(34.0)%
State income tax, net of federal benefits	(6.0)%	(6.0)%
Fair value of stock issuance	-	5.5%
Other permanent differences	-	0.2%

Change in valuation allowance	40.0%	34.3%

	0.0%	0.0%

As of December 31, 2010 and December 31, 2009, the Company’s deferred tax assets consisted of the effects of temporary differences to the following:

	Years ended December 31,
	2010	2009
Net operating loss	$4,748,894	$3,704,379
Stock based compensation	213,072	126,432
Fixed assets	3,751	24,764
Intangible assets	49,894	12,551
Debt discount on warrants	534,084	478,884
Mark to market of conversion options	429,397	531,514
Accrued vacation	53,700	44,080

Total deferred tax assets	6,032,792	4,922,604

Valuation allowance	(5,817,754)	(4,412,478)

Deferred tax asset, net of allowance	215,038	510,126
Deferred tax liabilities
Amortization of conversion option	$(215,038)	$(510,126)

Net deferred tax assets (liabilities)	$-	$-

For the years ended December 31, 2010 and December 31, 2009, the Company had approximately $11,872,235 and $9,260,947 of federal and state net operating loss carryovers which begin to expire in 2023.  These net operating loss carryovers are subject to limitation under Section 382 of the Internal Revenue Code when there is a greater than 50% ownership change, as determined under the regulations.  Based on its analysis, there was a change of control in June 2009, and the Company has determined that due to the annual limitation under Section 382, $7,330,420 of net operating losses will expire unused.  Therefore, the Company has reduced the related deferred tax asset for net operating loss carryovers by $2,932,168 in the year ended December 31, 2009.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and taxing strategies in making this assessment.  Based on this assessment, management has established a full valuation allowance against all of the net deferred tax assets for each period, since it is more likely than not that all of the deferred tax assets will not be realized.  The change in valuation allowance for the years ended December 31, 2010 and December 31, 2009 was $1,405,276 and $1,225,305, respectively.

Effective January 1, 2001, the Company adopted the FASB’s guidance on accounting for uncertainty in income taxes.  In accordance with this guidance, interest costs and related penalties related to unrecognized tax benefits are required to be calculated, if applicable.  No interest and penalties associated with income taxes were recorded during the years ended December 31, 2010 and December 31, 2009.  As of December 31, 2010 and December 31, 2009, no liability for unrecognized tax benefits was required to be reported.  The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Note 14 - Capital Stock

Preferred Stock:
The Company is authorized to issue 2,000,000 shares of preferred stock with a par value of $0.001 per share.

In May 2007, two stockholders purchased an aggregate of 699,301 shares of 8% convertible preferred stock for $2,000,000 at $2.86 per share.  Each preferred share was convertible into one share of common stock of the Company. In connection with the issuance of the convertible preferred stock, the Company also issued two-year warrants to purchase an aggregate of 139,860 shares of common stock at an exercise price of $0.50 per share. The relative fair value of the warrants issued in connection with the preferred stock was minimal. These warrants expired in May 2009.  On June 13, 2009, the preferred stock was converted into 699,301 shares of common stock of the Company and the accrued dividend thereon of $333,808 ($260,978 accrued prior to 2009 and $72,830 accrued in 2009 as of the date of conversion) was converted into 534,507 shares of common stock of the Company at $0.62 per share. In connection with the conversion of the preferred stock, the Company issued 197,560 shares of common stock to preferred stock holders and recorded an additional dividend of $63,022.

Common Stock:
The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share.

On June 13, 2009, the Company issued shares for the following:

•	Conversion of $7,398,000 of bonds into 17,478,535 shares of common stock (see Note 10);

•	Conversion of $2,435,000 in notes into 4,754,682 shares of commons stock (see Note 10);

•	Conversion of accrued interest on various loans of $2,075,870 into 1,517,745 shares of common stock (see Note 10);

•	Conversion of accrued fees of $385,000 into 616,477 shares of common stock (see Note 10);

•	Conversion of 699,301 preferred shares into 699,301 shares of common stock (see “Preferred Stock” above); and

•	Conversion of accrued dividend of $333,808 into 534,507 shares of common stock (see “Preferred Stock” above)

During the year ended December 31, 2009, an employee exercised his option to purchase 18,771 shares of common stock for $9,197.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

During the year ended December 31, 2010, the Company converted accrued interest of $16,606 into 51,636 shares of common stock.

Note 15 – Stock Warrants

On June 13, 2009, upon conversion of a series of 8% convertible bonds into shares of common stock, the Company issued two-year warrants to the bondholders to purchase 5,525,522 shares of its common stock at exercise prices ranging from $0.36 to $0.47 per share for a term of two years. Using the binomial lattice options pricing model, the Company determined that the fair value of these warrants was $701,172. This fair value was immediately recorded as interest expense in the accompanying statements of operations.

In January 2009, the Company issued warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share for a term of five years in connection with two $100,000 notes, which were valued using the binomial lattice option pricing model and determined that the relative fair value was $10,874. The fair value was recorded as debt discount and amortized over the life of the note. In addition, during 2009, the Company issued warrants to purchase 1,074,097 shares of common stock at an exercise price of $0.001 per share for a term of five years to the note holder for extending the term of the note for a month. Using the binomial lattice options pricing model, the Company determined the fair value of these warrants was $332,970. The fair value was immediately recorded as interest expense in the accompanying statements of operations.

Further, during 2009, the Company issued warrants to purchase 1,013,334 shares of common stock at an exercise price of $0.319 per share for a term of five years to two note holders in connection with the issuance of notes payable aggregating $1,599,000. Using the binomial lattice options pricing model, the Company determined the relative fair value of the warrants was $90,532. The fair value was recorded as debt discount and amortized over the life of the notes.

During the year ended December 31, 2010, the Company issued warrants to purchase 1,042,249 shares of common stock at an exercise price of $0.319 per share for a term of five years to two note holders in connection with the issuance of notes payable aggregating $1,655,757. Using the binomial lattice options pricing model, the Company determined the relative fair value of the warrants was $119,495. The fair value was recorded as debt discount and amortized over the life of the notes.

As of December 31, 2010 and 2009, warrants outstanding and exercisable totaled 10,620,224 and 8,427,068 with weighted average exercise prices of $0.35 and $0.36, respectively. The weighted average remaining contractual life as of December 31, 2010 was 0.59 years.

The range of assumptions used in the binomial lattice option pricing model to calculate the fair value of the warrants was as follows:

	Years ended December 31,
	2010	2009

Exercise price	$0.001-$1.000	$0.001-$1.000

Estimated life	3.72-4.42 years	4.73 years

Volatility	70%	65%

Risk free rate	1.52-2.01%	2.69%

Dividend rate	0%	0%

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

The risk-free interest rate was based on rates of treasury securities with the same expected term as the options.  Expected volatility is based on implied volatilities from similar companies that operate within the similar industry sector index. The Company calculated the historical volatility for each comparable company to come up with an expected average volatility and then adjusted the expected volatility based on factors such as historical stock transactions, major business transactions, and industry trends. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates and historical exercise behavior. The expected dividend yield was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

Warrant transactions for the years ended December 31, 2010 and 2009 were as follows:

	Number of Shares	Warrant Price Per Share	Weighted Average Exercise Price Per Share
Balance at January 1, 2009	50,000	$1.00	$1.00
Granted in 2009	8,619,056	$0.001 - $1.00	$0.36
Expired/cancelled in 2009	(261,988)	$.50 - $.54	$0.54
Balance at December 31, 2009	8,407,068	$.001 - $1.00	$0.36
Granted in 2010	2,213,156	$0.32	$0.32
Expired/cancelled in 2010	-	-	-
Balance at December 31, 2010	10,620,224	$0.001 - $1.00	$0.35

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2010 and 2009:

As of December 31, 2010

Exercise Prices	Number Outstanding	Weighted average remaining contractual life (years)	Proceeds Upon Exercise	Intrinsic Value	Expiration Date
$.001 - $1.00	10,620,224	2.38 years	$3,674,996	$402,461	June 2011 – August 2015

As of December 31, 2009

Exercise Prices	Number Outstanding	Weighted average remaining contractual life (years)	Proceeds Upon Exercise	Intrinsic Value	Expiration Date

$.001 - $1.00	8,407,068	2.85 years	$2,968,999	$402,461	June 2011 – August 2014

The intrinsic value is calculated as the difference between the market value of the Company’s common stock at December 31, 2010 and 2009, which was $0.32 per share and the exercise price of the warrants.
Note 16 - Stock Option Plan

The Company’s Board of Directors adopted a Stock Incentive Plan (the “Plan”) under which the Company may issue options to purchase common stock to employees, directors and consultants.  The Company reserved 6,296,782 shares of common stock for issuance under the Plan.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

During the years ended December 31, 2010 and 2009, the Board of Directors granted options to employees and members of the Board of Directors for the purchase of 8,029,912 and 141,395 shares of common stock at exercise prices ranging from $0.19 - $0.49 and $0.32 - $0.49, respectively. The options granted to employees have a term of 4 years, one-fourth of the options vest one year from the date of issuance and the balance vest in equally monthly installments over the next thirty six months. During the years ended December 31, 2010 and 2009, the fair value of these options was estimated at $1,124,188 and $19,795, respectively, using the Black-Scholes pricing model with the following assumptions.

	December 31,
	2010	2009
Risk free interest rate	1.52%	2.20%
Expected volatility	70%	70%
Expected life (in years)	4	4
Expected dividend yield	0%	0%

The risk-free interest rate was based on rates of treasury securities with the same expected term as the options.  Expected volatility is based on implied volatilities from similar companies that operate within the similar industry sector index. The Company calculated the historical volatility for each comparable company to come up with an expected average volatility and then adjusted the expected volatility based on factors such as historical stock transactions, major business transactions, and industry trends. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates and historical exercise behavior. The expected dividend yield was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

Effective October 1, 2006, the Company adopted the provisions under ASC 718 using the modified prospective method and the Black-Scholes option pricing model to record stock-based compensation expense in the statements of operations. Stock-based compensation expense is recognized over the period of service, which is generally the vesting period.  During the years ended December 31, 2010 and 2009, the Company recorded $216,600 and $252,854, respectively, of stock compensation expense.  These amounts have been included in general and administrative expenses within the statements of operations. As of December 31, 2010, the fair value of the unvested stock options amounted to $1,067,669, which is expected to be recognized over the weighted average remaining contractual life of approximately 3.0 years.

Stock option transactions under the Plan are as follows:

	Number of Shares	Option Price Per Share	Weighted Average Exercise Price Per Share
Balance at January 1, 2009	3,408,058	$0.49	$0.49
Granted in 2009	141,395	0.32 - 0.49	0.43
Forfeited/expired in 2009	0		-
Exercised in 2009	(18,771)	0.49	0.49

Balance at December 31, 2009	3,530,682	0.32 - 0.49	0.47
Granted in 2010	8,029,912	0.19 - 0.49	0.20
Forfeited/expired in 2010	(188,956)	0.49	0.49
Exercised in 2010	-		-

Balance at December 31, 2010	11,371,638	$0.19-$0.49	$0.28

Exercisable at December 31, 2010	3,745,428	$0.19-$0.49	$0.41

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

Note 17 – Related Party Transactions

During the years ended December 31, 2010 and 2009, the Company entered into various related party transactions with respect to financing arrangements with a Company stockholder, its Board of Directors and with their affiliated entities. The outstanding balances of debt and the related accrued interest as of December 31, 2010 and 2009, and interest expense for the years ended December 31, 2010 and 2009, are disclosed in Note 10.

As disclosed in Note 7, the Company has a note receivable of $187,717 as of December 31, 2010 and 2009, from an officer and stockholder of the Company.  This note was forgiven on July 29, 2011.

Commencing in September 2009, the Company was obligated to pay management fees of $10,000 per month to a stockholder.  During the years ended December 31, 2010 and 2009, the Company incurred $120,000 and $40,000 of such fees respectively. The balance due as of December 31, 2010 and 2009 was $160,000 and $40,000, respectively.

The Company is obligated to pay financing fees to a stockholder equal to 10% of the proceeds from note issuances to another related party. No such fees were incurred during either 2010 or 2009. During the six months ended June 30, 2011, the Company issued $3,000 of notes to the stockholder and accrued another $3,000 fee to satisfy the financing fee obligation.

Note 18 – Commitment

The Company leases facilities in Las Vegas, Nevada and Raleigh, North Carolina under non-cancelable operating leases, expiring in 2014 and 2011, respectively.  In addition, the Company has a month to month lease in San Francisco, California.  For the years ended December 31, 2010 and 2009, rent expense was $189,915 and $172,704, respectively and was recorded as part of general and administrative expenses within the statements of operations.

Future minimum payments at December 31, 2010 required under the operating leases are as follows:

Years ending December 31:

2011	$195,713
2012	177,323
2013	182,650
2014	188,128

Total	$743,814

Note 19 - Subsequent Events

Issuance of Convertible Notes Payable Pursuant to the Borrowing Agreement:
During February 2011, the Company borrowed $63,000 pursuant to the Borrowing Agreement.  The funds borrowed under the Borrowing Agreement are convertible at the option of the holder into units of the Company’s securities at the lesser of (i) $0.319 per unit or (ii) 80% of the purchase price per share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in aggregate proceeds. A unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.319. In connection with the issuance of the notes, the Company also granted five-year warrants to purchase 40,000 shares of the Company’s common stock at an exercise price of $0.319 per share.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

The conversion price of the notes was not fixed and determinable on the date of issuance and as such in accordance with ASC 815, the embedded conversion options of the notes on the date of issuance were valued using the binomial lattice options pricing model and recorded as derivative liabilities (see Note 11). The fair values of the conversion options ($29,617) and five-year warrants ($4,750) issued in connection with the notes on the date of issuance aggregated $34,367, and were recorded as debt discount.

Issuance of Common Stock:
On March 31, 2011, $2,500 of accrued interest associated with the non-related party convertible note payable was settled by delivering 7,837 shares of the Company’s common stock to the note holder.

Warrant Term Extension:
On June 15, 2011, 5,525,522 warrants that were scheduled to expire were extended for two years. The value of the modified warrants was deemed to be immaterial after applying the binomial lattice option pricing model using the following assumptions: risk-free rate of 0.81% to 1.40%; expected volatility of 75%; expected term of 0.21 years; and dividend yield of 0%.

Issuance and Conversion of Convertible Bridge Notes:
Through August 2011, the Company issued Convertible Bridge Notes with an aggregate principal amount of $2,275,000 to third parties which mature in October and December 2011. The Convertible Bridge Notes bear interest at 10% per annum. The Convertible Bridge Notes are secured in accordance with the terms of a security agreement, whereby the note holders have a security interest in all of the equipment, inventory and goods owned by the Company.  Upon the closing of the reverse merger (see below), these Convertible Bridge Notes were assigned to the affiliated public company and all amounts due plus accrued interest on these notes was converted into shares of common stock and warrants of the public company at $0.25 per unit. A unit consists of one share of common stock of the public company and a five-year warrant to purchase half of a share of common stock of the public company at a price of $0.625 per share.

Consulting Agreement:
On August 21, 2011, the Company entered into an agreement for public relations and financial communications services for a term that expires on November 21, 2011.  In consideration of services to be rendered, the Company agreed to pay $15,000 in cash per month in advance, for an aggregate of $45,000, and, subject to the consummation of the reverse merger, to issue 70,000 shares of the public company common stock per month, for an aggregate of 210,000 shares.  The Company will value the shares and record the associated consulting expense at each issuance date.

Forgiveness of Indebtedness:
On July 29, 2011, the Company’s board of directors approved that, immediately prior to, and conditioned upon the effectiveness of the reverse merger, a note receivable of $187,717 from an officer and stockholder of the Company (as described in Note 4) was written-off after being forgiven by the Company and a special bonus of approximately $143,000 was awarded to cover taxes associated with income to the stockholder from the forgiveness of the note.

Reverse Merger:
On September 21, 2011, the Company executed a reverse merger agreement with a public company and its wholly owned subsidiary (the “Merger Agreement”).  Pursuant to the Merger Agreement and following the Offering (see below), the stockholders of the Company received an aggregate of 72.7% of the common stock of the public company as a result of exchanging each share of common stock of the Company for (1) 1.27126 shares of common stock of the public company (the “Merger Shares”); and (2) 1.27126 warrants, each to purchase one-half share of common stock of the public company (the “Merger Warrants”).

An indemnification representative for the Company’s stockholders executed an Escrow Agreement, whereby it was agreed that 5% of the Merger Shares due to the Company’s stockholders would be held in escrow for a two year period.  In addition, a Lock-Up Agreement requires that (1) officers, directors, key employees and holders of 10% or more of the Company’s common stock not sell or otherwise transfer their shares for a period of eighteen months; and (2) the Company not register their shares for resale for a period of two years.

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

The Merger Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock and are identical to the Investor Warrants (see below) in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) the Company may redeem the Merger Warrants only if they are eligible to be exercised on a cashless basis; and (iii) they are only exercisable on a cashless basis in connection with a redemption of the Merger Warrants and only commencing one year after the date of filing this Current Report on Form 8-K with the SEC regarding the reverse merger.

Conversion, Exercise and Cancellation of Financial Instruments:
On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger: (1) all of the outstanding convertible notes converted into an aggregate of 15,425,196 shares of the Company’s common stock; (2) warrants to purchase 1,271,178 shares of common stock were exercised for total proceeds of $3,045 and all of the remaining warrants were cancelled; and (3) all of the outstanding options to purchase shares of the Company’s common stock were cancelled.

Private Offering:
In July 2011, the public company commenced a private offering (the “Offering”) pursuant to which, on September 21, 2011, the Company had an initial closing on the sale of 12,547,757 investor units (“Units”), at a price of $0.25 per Unit, or $3,136,938 of aggregate gross proceeds. The initial closing on the sale of Units included the conversion of $2,275,000 of principal, plus accrued interest, from the Convertible Bridge Notes previously received by the Company between April 2011 and August 2011.  The Offering for the remaining 7,452,243 Units will continue after the closing of the reverse merger. Each Unit consists of one share of common stock and a warrant to purchase one-half share of its common stock (the “Investor Warrants”), such that 12,547,757 shares of common stock and Investor Warrants to purchase 6,273,880 shares of common stock were issued.

The Offering was made on an “all or nothing” basis with respect to a minimum of 12,000,000 Units ($3,000,000 of aggregate proceeds) and on a “best efforts” basis with respect to a maximum of 20,000,000 Units ($5,000,000 of aggregate proceeds).  In addition, in the event the maximum number of Units is sold, the placement agent and the Company have the option to offer an additional 4,000,000 Units ($1,000,000 of aggregate proceeds).  The closing of the minimum offering of 12,000,000 Units and the closing of the reverse merger were conditioned upon each other.

The Investor Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock.  The Investor Warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $1.25, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 50,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one trading day in which there is no trading in the Company’s common stock.

The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. Alternatively, the Investor Warrants may be exercised on a cashless basis commencing one year after the date of filing of the Current Report on Form 8-K with the SEC regarding the reverse merger if no registration statement registering the shares underlying the Investor Warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.25 (as specified in the warrant agreement).

Visual Network Design, Inc.
(dba Rackwise)
Notes to Financial Statements

The placement agent for the Offering received a cash commission of 10% of the funds raised from investors in the Offering that were directly attributable to the placement agent. In addition, the placement agent received five-year warrants to purchase shares of common stock equal to 10% of the Units sold to investors in the Offering (the “Broker Warrants”). As a result of the foregoing arrangement, the placement agent (1) was paid cash commissions of $68,750; (2) was reimbursed for $23,400 of out-of-pocket expenses; and (3) was issued five-year Broker Warrants to purchase 275,000 shares of common stock. In addition, the placement agent acted as a finder in connection with the Convertible Bridge Note financing. In such capacity, it earned a fee of $2,500 related to the issuance of a $25,000 Convertible Bridge Note, plus a warrant, which was converted upon the initial closing of the Offering into a warrant to purchase up to 10,000 shares of the public company common stock.

The Broker Warrants are identical to the Investor Warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.25 per share of common stock.

On September 21, 2011, the Company executed a registration rights agreement, whereby the Company committed to file a registration statement covering the resale of the common stock underlying the Units sold or to be sold in the Offering and the common stock that is issuable upon exercise of the Investor Warrants (but not the common stock that is issuable upon exercise of the Broker Warrants or Merger Warrants) within 75 days of the final closing of the Offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed. The Company will be liable for monetary penalties at the monthly rate of 1% (to a maximum of 10%) of each holder’s investment in the Offering until the failure to meet the above deadlines are cured. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities (1) which may be sold by such holder under Rule 144 or pursuant to another exemption from registration; or (2)  which the Company is unable to register due to limits imposed by Rule 415 under the Securities Act (which shares would then be eligible for “piggyback” registration rights with respect to any registration statement filed by the Company within two years following the effectiveness of the original registration statement).

RACKWISE, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011 and 2010

Rackwise, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2011	2010
	(unaudited)
Assets

Current Assets:
Cash	$198,677	$47,366
Accounts receivable, net of allowance for factoring fees of $38,418 and $160,551, respectively	110,763	1,044,999
Prepaid expenses and other current assets	124,681	39,053
Total Current Assets	434,121	1,131,418

Property and equipment, net	97,772	84,223
Intangible assets, net	164,091	198,126
Deposits and other assets	22,132	17,941
Total Assets	$718,116	$1,431,708

Liabilities and Stockholders' Deficiency

Current Liabilities:
Accounts payable	$1,327,391	$868,895
Accounts payable - related parties	385,874	282,237
Due to factor	341,060	946,790
Accrued expenses	983,493	589,765
Accrued interest - related parties	7,023	368,950
Current portion of notes payable, net of debt discount - related parties	50,000	2,764,741
Derivative liabilities - related parties	-	1,645,852
Current portion of capital lease obligations	6,255	7,074
Deferred revenues	548,425	903,158
Other current liabilities	21,991	22,005
Total Current Liabilities	3,671,512	8,399,467
Notes payable, non-current portion	-	100,000
Capital lease obligations, non-current portion	-	4,420
Total Liabilities	3,671,512	8,503,887
Commitments and Contingencies	-	-

Stockholders' Deficiency:
Preferred stock, $0.0001 par value; authorized - 10,000,000 shares; issued and outstanding - none	-	-
Common stock, $0.0001 par value; authorized - 300,000,000 shares; issued and outstanding - 82,547,775 and 38,846,743 shares, respectively	8,255	3,885
Additional paid-in capital	26,461,941	18,117,348
Note receivable - stockholder	-	(187,717)
Accumulated deficit	(29,423,592)	(25,005,695)
Total Stockholders' Deficiency	(2,953,396)	(7,072,179)
Total Liabilities and Stockholders' Deficiency	$718,116	$1,431,708

See Notes to these Condensed Consolidated Financial Statements

Rackwise, Inc.
Condensed Consolidated Statements of Operations

(unaudited)

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010

Revenues	$664,822	$668,378	$1,461,403	$1,769,703
Direct cost of revenues	63,746	91,333	162,217	262,894
Gross Profit	601,076	577,045	1,299,186	1,506,809

Operating Expenses
Sales and marketing	445,079	445,304	1,022,654	1,202,024
Research and development	271,818	211,405	717,091	736,811
Transaction expenses	882,403	-	882,403	-
General and administrative	1,067,470	550,895	2,324,266	1,531,929
Total Operating Expenses	2,666,770	1,207,604	4,946,414	3,470,764
Loss From Operations	(2,065,694)	(630,559)	(3,647,228)	(1,963,955)

Other Income (Expense)
Interest, net	(49,550)	(119,757)	(332,940)	(310,886)
Amortization of debt discount	(123,117)	(644,102)	(632,380)	(1,585,152)
Amortization of deferred financing costs	(179,062)	-	(347,632)	-
Gain (loss) on change in fair value of derivative liabilities	165,063	(107,729)	542,283	714,893
Total Other Expense	(186,666)	(871,588)	(770,669)	(1,181,145)
Net Loss	$(2,252,360)	$(1,502,147)	$(4,417,897)	$(3,145,100)
Net Loss Per Common Share - Basic and Diluted	$(0.05)	$(0.04)	$(0.11)	$(0.08)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	44,746,997	40,436,250	41,905,720	40,418,103

See Notes to these Condensed Consolidated Financial Statements

Rackwise, Inc.
Condensed Consolidated Statement of Changes in Stockholders' Deficiency
For the Nine Months Ended September 30, 2011

(unaudited)

			Additional	Note
	Common Stock		Paid-In	Receivable -	Accumulated
	Shares	Amount	Capital	Stockholder	Deficit	Total

Balance - December 31, 2010	38,846,743	$3,885	$18,117,348	$(187,717)	$(25,005,695)	$(7,072,179)

Conversion of notes and accrued interest into shares of common stock	28,901,267	2,890	6,436,200	-	-	6,439,090

Stock-based compensation	-	-	255,799	-	-	255,799

Exercise of warrants	1,609,747	161	2,884	-	-	3,045

Issuance of common stock and warrants - private placement, net	3,190,000	319	512,774	-	-	513,093

Reclassification of derivative liability to equity	-	-	1,133,186	-	-	1,133,186

Outstanding common stock of Rackwise, Inc. at the time of the exchange	10,000,018	1,000	(1,000)	-	-	-

Forgiveness of note receivable - stockholder	-	-	-	187,717	-	187,717

Warrants issued in connection with convertible notes	-	-	4,750	-	-	4,750

Net loss	-	-	-	-	(4,417,897)	(4,417,897)

Balance - September 30, 2011	82,547,775	$8,255	$26,461,941	$-	$(29,423,592)	$(2,953,396)

See Notes to these Condensed Consolidated Financial Statements

Rackwise, Inc.
Condensed Consolidated Statements of Cash Flows

(unaudited)

	For The
	Nine Months Ended September 30,
	2011	2010
Cash Flows From Operating Activities
Net loss	$(4,417,897)	$(3,145,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	37,653	46,941
Amortization of intangible assets	104,057	124,033
Stock-based compensation	255,799	129,584
Forgiveness of note receivable - stockholder	187,717	-
Change in fair value of derivative liabilities	(542,283)	(714,893)
Amortization of debt discount	632,380	1,585,150
Amortization of deferred financing costs	347,632	-
Provision for factoring fees	(122,133)	(62,954)
Changes in operating assets and liabilities:
Accounts receivable	1,056,369	616,965
Prepaid expenses and other current assets	(85,628)	(3,753)
Accounts payable	458,496	(10,356)
Accounts payable – related parties	103,637	218,110
Due to factor	(605,730)	(373,800)
Accrued expenses	393,728	160,922
Accrued interest – related parties	326,429	236,776
Deferred revenues	(354,733)	(49,633)
Other current liabilities	(14)	-
Deposits and other assets	(4,191)	(2,789)
Total Adjustments	2,189,185	1,900,303
Net Cash Used in Operating Activities	(2,228,712)	(1,244,797)

Cash Flows From Investing Activities
Acquisition of property and equipment	(51,202)	(63,173)
Acquisition of intangible assets	(70,022)	(134,956)
Net Cash Used in Investing Activities	(121,224)	(198,129)

Cash Flows From Financing Activities
Proceeds from notes payable	2,337,980	1,653,759
Repayment of notes payable	-	(200,000)
Deferred financing costs	(347,632)	-
Proceeds from warrant exercise	3,045	-
Issuance of common stock and warrants, net [1]	513,093	-
Payment of capital lease obligations	(5,239)	(4,809)
Net Cash Provided by Financing Activities	2,501,247	1,448,950
Net Increase In Cash	151,311	6,024

Cash - Beginning	47,366	4,890
Cash - Ending	$198,677	$10,914

[1]  Gross proceeds of $797,500, less issuance costs of $284,407.

See Notes to these Condensed Consolidated Financial Statements

Rackwise, Inc.
Condensed Consolidated Statements of Cash Flows - Continued

(unaudited)

	For The
	Nine Months Ended September 30,
	2011	2010
Supplemental Disclosures of Cash Flow Information:

Non-cash financing activites:

Conversion of notes payable into shares of common stock	$5,750,753	$-

Conversion of accrued interest into shares of common stock	$688,337	$13,566

Reclassification of derivative liabilities into equity	$1,133,186	$-

Warrants issued in connection with convertible notes	$4,750	$119,495

See Notes to these Condensed Consolidated Financial Statements

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1 – Organization, Operations, and Basis of Presentation

Organization and Operations

Rackwise, Inc., formerly Visual Network Design, Inc. (“Rackwise” or the “Company”), is headquartered in San Francisco, California with offices in Las Vegas, Nevada; El Segundo, California; and Research Triangle, North Carolina. The Company creates Microsoft applications for network infrastructure administrators that provide for the modeling, planning, and documentation of data centers. The Company sells its applications in four primary products: Rackwise Standard Edition, Rackwise Enterprise Edition, Rackwise Data Center Manager and Rackwise Web edition.

On August 24, 2010, Cahaba Pharmaceuticals, Inc., a Nevada corporation formed on August 20, 2010 (“Cahaba”) merged with MIB Digital, Inc., a Florida corporation formed on September 23, 2009. Cahaba was the survivor in the merger and the principal purpose of the merger was to change the domicile of the company from Florida to Nevada. On July 8, 2011, Cahaba merged with Visual Network Design, Inc., a Nevada corporation. Cahaba was the survivor in the merger but changed its name in the merger to Visual Network Design, Inc. (“Visual”).  On September 29, 2011, Visual merged with Rackwise, Inc., a Nevada corporation formed on September 28, 2011. Visual Network Design, Inc. was the survivor in the merger, but changed its name in the merger to Rackwise, Inc. The sole purpose of the Cahaba to Visual and Visual to Rackwise mergers was to change the company’s name.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed financial statements of the Company as of September 30, 2011. The results of operations for the three and nine months ended September 30, 2011 are not necessarily indicative of the operating results for the full year. It is recommended that these condensed financial statements be read in conjunction with the financial statements and related disclosures for the year ended December 31, 2010 included in the Current Report on Form 8-K filed with the SEC on September 27, 2011. The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required further adjustment or disclosure in the unaudited condensed financial statements.

Reverse Merger

On September 21, 2011, the Company and its wholly-owned subsidiary executed a reverse merger agreement with an operating company (the “Merger Agreement”). Pursuant to the Merger Agreement and following the Offering (see below), the stockholders of the operating company received an aggregate of 72.7% of the common stock of the Company as a result of converting each share of common stock of the operating company for (1) approximately 1.27 shares of common stock in the Company (the “Merger Shares”); and (2) approximately 1.27 warrants, each to purchase one-half share of common stock in the Company (the “Merger Warrants”).

An indemnification representative for the operating company’s stockholders executed an Escrow Agreement, whereby it was agreed that 5% of the Merger Shares (3,000,000 shares) due to the operating company’s stockholders would be held in escrow for a two year period. In addition, a Lock-Up Agreement requires that officers, directors, key employees and holders of 10% or more of the Company’s common stock (1) not sell or otherwise transfer their shares for a period of eighteen months; and (2) not register their shares for a period of two years.

The Merger Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock and are identical to the Investor Warrants (see below) in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) the Company may redeem the Merger Warrants only if they are eligible to be exercised on a cashless basis; and (iii) they are only exercisable on a cashless basis in connection with a redemption of the Merger Warrants and only commencing one year after the date of filing the Current Report on Form 8-K with the SEC regarding the reverse merger.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

For financial reporting purposes, the reverse merger represents a capital transaction of the operating company rather than a business combination, because the sellers of the operating company controlled the combined company immediately following the completion of the transaction. The operating company was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of the operating company.  Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of the operating company and were recorded at the historical cost basis of the operating company. The public holding company had no assets, liabilities or results of operations as of the date of the acquisition.  The number of shares issued and outstanding and additional paid-in capital of the Company have been retroactively adjusted to reflect the equivalent number of shares issued by the Company in the reverse merger, while the operating company’s historical equity is being carried forward. All costs attributable to the reverse merger were expensed as transaction costs.

Note 2 - Liquidity, Going Concern and Management’s Plans

The Company, inclusive of the operating company, has incurred substantial recurring losses since its inception. The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company has available cash of approximately $199,000 at September 30, 2011. During the nine months ended September 30, 2011 and 2010, the Company used approximately $2,229,000 and $1,245,000 of cash in operating activities. The Company’s working capital deficiency was approximately $3,237,000 as of September 30, 2011. The Company’s accumulated deficit and stockholders’ deficiency at September 30, 2011 was approximately $29,424,000 and $2,953,000, respectively.

Concurrently with the September 21, 2011 reverse merger, the Company commenced a private placement offering which was completed on November 21, 2011. The Company sold an aggregate of approximately 20,311,000 units of its securities, consisting of approximately 20,311,000 shares of common stock and common stock purchase warrants to purchase approximately 10,156,000 shares of common stock.  Each unit was sold at a price of $0.25 per unit for gross proceeds of approximately $5,078,000, which included the conversion of the full $2,275,000 of principal amount, plus accrued interest, of the outstanding bridge notes.

Subsequently, in December 2011 and January 2012, the Company completed closings of another private placement offering pursuant to which the Company sold an aggregate of approximately 8,269,000 units of its securities, consisting of approximately 8,269,000 shares of common stock and common stock purchase warrants to purchase approximately 2,067,000 shares of common stock.  Each unit was sold at a price of $0.375 per unit for gross proceeds of approximately $3,101,000.

This capital will be utilized to fund (1) $180,000 – $240,000 per annum of recurring legal and accounting expenses as a result of being a public company and (2) the Company’s existing operating deficits while an investment is made in the sales, R&D and support functions, which management believes will enable the Company to broaden product line(s) and enhance marketing efforts to increase revenues and generate operating surpluses by the end of 2012. The Company does not currently anticipate any material capital expenditures. As of January 13, 2012, management believes there is enough cash on hand to sustain operations for a period of not less than twelve months.

Note 3 - Significant Accounting Policies

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure that accounts receivable are not overstated due to uncollectibility. At the time accounts receivable are originated, the Company considers a reserve for doubtful accounts based on the creditworthiness of customers.  The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses.  The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by the Company on an ongoing basis.  During the three and nine months ended September 30, 2011 and 2010, the Company’s losses from bad debts were not material. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

In addition, the Company also factors its receivables with full recourse and, as a result, accounts for the factoring akin to a secured borrowing, maintaining the gross receivable asset and due to factor liability on its books and records. In connection with the factoring of its receivables, the Company estimates an allowance for factoring fees associated with the collections. These fees range from 2% to 30% depending on the actual timing of the collection.  The actual recognition of such fees may differ from the estimates depending upon the timing of collections.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the condensed financial statements and the accompanying notes. Actual results could differ from those estimates. The significant estimates and assumptions of the Company are stock-based compensation, the useful lives of fixed assets and intangibles, depreciation and amortization, the allowances for factoring fees and income taxes, and the fair value of derivative liabilities and warrants.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company’s cash and cash equivalents are deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount. The Company generally does not require collateral from its customers and generally requires payment in 30 days. The Company evaluates the collectability of its accounts receivable and provides an allowance for potential credit losses as necessary. Historically, such losses have been within management’s expectations.

Revenues derived from customers in the United Kingdom were denominated in U.S. dollars and were approximately $40,000 and $53,000 during the three and nine months ended September 30, 2011, respectively, and were approximately $93,000 and $233,000 during the three and nine months ended September 30, 2010, respectively. Revenues derived from customers in Austria were denominated in U.S. dollars and were approximately $0 and $20,000 during the three and nine months ended September 30, 2011, respectively, and were approximately $0 and $6,000 during the three and nine months ended September 30, 2010, respectively. All remaining revenues were derived from customers in the United States of America.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

For the three and nine months ended September 30, 2011, one customer accounted for 29% and 13% of total revenues, respectively. For the three months ended September 30, 2010, three customers accounted for 24%, 19% and 11% of total revenues, respectively. For the nine months ended September 30, 2010, one customer accounted for 10% of total revenues.

Intangible Assets

All of the Company’s intangible assets consist of shapes acquired from a graphics designer for its database library that are schematics of specific computer equipment.  These shapes are utilized in its software with multiple customers in order to enable them to visualize and differentiate the specific computer equipment in their overall network.  For example, its software’s graphical user interface displays a unique shape for each make and model of a computer server. Intangible assets are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 2.5 years.

Revenue Recognition

In accordance with ASC topic 985-605, “Software Revenue Recognition,” perpetual license revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have been transferred to the customer, which generally occurs after a license key has been delivered electronically to the customer. The Company’s perpetual license agreements do not (a) provide for a right of return, (b) contain acceptance clauses or (c) contain refund provisions.

In the case of the Company’s (a) subscription-based licenses, and (b) maintenance arrangements, when sold separately, revenues are recognized ratably over the service period. The Company defers revenue for software license and maintenance agreements when cash has been received from the customer and the agreement does not qualify for recognition under ASC Topic 985-605.  Such amounts are reflected as deferred revenues in the accompanying financial statements.  The Company’s subscription license agreements do not (a) provide for a right of return, (b) contain acceptance clauses or (c) contain refund provisions.

The Company provides professional services to its customers. Such services, which include training, installation, and implementation, are recognized when the services are performed. The Company also provides volume discounts to various customers. In accordance with ASC Topic 985-605, the discount is allocated proportionally to the delivered elements of the multiple-element arrangement and recognized accordingly.

For software arrangements with multiple elements, which in its case are comprised of (1) licensing fees, (2) professional services, and (3) maintenance/support, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for separating each of the elements. The Company determined that VSOE exists for both the delivered and undelivered elements of its multiple-element arrangements.  The Company limits its assessment of fair value to either (a) the price charged when the same element is sold separately or (b) the price established by management having the relevant authority.  There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the residual method is used to allocate the arrangement consideration, if and only if, (a) all other revenue recognition criteria are met and (b) the fair value of the undelivered elements is less than the total arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate fair value of the undelivered item(s).

The Company manages the business as a single segment, but it has revenues from multiple sources.  Management does not segregate the direct cost of revenue by the revenue source.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and deferred revenue, approximated fair value as of the balance sheet dates presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of professional fees incurred by the Company in conjunction with its debt financing activities. These costs are being amortized over the shorter of (a) the term of the related debt or (b) the expected conversion date of the debt into equity instruments.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement (Topic 820). This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial position or results of operations.

Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss applicable to common shares by the weighted average number of common shares outstanding during the period. Weighted average shares outstanding for the three and nine months ended September 30, 2011 (1) includes the weighted average underlying shares exercisable with respect to the issuance of 1,609,747 warrants exercisable at less than $0.01 per share; and (2) excludes the weighted average impact of the 3,000,000 escrowed shares. In accordance with the accounting literature, (1) the Company has given effect to the issuance of these warrants in computing basic net loss per share because the underlying shares are issuable for little or no cash consideration; and (2) the Company has excluded the impact of the escrowed shares because they are contingently returnable. Diluted net loss per common share adjusts basic net loss per common share for the effects of potentially dilutive financial instruments, only in the periods in which such effects exist and are dilutive. At September 30, 2011, outstanding stock warrants to purchase 36,558,880 shares of common stock were excluded from the calculation of diluted net loss per common share because their impact would have been anti-dilutive. At September 30, 2010, outstanding stock options and warrants to purchase 14,088,561 and 13,231,819 shares of common stock, respectively, were excluded from the calculation of diluted net loss per common share because their impact would have been anti-dilutive.

Note 4 – Note Receivable – Stockholder

The Company held a note receivable from a stockholder for $187,717 as of December 31, 2010, that earned interest at 3.25% per annum. During 2008, the stockholder exercised options to purchase shares of the Company’s common stock. Upon exercise of the options, the stockholder signed a note in favor of the Company for $187,717 to satisfy the exercise price obligation. The note matures on the earlier of December 2013 or upon the sale of the shares by the stockholder. As the loan was used to fund the purchase of Company equity, the related receivable has been classified as a reduction of equity. The interest income for the three months ended September 30, 2011 and 2010 was approximately $1,500 and was $4,600 for the nine months ended September 30, 2011 and 2010.

On July 29, 2011, the Company’s board of directors approved that, immediately prior to, and conditioned upon the effectiveness of the reverse merger, the note receivable of $187,717 from a stockholder of the Company was written-off after being forgiven by the Company and a special bonus of approximately $143,000 was awarded to cover taxes associated with income to the stockholder from the forgiveness of the note.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 5 – Notes Payable

In April 2009, the Company issued a $100,000 convertible note payable bearing interest at a rate of 10% per annum which is due in April 2014. The note is secured in accordance with the terms of a security agreement, whereby the note holder has a security interest in the assets of the Company. Accrued interest on the note was payable in shares of common stock for the first two years and accordingly, accrued interest for the nine months ended September 30, 2011 and 2010 of $2,500 and $7,500, respectively, was converted into 9,924 and 30,525 shares of common stock, respectively. Interest accrued but not converted into shares of common stock for the three and nine months ended September 30, 2011 was $2,500 and $5,000, respectively. The note is convertible at the option of the holder into a unit, consisting of one share of common stock and a two-year warrant to purchase one-half share of common stock of the Company at an exercise price equal to the effective per-share price of the conversion. The Company calculated the fair value of the embedded conversion option using the binomial lattice options pricing model on the date of issuance and the value of the conversion option was deemed to be immaterial. On September 21, 2011, just prior to the reverse merger, this note and others were converted. See Note 9, Equity – Conversion of Non-Bridge Notes, for additional details.

During the nine months ended September 30, 2011, the Company issued $2,275,000 of Convertible Bridge Notes to third parties which matured between October 2011 and February 2012. The Convertible Bridge Notes bear interest at 10% per annum. The Convertible Bridge Notes are secured in accordance with the terms of a security agreement, whereby the note holders have a security interest in all of the equipment, inventory and goods owned by the Company. On September 21, 2011, upon the closing of the reverse merger, all amounts due plus accrued interest on these Convertible Bridge Notes converted into units of the public company at $0.25 per unit. A unit consists of one share of common stock of the public company and a five-year warrant to purchase half of a share of common stock of the public company at a price of $0.625 per share. See Note 9, Equity – Private Offering, for additional details.

Note 6 – Notes Payable - Related Parties

As of September 30, 2011 and December 31, 2010, the Company had the following notes payable outstanding with its related parties:

	September 30,	December 31,
	2011	2010

Various 12% convertible notes payable to a related party, due various dates 12 months after issuance - (A)	$-	$3,070,520

Various 12% convertible notes payable to a related party, due various dates 12 months after issuance - (B)	-	182,237

12% convertible note payable to a related party, due August 15, 2011	-	60,000

5% note payable to a related party, due June 10, 2008, the note was in default at September 30, 2011 and December 31, 2010	50,000	50,000

	50,000	3,362,757

Less : Deferred debt discount	-	(598,016)

Notes payable - related parties	$50,000	$2,764,741

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 6 – Notes Payable - Related Parties - Continued

(A)
In August of 2009, the Company entered into an agreement (the “Borrowing Agreement”) with a related party to borrow funds at various intervals under terms specified in such Borrowing Agreement. The funds borrowed under the Borrowing Agreement are convertible at the option of the holder into units of the Company’s securities at the lesser of (i) $0.319 per unit or (ii) 80% of the purchase price per share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in aggregate proceeds. A unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.319. In connection with the issuance of the notes, the Company also granted a five-year warrant to purchase 333 shares of the Company’s common stock at an exercise price of $0.319 per share for each $1,000 of principal amount. The Borrowing Agreement is in effect through December of 2011. During the nine month period ended September 30, 2011, the Company obtained funds covered by that Borrowing Agreement for an aggregate borrowing of $60,000. The notes bear interest at 12% per annum and were originally due 12 months from the respective dates of the issuance. The notes are secured in accordance with the terms of a security agreement, whereby the note holder has a security interest in the assets of the Company. On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger, all of the outstanding non-bridge convertible notes converted into shares of the Company’s common stock.

The conversion price of the notes is not fixed and determinable on the date of issuance and as such in accordance with ASC Topic 815 “Derivatives and Hedging” (“ASC 815”), the embedded conversion options of the notes on the date of issuance was valued using the binomial lattice options pricing model and recorded as derivative liabilities (see Note 7, Derivative Liabilities – Related Parties). The fair value of the conversion options and five-year warrants issued in connection with the notes on the date of issuance aggregated $2,618,202, and were recorded as debt discount. The debt discount was amortized through the term of the notes. During the nine months ended September 30, 2011, the Company issued five-year warrants to purchase an aggregate of 25,327 shares of the Company’s common stock at an exercise price of $0.252 per share. Upon conversion of these notes, the Company is obligated to issue two-year warrants to purchase an aggregate of 12,427,308 shares of the Company’s common stock at an exercise price of $0.252 per share.

(B)
Another related party also received convertible notes and warrants pursuant to the Borrowing Agreement and certain other note agreements. In accordance with these agreements, the Company issued convertible notes equivalent to 5% of the face amount of the convertible notes described in paragraph (A) above and other convertible notes. At September 30, 2011 and December 31, 2010, an aggregate of $185,237 and $128,845 of notes payable had been issued in conjunction with these agreements. These notes are convertible and bear interest as described in paragraph (A) above. On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger, all of the outstanding non-bridge convertible notes converted into shares of the Company’s common stock.

The conversion price of the notes is not fixed and determinable on the date of issuance and as such in accordance with ASC 815, the embedded conversion option of the notes on the date of issuance was valued using binomial lattice options pricing model and recorded as derivative liabilities (see Note 7, Derivative Liabilities – Related Parties). The fair value of the conversion options and five-year warrants issued in connection with the notes on the date of issuance was $185,237 in the aggregate and was recorded as debt discount. The debt discount was amortized through the term of the note. During the nine months ended September 30, 2011, the Company issued five-year warrants to purchase an aggregate of 25,327 shares of the Company’s common stock at an exercise price of $0.252 per share. Upon conversion of these notes, the Company is obligated to issue two-years warrants to purchase an aggregate of 638,377 shares of the Company’s common stock at an exercise price of $0.252 per share.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

During the three and nine months ended September 30, 2011, the Company recorded aggregate amortization of debt discount of $123,117 and $644,102, respectively, and $632,380 and $1,585,152 during the three and nine months ended September 30, 2010, respectively. At September 30, 2011 and December 31, 2010, the outstanding balance of the unamortized debt discount was $0 and $598,016, respectively.

On September 21, 2011, just prior to the reverse merger, the above convertible notes were converted. See Note 9, Equity – Conversion of Non-Bridge Notes, for additional details.

Note 7 - Derivative Liabilities - Related Parties

In June 2008, the FASB finalized a new sub-section of ASC 815, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”. Under this new sub-section, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has determined that embedded conversion options of various notes payable which do not have fixed settlement provisions and accordingly are not indexed to its own stock, are deemed to be derivative liabilities. The embedded conversion options of the various notes issued by the Company do not have fixed settlement provisions as the conversion and exercise prices are not fixed and determinable on the date of issuance. In accordance with ASC Topic 718, “Stock Compensation” (“ASC 718”), the conversion options of the notes were bifurcated from their respective host contracts and recognized as derivative liabilities. The warrants issued in connection with the notes payable were not deemed to be derivative liabilities because they have a fixed settlement provision. The fair values of these derivative liabilities are re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The fair values of the embedded conversion options, which are associated with notes payable issued to related parties, were measured using the binomial lattice options pricing model with the following assumptions:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Note payable (Group 1)
Risk free rate	0.10%	0.16% - 0.19%	0.10% - 0.17%	0.16% - 0.22%
Expected volatility	65%	65%	65% - 70%	65% - 80%
Expected life (in years)	0.13	0.22 - 0.63	0.13 - 0.38	0.22 - 0.48
Expected dividend yield	0%	0%	0%	0%

Note payable (Group 2)
Risk free rate	0.10%	0.19%	0.10% - 0.17%	0.19% - 0.33%
Expected volatility	65%	70%	65% - 70%	65% - 80%
Expected life (in years)	0.13	0.33 - 0.39	0.13 - 0.38	0.33 - 0.89
Expected dividend yield	0%	0%	0%	0%

Note payable (Group 3)
Risk free rate	0.10%	0.19%	0.10% - 0.17%	0.19% - 0.32%
Expected volatility	65%	70%	65% - 70%	65% - 70%
Expected life (in years)	0.13	0.70	0.13 - 0.38	0.70 - 0.95
Expected dividend yield	0%	0%	0%	0%

Note payable (Group 4)
Risk free rate	0.10%	0.19%	0.10% - 0.17%	0.19% - 0.32%
Expected volatility	65%	70%	65% - 70%	65% - 70%
Expected life (in years)	0.13	0.70	0.13 - 0.38	0.70 - 0.95
Expected dividend yield	0%	0%	0%	0%

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

The risk-free interest rate was based on the rates of treasury securities with the same terms as the terms of the instruments. The Company based expected volatility on the historical volatility for ten comparable publicly traded company’s common stock. The expected life of the notes was based on the maturity of the notes. The expected dividend yield of zero was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger, all of the outstanding non-bridge convertible notes and the related accrued interest converted into an aggregate of 19,533,586 shares of the Company’s common stock. At September 21, 2011 and December 31, 2010, the derivative liability associated with the embedded conversion options of notes issued to related parties was revalued at $1,133,186 and $1,645,852, respectively. On September 21, 2011, the derivative liability balance of $1,133,186 was reclassified to equity. The gain (loss) on change in fair value of derivative liabilities, included in other income in the accompanying statements of operations was $165,063 and $542,283 for the three and nine months ended September 30, 2011, respectively, and $(107,729) and $714,893 for the three and nine months ended September 30, 2010, respectively.

Note 8 - Fair Value Measures

The FASB’s accounting standard for fair value measurements establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The following table provides the assets and liabilities carried at fair value measured on a recurring basis as of September 30, 2011 and December 31, 2010, respectively:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total

Derivative liabilities:

September 30, 2011	$-	$-	$-	$-

December 31, 2010	$-	$-	$1,645,852	$1,645,852

The derivative liabilities are measured at fair value using the binomial lattice options pricing model and are classified within Level 3 of the valuation hierarchy. There were no changes in the valuation techniques during the three and nine months ended September 30, 2011 (see Note 7, Derivative Liabilities – Related Parties).

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis for the nine months ended September 30, 2011:

September 30,
2011

Fair value, beginning of period	$1,645,852
Derivative liabilities recorded during the period	29,617
Reclassification of derivative liability to equity	(1,133,186)
Net unrealized (gain) loss on derivative financial instruments	(542,283)
Fair value, end of period	$-

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 9 – Equity

Conversion of Non-Bridge Notes

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger, all of the outstanding non-bridge convertible notes converted into an aggregate of 19,533,586 shares of the Company’s common stock. The noteholders waived their rights to two-year warrants in favor of the five-year Merger Warrants that they received pursuant to the reverse merger. See Note 1, Organization, Operations and Basis of Presentation – Reverse Merger.

Private Offering

In July 2011, the public company commenced a private offering (the “Offering”) pursuant to which, on September 21, 2011, the Company had an initial closing on the sale of 12,547,757 investor units (“Units”), at a price of $0.25 per Unit, or $3,136,938 of aggregate gross proceeds. The initial closing on the sale of Units included the conversion of $2,275,000 of principal, plus $64,438 of accrued interest, from the Convertible Bridge Notes previously received by the Company between April 2011 and August 2011. The Company raised $513,093 net proceeds as part of the private placement ($797,500 gross proceeds reduced by $284,407 offering costs). The Offering for the remaining 7,452,243 Units will continue after the closing of the reverse merger. Each Unit consists of one share of common stock and a warrant to purchase one-half share of the Company’s common stock (the “Investor Warrants”), such that 12,547,757 shares of common stock and Investor Warrants to purchase 6,273,880 shares of the Company’s common stock were issued.

The Offering was made on an “all or nothing” basis with respect to a minimum of 12,000,000 Units ($3,000,000 of aggregate proceeds) and on a “best efforts” basis with respect to a maximum of 20,000,000 Units ($5,000,000 of aggregate proceeds). In addition, in the event the maximum number of Units is sold, the placement agent and the Company have the option to offer an additional 4,000,000 Units ($1,000,000 of aggregate proceeds). The closing of the minimum offering of 12,000,000 Units and the closing of the reverse merger were conditioned upon each other.

The Investor Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock. The Investor Warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $1.25, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 50,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one trading day in which there is no trading in the Company’s common stock.

The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. Alternatively, the Investor Warrants may be exercised on a cashless basis commencing one year after the date of filing of the Current Report on Form 8-K with the SEC regarding the reverse merger if no registration statement registering the shares underlying the investor warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.25 (as specified in the warrant agreement).

The placement agent for the Offering received a cash commission of 10% of the funds raised from investors in the offering that were directly attributable to the placement agent. In addition, the placement agent received five-year warrants to purchase shares of the Company’s common stock equal to 10% of the Units sold to investors in the Offering (the “Broker Warrants”). As a result of the foregoing arrangement, the placement agent (1) was paid cash commissions of $68,750; (2) was reimbursed for $23,400 of out-of-pocket expenses; and (3) was issued five-year Broker Warrants to purchase 275,000 shares of the Company’s common stock. In addition, the placement agent acted as a finder in connection with the Convertible Bridge Note financing. In such capacity, it earned a fee of $2,500 related to the issuance of a $25,000 Convertible Bridge Note, plus a warrant, which was converted upon the initial closing of the Offering into a warrant to purchase up to 10,000 shares of the public company common stock.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

The Broker Warrants are identical to the Investor Warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.25 per share of common stock.

On September 21, 2011, the Company executed a registration rights agreement, whereby the Company committed to file a registration statement covering the resale of the common stock underlying the Units sold or to be sold in the Offering and the common stock that is issuable upon exercise of the Investor Warrants (but not the common stock that is issuable upon exercise of the Broker Warrants or Merger Warrants) within 75 days of the final closing of the Offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed. The Company will be liable for monetary penalties at the monthly rate of 1% (to a maximum of 10%) of each holder’s investment in the Offering until the failure to meet the above deadlines are cured or upon the occurrence of certain other specified events. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities (1) which may be sold by such holder under Rule 144 or pursuant to another exemption from registration; or (2) which the Company is unable to register due to limits imposed by Rule 415 under the Securities Act (which shares would then be eligible for “piggyback” registration rights with respect to any registration statement filed by the Company within two years following the effectiveness of the original registration statement).

Conversion of Accrued Interest

During the nine months ended September 30, 2011, the Company converted accrued interest of $2,500 associated with a $100,000 note payable (see Note 5, Notes Payable) into 9,924 shares of common stock.

Stock Warrants

On June 15, 2011, 6,997,205 warrants that were scheduled to expire were extended for two years. The value of the modified warrants was deemed to be immaterial after applying the binomial lattice options pricing model using the following assumptions: risk-free rate of 0.81% to 1.40%; expected volatility of 75%; expected term of 0.21 years; dividend yield of 0%.

During the nine months ended September 30, 2011, the Company issued warrants to purchase 50,654 shares of the Company’s common stock at an exercise price of $0.252 per share for a term of five years to two note holders in connection with the issuance of convertible notes payable aggregating $63,000 in principal amount. Using the binomial lattice options pricing model, the Company determined that the relative fair value of the warrants was $4,750. The fair value was recorded as a debt discount and amortized over the term of the notes. The assumptions used in the binomial lattice options pricing model were as follows: risk-free rate of 1.77%; expected volatility of 70.0%; expected term of 4.2 years; expected dividend yield of 0%.

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger, warrants to purchase 1,609,747 shares of the Company’s common stock were exercised for total proceeds of $3,045 and all of the remaining warrants to purchase 11,889,751 shares of the Company’s common stock were cancelled.

On September 21, 2011, In connection with the reverse merger and Offering, warrants to purchase an aggregate of 36,558,880 shares of the Company’s common stock were issued, including (a) 30,000,000 Investor Warrants were issued to existing shareholders, (b) 6,273,880 Investor Warrants were issued in connection with the Offering and (c) 285,000 Broker Warrants were issued to the placement agent.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 9 – Equity – Continued

Stock Warrants – Continued

Warrant transactions during the nine months ended September 30, 2011 are as follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value

Balance, December 31, 2010	13,448,844	$0.273
Granted	36,609,534	0.624
Exercised	(1,609,747)	0.002
Cancelled	(11,889,751)	0.310
Balance, September 30, 2011	36,558,880	$0.625	4.98	$-

Exercisable, September 30, 2011	36,558,880	$0.625	4.98	$-

Stock Options

The Company’s board of directors adopted a Stock Incentive Plan (the “Original Plan”) under which the Company may issue options to purchase the Company’s common stock to employees, directors and consultants. The Company had reserved 7,973,884 shares of common stock for issuance under the Original Plan. As of December 31, 2010, the Plan was over-allocated by 6,426,508 shares. Prior to the reverse merger, options to purchase 824,406 shares of the Company’s common stock were forfeited. All of the outstanding options to purchase 13,575,986 shares of the Company’s common stock were cancelled immediately prior to, and conditioned upon the effectiveness of the reverse merger (see Note 1, Organization, Operations, and Basis of Presentation - Reverse Merger).

Effective October 1, 2006, the Company adopted the provisions of ASC 718, using the modified prospective method. The Company utilizes the Black-Scholes option pricing model to value stock options and records stock-based compensation expense in its statements of operations over the period of service, which is generally the vesting period.

During the three and nine months ended September 30, 2011, the stock-based compensation expense recorded by the Company was $92,990 and $255,799, respectively. During the three and nine months ended September 30, 2010, the stock-based compensation recorded by the Company was $86,878 and $129,584, respectively. These amounts have been included in general and administrative expenses in the accompanying statements of operations. As of September 30, 2011, there was no unrecognized stock-based compensation expense.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 9 – Equity – Continued

Stock Options – Continued

Stock option transactions under the Plan during the nine months ended September 30, 2011 are as follows:

Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value

Balance, December 31, 2010	14,400,392	$0.22
Granted	-	-
Exercised	-	-
Forfeited	(824,406)	0.39
Cancelled	(13,575,986)	0.21
Balance, September 30, 2011	-	$-	-	$-

Exercisable, September 30, 2011	-	$-	-	$-

The board of directors and stockholders owning a majority of the Company’s outstanding shares adopted the 2011 Equity Incentive Plan (the “2011 Plan”) on September 20, 2011. A total of 13,500,000 shares of the Company’s common stock are reserved for issuance under the 2011 Plan. The 2011 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, and stock appreciation rights. Under the 2011 Plan, (1) awards may be granted to employees, consultants, officers and directors; (2) the maximum term of any award shall be ten years from the date of grant; (3) the exercise price of any award shall not be less than the fair value on the date of grant; and (4) awards will typically result in the issuance of new common shares. As of September 30, 2011, there have been no awards granted from the 2011 Plan.

Note 10 – Related Party Transactions

During the nine months ended September 30, 2011 and 2010, the Company entered into various related party transactions with respect to financing arrangements with a Company stockholder and his affiliated entities. The outstanding balances of debt and the related accrued interest at September 30, 2011 and at December 31, 2010 and interest expense for the nine months ended September 30, 2011 and 2010 are disclosed in Note 6.

The Company is obligated to pay management fees to a stockholder of $10,000 per month for general business consulting, which represented $30,000 and $90,000 for each of the three and nine months ended September 30, 2011 and 2010, respectively. The balance due as of September 30, 2011 and December 31, 2010 was $250,000 and $160,000, respectively.  The agreement was terminated in September 2011.

The Company is obligated to pay financing fees to a stockholder equal to 10% of the proceeds from note issuances to another related party. During the nine months ended September 30, 2011, the Company issued $3,000 of notes to the holder and accrued another $3,000 fee to satisfy the financing fee obligation. There were no financing fees paid during the three months ended September 30, 2011.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 10 – Related Party Transactions – Continued

Effective September 30, 2011, the Company’s Board of Directors appointed a new President and Chief Executive Officer (the “New CEO”). Prior to his appointment, the Company paid the New CEO $50,000 and $192,500 during the three and nine months ended September 30, 2011, pursuant to an April 1, 2011 Management Consulting Agreement between Mr. Archbold and the Company. Under the Management Consulting Agreement, Mr. Archbold provided general management and business consulting services and advice to the Company, including but not limited to, services and advice related to (i) general business development; (ii) the reverse merger; (iii) due diligence processes and capital structuring; and (iv) corporate planning and strategies. The Management Consulting Agreement was terminated upon the September 30, 2011 appointment of Mr. Archbold as the Company’s President and Chief Executive Officer.

Note 11 – Accrued Expenses

Accrued expenses include liabilities for unpaid payroll taxes along with an estimate of related interest and penalties. In April 2011, the IRS placed a Federal tax lien of approximately $179,000 against the Company in connection with a portion of these unpaid payroll taxes. Additional Federal and State tax liens could be imposed. The Company is currently in discussions with the IRS to implement an installment payment plan.

Accrued expenses consist of the following:

	September 30,	December 31,
	2011	2010
	(unaudited)

Accrued commissions	$2,211	$27,890
Accrued payroll	263,834	95,067
Accrued payroll taxes [1]	567,289	297,622
Accrued vacation	128,997	134,251
Other accrued expenses	21,162	34,935

	$983,493	$589,765

[1] - includes accrual for interest and penalties

Note 12 – Commitments and Contingencies

Consulting Agreement

On August 21, 2011, the Company entered into an agreement for public relations and financial communications services for a term that expires on November 21, 2011. In consideration of services to be rendered, the Company agreed to pay $15,000 in cash per month in advance, for an aggregate of $45,000, and, subject to the consummation of the reverse merger, to issue 70,000 shares of the public company common stock per month, for an aggregate of 210,000 shares. The Company values the shares and records the associated consulting expense at each issuance date. For the three and nine months ended September 30, 2011, the Company recorded expense of $47,900, included in general and administrative expenses in the accompanying statements of operations, which includes cash fees of $15,000 and 70,000 shares valued at the September 30, 2011 fair market value of $0.47 per share. The Company recorded no expense in the three and nine months ended September 30, 2010.

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 12 - Commitments and Contingencies – Continued

Employment Agreements

On each of June 21, 2010, December 7, 2007, and September 18, 2008, the Company entered into offers of employment which provide for annual base salaries of $250,000, $200,000 (increased to $225,000 in 2010) and $140,000 with the Company’s then Chief Executive Officer (“former CEO”), Executive Chairman of the Board of Directors (“Executive Chairman”) and Chief Technology Officer (“CTO”), respectively. In addition, the former CEO and Executive Chairman are eligible to earn a bonus of up to 50% of their base salary based upon their respective achievements as determined by the Company’s board of directors.  The CTO is eligible to earn a bonus of $5,000 per quarter based upon achievement of goals set by his direct supervisor. Each of the former CEO and Executive Chairman are entitled to 12 months base salary in the event they are terminated “without cause” (as defined in their employment agreements) or “resign for good reason” (as defined in their employment agreements).  On September 29, 2011, the former CEO submitted his resignation as Chief Executive Officer, President and director of the Company, effective as of September 30, 2011. The former CEO continues to work for the Company in a senior management position.

Note 13 – Subsequent Events

First Private Offering

Subsequent to September 30, 2011, the public company had five additional closings of the Offering pursuant whereby an aggregate of 7,763,494 investor units (“Units”) were sold at a price of $0.25 per Unit, resulting in $1,940,874 of aggregate gross proceeds. Each Unit consists of one share of common stock and a warrant to purchase one-half share of the Company’s common stock (the “Investor Warrants”), such that 7,763,494 shares of common stock and Investor Warrants to purchase 3,881,747 shares of the Company’s common stock were issued. In addition, the placement agent (1) was paid cash commissions of $81,750; and (2) was issued five-year Broker Warrants to purchase 327,000 shares of the Company’s common stock.

Consulting Agreement

On October 1, 2011 we entered into a six month consulting agreement (the “Consulting Agreement”) for general business consulting services and advice including, but not limited to, services and advice related to (i) corporate planning and strategies; and (ii) general financial matters. The Company is paying $110,000 and issuing 400,000 warrants under the Consulting Agreement, payable and issuable on or before November 30, 2011. The warrants are exercisable to purchase a like number of shares for a period of 5 years from issuance at an exercise price of $0.25 per share.

Second Private Offering

In December 2011, the public company commenced a second private offering (the “Second Offering”) pursuant to which, during December 2011 and January 2012, the Company had two closings on the sale of an aggregate of approximately 8,269,000 investor units (“Second Units”), at a price of $0.375 per Second Unit, or approximately $3,101,000 of aggregate gross proceeds. Each Second Unit consists of one share of common stock and a warrant to purchase one-quarter share of our common stock (the “Second Investor Warrants”), such that an aggregate of approximately 8,269,000 shares of common stock and Second Investor Warrants to purchase approximately 2,067,000 shares of common stock were issued.

The Second Offering was made on a “best efforts” basis with respect to a maximum of 8,000,000 Second Units ($3,000,000 of aggregate proceeds).  In addition, in the event the maximum number of Second Units is sold, the placement agent and the Company have the option to offer an additional 2,666,667 Second Units ($1,000,000 of aggregate proceeds).

Rackwise, Inc.
Notes to Condensed Consolidated Financial Statements

(unaudited)

The Second Investor Warrants are exercisable for a period of five years at an exercise price of $1.00 per full share of common stock.  The Second Investor Warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $2.00, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 100,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one trading day in which there is no trading in the Company’s common stock.

The Second Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. Alternatively, the Second Investor Warrants may be exercised on a cashless basis commencing one year after the date of the final closing of the Second Offering if no registration statement registering the shares underlying the investor warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.375 (as specified in the warrant agreement).

The placement agent for the Second Offering received a cash commission of 10% or 5% of the funds raised from investors in the Second Offering that were directly attributable or referred to the placement agent, respectively. In addition, the placement agent received five-year warrants to purchase shares of common stock (the “Second Broker Warrants”) equal to 10% or 5% of the Second Units sold to investors in the Second Offering that were directly attributable or referred to the placement agent, respectively. As a result of the foregoing arrangement, the placement agent (1) was paid aggregate cash commissions of approximately $218,000; and (2) was issued Second Broker Warrants to purchase an aggregate of approximately 580,000 shares of common stock.

The Second Broker Warrants are identical to the Second Investor Warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0375 per share of common stock.

In connection with the Second Offering, the Company executed a registration rights agreement, whereby the Company committed to file a registration statement covering the resale of the common stock underlying the Second Units sold or to be sold in the Second Offering and the common stock that is issuable upon exercise of the Second Investor Warrants (but not the common stock that is issuable upon exercise of the Second Broker Warrants) within 75 days of the final closing of the Second Offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed. The Company will be liable for monetary penalties at the monthly rate of 1% (to a maximum of 10%) of each holder’s investment in the Second Offering until the failure to meet the above deadlines are cured or upon the occurrence of certain other specified events. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities (1) which may be sold by such holder under Rule 144 or pursuant to another exemption from registration; or (2) which the Company is unable to register due to limits imposed by Rule 415 under the Securities Act (which shares would then be eligible for “piggyback” registration rights with respect to any registration statement filed by the Company following the effectiveness of the original registration statement).

40,803,384 Shares of Common Stock

Rackwise, Inc.

PROSPECTUS

____________, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.  The selling stockholders will not be responsible for any of the expenses of this offering.

EXPENSE	AMOUNT

SEC Registration fee	$4,817
Accounting fees and expenses	$15,000
Legal fees and expenses	$75,000
Miscellaneous	$10,000
Total	$104,817

Item 14.  Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our Amended and Restated Articles of Incorporation, as amended, provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as an officer or director or for any act or omission of any such officer or director, except for liability (i) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting, subject to stockholder approval, an amendment to our Amended and Restated Articles of Incorporation containing an explicit provision that we shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of ours or is or was serving at our request as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent authorized by the Nevada General Corporation Law, adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws or resolutions or authorize the entry into contracts implementing indemnification arrangements as may be permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

During the last three years, we issued the following unregistered securities:

Sales by VNDI

1.           In June 2009, Visual Network Design, Inc. d/b/a Rackwise, a Delaware corporation (“VNDI”), issued an aggregate of 1,431,368 shares of its common stock upon conversion of its Series A Preferred Stock and accrued but unpaid dividends on its Series A Preferred Stock and an aggregate of 26,253,812 shares of its common stock upon conversion of an aggregate of $9,933,000 in principal amount of convertible debt and an aggregate of $2,075,870 in accrued but unpaid interest on such convertible debt.  The issuances of these securities did not involve any general solicitation or general advertising and were made to accredited or sophisticated persons, or non-U.S. persons, who had adequate access, through employment, business or other relationships, to information about the issuer.  The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

2.           Between August 2009 and February 2011, VNDI issued 12% Convertible Promissory Notes (the “BDFG Notes”) in the aggregate principal amount of $3,375,753 and warrants to purchase an aggregate of 13,646,807 shares of its common stock with an exercise price of $0.32 per share to one of its principal stockholders and such stockholder’s affiliates.  The issuances of these securities did not involve any general solicitation or general advertising.  The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

3.           On March 31, 2010, VNDI issued an aggregate of 70,346 shares of its common stock as payment for interest due on certain promissory notes.  The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

4.           Between April 2011 and August 2011, VNDI sold convertible bridge notes in the aggregate principal amount of $2,275,000.  The notes bore interest at 10% per annum and were secured in accordance with the terms of a security agreement, whereby the note holders have a security interest in all of the equipment, inventory and goods owned by VNDI.  Upon the closing of the reverse merger with Rackwise, these bridge notes were assigned to Rackwise and all amounts due plus accrued interest on these notes was converted into units of Rackwise securities at $0.25 per unit. A unit consisted of one share of Rackwise common stock and a five-year warrant to purchase one-half of a share of Rackwise common stock at an exercise price of $0.625 per whole share.  The issuances of the notes did not involve any underwriters, underwriting discounts or commissions or any general solicitations.  The notes were issued in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act, and Section 4(2) of the Securities Act.  The notes were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

5.           On September 21, 2011, VNDI issued an aggregate of 12,867,104 shares of its common stock upon conversion of an aggregate of $3,375,753 in principal amount of the BDFG Notes and an aggregate of 2,245,512 of shares of its common stock upon conversion of an aggregate of $623,362 of accrued but unpaid interest on the BDFG Notes.  The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

6.           On September 21, 2011, VNDI issued an aggregate of 182,070 shares of its common stock upon conversion of a convertible note in the aggregate principal amount of $100,000.  The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

7.           On September 21, 2011, VNDI issued an aggregate of 1,271,178 shares of its common stock upon exercise of an aggregate of 1,271,178 warrants.  The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.  The issuances of the shares did not involve any general solicitation or general advertising and were made to sophisticated persons who had adequate access, through employment, business or other relationships, to information about the issuer.

Sales by Rackwise

1.           For the period ended October 31, 2009, MIB Digital, Inc., a Florida corporation (“MIB”), issued 9,000,000 common shares to its sole officer and director for a total consideration of $9,000. The shares were issued exempt from the registration requirements of the Securities Act by reason of Section 4(2) of thereof, as a transaction by an issuer not involving a public offering.

2.           On August 24, 2010, MIB merged with and into Cahaba Pharmaceuticals, Inc., a Nevada corporation and a wholly-owned subsidiary of MIB (“Cahaba”), with Cahaba as the surviving corporation, pursuant to an Agreement and Plan of Merger (the “Plan of Merger”).  The purpose of the merger was to re-domicile MIB from Florida to Nevada, and to effect a recapitalization.  Pursuant to the Plan of Merger, each share of MIB common stock was automatically converted into eight and one-third (81/3) shares of Cahaba common stock.  As a result of the merger, the outstanding capital stock of the surviving corporation, Cahaba, was 85,000,018 shares of Cahaba common stock and no shares of preferred stock of Cahaba.  The issuance of the shares of Cahaba common stock pursuant to the Plan of Merger was exempt from registration under the Securities Act, as not involving an offer, offer to sell, offer for sale or sale of securities within the meaning of Section 2(a)(3) thereof.

3.           On September 21, 2011, pursuant to the reverse merger transaction with VNDI, we agreed to issue an aggregate of 60,000,000 shares of our common stock and warrants, exercisable for a period of five years at an exercise price of $0.625 per whole share, to purchase an aggregate of 30,000,000 shares of our common stock to the stockholders of VNDI.  The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

4.           In September 2011, we commenced a private placement offering of units of our securities at a price of $0.25 per unit (the “First Offering”).  Each unit consisted of (i) one share of our common stock and (ii) a warrant representing the right to purchase one-half of one share of our common stock, exercisable for a period of five years at an exercise price of $0.625 per whole share.

a.           At the initial closing on September 21, 2011, we sold an aggregate of 12,547,757 units for total cash consideration of $3,136,937.50, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes.

b.           On October 13, 2011, we completed the second closing of the First Offering, in which we sold an aggregate of 1,400,000 units for gross proceeds of $350,000.

c.           On October 26, 2011, we completed the third closing of the First Offering, in which we sold an aggregate of 1,080,000 units for gross proceeds of $270,000.

d.           On November 9, 2011, we completed the fourth closing of the First Offering, in which we sold an aggregate of 840,000 units for gross proceeds of $210,000.

e.           On November 23, 2011, we completed the fifth closing of the First Offering, in which we sold an aggregate of 4,043,494 units for in gross proceeds of $1,010,873.50.

f.           On December 5, 2011, we completed the sixth and final closing of the First Offering, in which we sold an aggregate of 400,000 units for gross proceeds of $100,000.

In aggregate, we sold 20,311,251 units in the First Offering for gross proceeds of $5,077,811.

In connection with the First Offering, we agreed to pay the placement agent a commission of 10% of the funds raised from investors in the First Offering that were directly introduced to us by the placement agent and to issue to the placement agent five-year warrants exercisable at $0.25 per share (the “First Broker Warrants”) to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the First Offering that were directly introduced to us by the placement agent.  As a result of the foregoing arrangement, in connection with the First Offering, the placement agent was paid aggregate commissions of $153,000 and was issued First Broker Warrants to purchase an aggregate of 612,000 shares of our common stock.

The First Offering was conducted pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act, and Section 4(2) of the Securities Act.  The units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

5.           Pursuant to a consulting agreement entered into on August 21, 2011, we paid an aggregate of $45,000 and issued an aggregate of 210,000 shares of our common stock to the consultant and its designees as consideration for certain professional services relating to public relations and financial communications services.  The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

6.           Pursuant to a consulting agreement entered into on October 1, 2011, we paid an aggregate of $110,000 and issued five-year warrants to purchase an aggregate of 400,000 shares of our common stock at an exercise price of $0.25 per share to the consultant and its designees as consideration for certain general business consulting services and advice relating to corporate planning and strategies and general financial matters.  The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

7.           Pursuant to an investor relations agreement entered into on November 16, 2011, we agreed to pay an aggregate of $72,000 and issue an aggregate of 1,000,000 shares of our common stock to the consultant and its designees as consideration for certain professional services relating to public relations and financial communications services.  The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

8.           Pursuant to a consulting services agreement entered into on November 25, 2011, we paid an aggregate of $100,000 and issued seven-year warrants to purchase an aggregate of 2,000,000 shares of our common stock at an exercise price of $0.66 per share to the consultant and its designees as consideration for certain professional consulting services relating to business development and corporate finance.  The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

9.           Pursuant to a consulting services agreement entered into on November 25, 2011, we paid an aggregate of $150,000 and issued seven-year warrants to purchase an aggregate of 4,000,000 shares of our common stock at an exercise price of $0.66 per share to the consultant and its designees as consideration for certain professional consulting services relating to business development and corporate finance.  The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

10.           Pursuant to an investor relations agreement entered into on November 30, 2011, we paid a fee of $7,000 per month and issued an aggregate of 75,000 shares of our common stock the consultant and its designees as consideration for certain professional consulting services relating to public relations and financial communications services.  The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

11.           In December 2011, we commenced a private placement offering of units of our securities at a price of $0.375 per unit (the “Second Offering”).  Each unit consisted of (i) one share of our common stock and (ii) a warrant representing the right to purchase one-quarter of one share of our common stock, exercisable for a period of five years at an exercise price of $1.00 per whole share.

a.           At the initial closing on December 16, 2011, we sold an aggregate of 3,912,534 units for total cash consideration of $1,467,200.00.

b.           On January 6, 2012, we completed the second closing of the Second Offering, in which we sold an aggregate of 3,590,002 units for gross proceeds of $1,346,250.

c.           On January 13, 2012, we completed the third and final closing of the Second Offering, in which we sold an aggregate of 766,667 units for gross proceeds of $287,500.

In aggregate, we sold 8,269,203 units in the Second Offering for gross proceeds of $3,100,950.

In connection with the Second Offering, we agreed to pay the placement agent a commission of 10% of the funds raised from investors in the Second Offering that were directly introduced to us by the placement agent and a commission of 5% of the funds raised from investors in the Second Offering that were referred by us to the placement agent.  In addition, the placement agent received five-year warrants exercisable $0.375 per share (the “Second Broker Warrants”) to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the Second Offering that were directly introduced to us by the placement agent and Second Broker Warrants to purchase a number of shares of our common stock equal to 5% of the units sold to investors in the Second Offering that were referred by us to the placement agent.  As a result of the foregoing arrangement, in connection with the Second Offering, the placement agent was paid aggregate commissions of $217,595 and was issued Second Broker Warrants to purchase an aggregate of 580,254 shares of our common stock.

The Second Offering was conducted pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act, and Section 4(2) of the Securities Act.  The units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

12.           On January 6, 2012, we granted to our officers and employees options to purchase an aggregate of 13,000,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share, under our 2011 Equity Incentive Plan.  The issuances of the options were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

13.           On January 6, 2012, we granted to our directors, officers and consultants options to purchase an aggregate of 10,250,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share.  The issuances of the options were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

Item 16.  Exhibits.

The following exhibits are filed as part of this Registration Statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this Registration Statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  Additional information about the Company may be found elsewhere in this Registration Statement and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	SEC Report Reference No.	Description
2.1	2.1	Agreement and Plan of Merger and Reorganization dated as of September 21, 2011 by and among Registrant, VNDI Acquisition Corp., and Visual Network Design, Inc. (a Delaware corporation) (1)

2.2	2.2	Certificate of Merger dated as of September 21, 2011 for the merger of VNDI Acquisition Corp. into Visual Network Design, Inc. (a Delaware corporation) (1)

3.1	3.1	Certificate of Incorporation of MIB Digital, Inc. (2)

3.2	3.2	Certificate of Incorporation of Cahaba Pharmaceuticals, Inc. (3)

3.3	3.3	Certificate of Merger of MIB Digital, Inc., with and into Cahaba Pharmaceuticals, Inc. (3)

3.4	2.1	Articles of Merger as filed with the Nevada Secretary of State on July 8, 2011 (4)

3.5	2.2	Agreement and Plan of Merger dated July 8, 2011 by and between Cahaba Pharmaceuticals, Inc. and Visual Network Design, Inc. (4)

3.6	2.1	Articles of Merger as filed with the Secretary of State of the State of Nevada on September 29, 2011 (5)

3.7	2.2	Agreement and Plan of Merger, dated September 29, 2011, by and between Visual Network Design, Inc. and Rackwise, Inc. (5)

3.8	3.6	By-Laws of the Registrant (1)

4.1	4.1	Form of Investor Warrant issued the investors in the November 2011 Private Placement Offering (1)

4.2	4.2	Form of Merger Warrant (1)

4.3	4.3	Form of Broker Warrant issued the investors in the November 2011 Private Placement Offering (1)

Exhibit No.	SEC Report Reference No.	Description
4.4	*	Form of Investor Warrant issued the investors in the January 2012 Private Placement Offering

4.5	*	Form of Broker Warrant issued the investors in the January 2012 Private Placement Offering

5.1	*	Opinion of Gottbetter & Partners, LLP

10.1	10.1	Split-Off Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp., and Scott Hughes (1)

10.2	10.2	General Release Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp. and Scott Hughes (1)

10.3	10.3	Form of Subscription Agreement between Registrant and the investors in the November 2011 Private Placement Offering, including Addendum to Subscription Agreement (1)

10.4	10.4
Subscription Escrow Agreement dated July 18, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware, as amended on August 4, 2011 and September 12, 2011 (1)

10.5	10.5	Placement Agency Agreement dated as of August 3, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC, as amended on September 12, 2011 (1)

10.6	10.6	Form of Registration Rights Agreement by and between Registrant and the investors in the November 2011 Private Placement Offering (1)

10.7	10.7	Assignment and Assumption Agreement dated September 21, 2011 between the Registrant and Visual Network Design, Inc., a Delaware corporation (1)

10.8	10.8	Escrow Agreement dated September 21, 2011 among the Registrant, Robert B. Ney, as indemnification representative, and Gottbetter & Partners, LLP, as escrow agent (1)

10.9	10.9	Offer of Employment for Robert B. Ney (1)

10.10	10.10	Offer of Employment for Emmett DeMoss (1)

10.11	10.11	Offer of Employment for Doug MacRae (1)

10.12	10.12	2011 Equity Incentive Plan (1)

10.13	10.13	Form of Lock-Up Agreement (1)

10.14	10.14	Exchange Agent Agreement dated September 21, 2011 by and between the Registrant and Broadridge Corporate Issuer Solutions, Inc. (1)

10.15	10.15	Finder’s Fee Agreement dated September 20, 2011 by and between the Registrant and INVX Peru S.A.C. (1)

Exhibit No.	SEC Report Reference No.	Description
10.16	*	Employment Agreement dated as of September 30, 2011 by and between the Registrant and Guy A. Archbold

10.17	10.1	Consulting Agreement dated October 1, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC (6)

10.18	*	Consulting Services Agreement dated November 25, 2011 by and between the Registrant and Paradigm Capital Holdings LLC

10.19	*	Consulting Services Agreement dated November 25, 2011 by and between the Registrant and Navesink Capital Advisors, LLC

10.20	*	Form of Subscription Agreement between the Registrant and the investors in the January 2012 Private Placement Offering

10.21	*	Form of Registration Rights Agreement between the Registrant and the investors in the January 2012 Private Placement Offering

10.22	*
Subscription Escrow Agreement dated December 1, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware, as amended on December 29, 2011 and January 9, 2012

10.23	*	Placement Agency Agreement dated as of December 1, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC, as amended on December 15, 2011 and January 9, 2012

14.1	*	Code of Ethics

21.1	21.1	List of Subsidiaries (1)

23.1	*	Letter of Consent from Independent Registered Public Accounting Firm, Marcum LLP

23.2	*	Letter of Consent from Gottbetter & Partners, LLP (included in Exhibit 5.1)

* Filed herewith.

(1)
Filed with the Securities and Exchange Commission on September 27, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 21, 2011, which exhibit is incorporated herein by reference.

(2)
Filed with the Securities and Exchange Commission on November 18, 2009 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File Number 333-163172), which exhibit is incorporated herein by reference.

(3)
Filed with the Securities and Exchange Commission on August 30, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated August 24, 2011, which exhibit is incorporated herein by reference.

(4)
Filed with the Securities and Exchange Commission on July 13, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated July 8, 2011, which exhibit is incorporated herein by reference.

(5)
Filed with the Securities and Exchange Commission on October 5, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 29, 2011, which exhibit is incorporated herein by reference.

(6)
Filed with the Securities and Exchange Commission on November 14, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Form 10-Q for the quarterly period ended September 30, 2011, which exhibit is incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 13, 2012.

Rackwise, Inc.

By:	/s/ Guy A. Archbold
Name:	Guy A. Archbold
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Guy A. Archbold	Principal Executive Officer	January 13, 2012
Guy A. Archbold	and Chairman of the Board of Directors

/s/ Steve Solodoff		January 13, 2012
Steve Solodoff	Interim Chief Financial Officer; Principal Financial Officer and Principal Accounting Officer

/s/ Edward Feighan	Director	January 13, 2012
Edward Feighan

*	Director
Michael Feinberg

/s/ Sherman Henderson	Director	January 13, 2012
Sherman Henderson

/s/ Kenneth Spiegeland	Director	January 13, 2012
Kenneth Spiegeland

EXHIBIT INDEX

Exhibit No.	SEC Report Reference No.	Description
2.1	2.1	Agreement and Plan of Merger and Reorganization dated as of September 21, 2011 by and among Registrant, VNDI Acquisition Corp., and Visual Network Design, Inc. (a Delaware corporation) (1)

2.2	2.2	Certificate of Merger dated as of September 21, 2011 for the merger of VNDI Acquisition Corp. into Visual Network Design, Inc. (a Delaware corporation) (1)

3.1	3.1	Certificate of Incorporation of MIB Digital, Inc. (2)

3.2	3.2	Certificate of Incorporation of Cahaba Pharmaceuticals, Inc. (3)

3.3	3.3	Certificate of Merger of MIB Digital, Inc., with and into Cahaba Pharmaceuticals, Inc. (3)

3.4	2.1	Articles of Merger as filed with the Nevada Secretary of State on July 8, 2011 (4)

3.5	2.2	Agreement and Plan of Merger dated July 8, 2011 by and between Cahaba Pharmaceuticals, Inc. and Visual Network Design, Inc. (4)

3.6	2.1	Articles of Merger as filed with the Secretary of State of the State of Nevada on September 29, 2011 (5)

3.7	2.2	Agreement and Plan of Merger, dated September 29, 2011, by and between Visual Network Design, Inc. and Rackwise, Inc. (5)

3.8	3.6	By-Laws of the Registrant (1)

4.1	4.1	Form of Investor Warrant issued the investors in the November 2011 Private Placement Offering (1)

4.2	4.2	Form of Merger Warrant (1)

4.3	4.3	Form of Broker Warrant issued the investors in the November 2011 Private Placement Offering (1)

4.4	*	Form of Investor Warrant issued the investors in the January 2012 Private Placement Offering

4.5	*	Form of Broker Warrant issued the investors in the January 2012 Private Placement Offering

5.1	*	Opinion of Gottbetter & Partners, LLP

10.1	10.1	Split-Off Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp., and Scott Hughes (1)

10.2	10.2	General Release Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp. and Scott Hughes (1)

10.3	10.3	Form of Subscription Agreement between Registrant and the investors in the November 2011 Private Placement Offering, including Addendum to Subscription Agreement (1)

Exhibit No.	SEC Report Reference No.	Description
10.4	10.4
Subscription Escrow Agreement dated July 18, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware, as amended on August 4, 2011 and September 12, 2011 (1)

10.5	10.5	Placement Agency Agreement dated as of August 3, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC, as amended on September 12, 2011 (1)

10.6	10.6	Form of Registration Rights Agreement by and between Registrant and the investors in the November 2011 Private Placement Offering (1)

10.7	10.7	Assignment and Assumption Agreement dated September 21, 2011 between the Registrant and Visual Network Design, Inc., a Delaware corporation (1)

10.8	10.8	Escrow Agreement dated September 21, 2011 among the Registrant, Robert B. Ney, as indemnification representative, and Gottbetter & Partners, LLP, as escrow agent (1)

10.9	10.9	Offer of Employment for Robert B. Ney (1)

10.10	10.10	Offer of Employment for Emmett DeMoss (1)

10.11	10.11	Offer of Employment for Doug MacRae (1)

10.12	10.12	2011 Equity Incentive Plan (1)

10.13	10.13	Form of Lock-Up Agreement (1)

10.14	10.14	Exchange Agent Agreement dated September 21, 2011 by and between the Registrant and Broadridge Corporate Issuer Solutions, Inc. (1)

10.15	10.15	Finder’s Fee Agreement dated September 20, 2011 by and between the Registrant and INVX Peru S.A.C. (1)

10.16	*	Employment Agreement dated as of September 30, 2011 by and between the Registrant and Guy A. Archbold

10.17	10.1	Consulting Agreement dated October 1, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC (6)

10.18	*	Consulting Services Agreement dated November 25, 2011 by and between the Registrant and Paradigm Capital Holdings LLC

10.19	*	Consulting Services Agreement dated November 25, 2011 by and between the Registrant and Navesink Capital Advisors, LLC

Exhibit No.	SEC Report Reference No.	Description
10.20	*	Form of Subscription Agreement between the Registrant and the investors in the January 2012 Private Placement Offering

10.21	*	Form of Registration Rights Agreement between the Registrant and the investors in the January 2012 Private Placement Offering

10.22	*
Subscription Escrow Agreement dated December 1, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware, as amended on December 29, 2011 and January 9, 2012

10.23	*	Placement Agency Agreement dated as of December 1, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC, as amended on December 15, 2011 and January 9, 2012

14.1	*	Code of Ethics

21.1	21.1	List of Subsidiaries (1)

23.1	*	Letter of Consent from Independent Registered Public Accounting Firm, Marcum LLP

23.2	*	Letter of Consent from Gottbetter & Partners, LLP (included in Exhibit 5.1)

* Filed herewith.

(1)
Filed with the Securities and Exchange Commission on September 27, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 21, 2011, which exhibit is incorporated herein by reference.

(2)
Filed with the Securities and Exchange Commission on November 18, 2009 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File Number 333-163172), which exhibit is incorporated herein by reference.

(3)
Filed with the Securities and Exchange Commission on August 30, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated August 24, 2010, which exhibit is incorporated herein by reference.

(4)
Filed with the Securities and Exchange Commission on July 13, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated July 8, 2011, which exhibit is incorporated herein by reference.

(5)
Filed with the Securities and Exchange Commission on October 5, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 29, 2011, which exhibit is incorporated herein by reference.

(6)
Filed with the Securities and Exchange Commission on November 14, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Form 10-Q for the quarterly period ended September 30, 2011, which exhibit is incorporated herein by reference.